Exhibit 10.1

INDENTURE AND SECURITY AGREEMENT

by and between

ATHENA CLO IV, LLC,

as Issuer

and

STATE STREET BANK AND TRUST COMPANY,

as Trustee

Dated as of August 15, 2024

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ARTICLE XIII

HOLDERS’ RELATIONS

Section 13.1	Subordination	202
Section 13.2	Standard of Conduct	202

ARTICLE XIV

MISCELLANEOUS

Section 14.1	Form of Documents Delivered to Trustee	202
Section 14.2	Acts of Holders	204
Section 14.3	Notices, Etc. to the Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent, the Collateral Administrator and the Rating Agency	205
Section 14.4	Notices to Holders; Waiver	207
Section 14.5	Effect of Headings and Table of Contents	208
Section 14.6	Successors and Assigns	208
Section 14.7	Severability	208
Section 14.8	Benefits of Indenture	208
Section 14.9	[Reserved]	208
Section 14.10	Governing Law	208
Section 14.11	Submission to Jurisdiction	208
Section 14.12	WAIVER OF JURY TRIAL	209
Section 14.13	Counterparts	209
Section 14.14	Acts of Issuer	210
Section 14.15	Confidential Information	210
Section 14.16	17g-5 Information	212

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1	Assignment of Collateral Management Agreement	213

Schedules and Exhibits

Schedule 1	List of Collateral Obligations
Schedule 2	S&P Industry Classifications
Schedule 3	Moody’s Rating Definitions
Schedule 4	S&P Recovery Rate Tables
Schedule 5	Moody’s Equivalent Diversity Score Classification

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Exhibit A	Forms of Secured Note
Exhibit B	Forms of Transfer and Exchange Certificates
B-1	Form of Transferor Certificate for Transfer to Regulation S Global Note
B-2	Form of Transferor Certificate for Transfer to Rule 144A Global Note or Certificated Note
B-3	Form of Transferee Certificate
Exhibit C	Form of Note Owner Certificate
Exhibit D	Form of Weighted Average S&P Recovery Rate Notice
Exhibit E	Form of Notice of Purchase or Substitution
Exhibit F	Form of Account Agreement

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INDENTURE AND SECURITY AGREEMENT

This INDENTURE AND SECURITY AGREEMENT, dated as of August 15, 2024, by and between ATHENA CLO IV, LLC a limited liability company organized under the laws of the State of Delaware (together with its permitted successors and assigns, the “Issuer”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the “Trustee”).

PRELIMINARY STATEMENT

The Issuer is duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided herein. The Issuer is entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

All things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement’s terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Collateral Manager, the Trustee, the Collateral Administrator and the Bank in each of its other capacities under the Transaction Documents (collectively, the “Secured Parties”), all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, in each case as defined in the UCC, accounts, chattel paper, commercial tort claims, deposit accounts, documents, financial assets, general intangibles, goods, instruments, investment property, letter-of-credit rights and other property of any type or nature in which the Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing: (a) all Collateral Obligations (including, as of the Closing Date, all Collateral Obligations listed on Schedule 1 to this Indenture), Closing Date Participation Interests, Workout Loans and Equity Securities and all payments thereon or with respect thereto, (b) each of the Accounts, including any Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein, (c) the Collateral Management Agreement as set forth in Article XV hereof, the EU/UK Retention Letter, the Account Agreement, the Collateral Administration Agreement, the Fiscal Agency Agreement and the Loan Sale Agreements, (d) all cash, and (e) all proceeds with respect to the foregoing (the assets referred to in (a) through (e), subject to the exclusions noted below, are collectively referred to as the “Assets” or the “Collateral”); provided that such grant shall not include the Preferred Shares Payment Account and any funds deposited in or credited to such account (collectively, the “Excluded Property”).

The above Grant is made in trust to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments, Article IX and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Notes and any other Secured Notes by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments, Article IX and

Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Preferred Shares) payable to the Secured Parties under this Indenture, (iii) the payment of amounts owing by the Issuer under the Collateral Management Agreement, the Collateral Administration Agreement and the Loan Sale Agreements and (iv) compliance with the provisions of this Indenture as provided herein. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any debt and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such debt or investments satisfy the criteria set forth in the definitions of “Collateral Obligation” or “Eligible Investments,” as the case may be.

The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word “including” shall mean “including without limitation.” All references herein to designated “Articles,” “Sections,” “sub-Sections”, “clause” and other subdivisions are to the designated articles, sections, sub-sections, “clause” and other subdivisions of this Indenture. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section, sub-Section or other subdivision.

“17g-5 Information”: The meaning specified in Section 14.16.

“17g-5 Website”: A password-protected website which shall initially be located at https://www.17g5.com. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the Information Agent, the Trustee, the Collateral Administrator, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent and the Rating Agency setting the date of change and new location of the 17g-5 Website.

“1940 Act”: The United States Investment Company Act of 1940, as amended from time to time.

“Account Agreement”: An agreement in substantially the form of Exhibit F hereto.

“Accountants’ Effective Date Comparison AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Effective Date Recalculation AUP Report”: The meaning specified in Section 7.18(c).

“Accountants’ Report”: A certificate of the firm or firms appointed by the Issuer pursuant to Section 10.9(a).

“Accounts”: (i) The Payment Account, (ii) the Collection Account, (iii) the Ramp-Up Account, (iv) the Revolver Funding Account, (v) the Expense Reserve Account, (vi) the Interest Reserve Account and (vii) the Custodial Account, each of which shall be comprised of a securities account, a related deposit account and such subaccounts as the Trustee or the Custodian, as the case may be, shall determine.

“Act” and “Act of Holders”: The meanings specified in Section 14.2.

“Additional Securities”: Collectively, any Additional Secured Notes and any additional Preferred Shares issued pursuant to Section 2.4.

“Additional Securities Closing Date”: The closing date for the issuance of any Additional Securities pursuant to Section 2.4.

“Additional Long Dated Obligation”: The meaning specified in Section 7.20(a).

“Additional Secured Notes”: Any Secured Notes (including, Junior Mezzanine Notes) issued pursuant to Section 2.4.

“Adjusted Collateral Principal Amount”: As of any date of determination, (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Long Dated Obligations, Discount Obligations and any Closing Date Participation Interests), plus (b) without duplication, the amounts on deposit in all Accounts (including Eligible Investments therein) other than the Revolver Funding Account representing Principal Proceeds, plus (c) the aggregate of the Defaulted Obligation Balances for each Defaulted Obligation and Long Dated Obligation, plus (d) the aggregate of the purchase prices for each Discount Obligation, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance of such Discount Obligation, plus (e) with respect to any Closing Date Participation Interests, on or prior to the Effective Date, its principal balance, and anytime thereafter, its S&P Recovery Amount, minus (f) the Excess CCC Adjustment Amount; provided that with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Long Dated Obligation, Discount Obligation, and Closing Date Participation Interests, or any asset that falls into the Excess CCC Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated, in each case without duplication, as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.

“Administrative Expense Cap”: An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.025% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount on the related Determination Date and (b) U.S.$250,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve (12) 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to clause (A) of the Priority of Interest Proceeds, clause (A) of the Priority of Principal Proceeds and Section 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.

“Administrative Expenses”: The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer: first, to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Fiscal Agent and the Collateral Administrator pursuant to the Fiscal Agency Agreement and the Collateral Administration Agreement, respectively, and the Bank in any of its other capacities, third, on a pro rata basis, the following amounts to the following parties:

(i) Independent accountants, agents (other than the Collateral Manager), the remaining officers and managers of the Issuer (if any) and counsel of the Issuer for fees and expenses;

(ii) the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations;

(iii) the Collateral Manager for fees and expenses under the Collateral Management Agreement but excluding the Collateral Management Fee;

(iv) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including without limitation the payment of all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Securities, including but not limited to, any amounts due in respect of the listing of the Notes on any stock exchange or trading system;

(v) any Article 7 Reporting Expenses; and

(vi) the Independent accountants, agents (other than the Collateral Manager) and counsel of the Issuer for indemnities payable to such Person and to pay costs to the Issuer of complying with the Tax Account Reporting Rules.

and fourth, on a pro rata basis and without duplication, indemnities payable to any Person (not already paid pursuant to clause (vi) above) pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as

Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(d) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Securities) shall not constitute Administrative Expenses.

“Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Affected Class”: Any Class of Secured Notes that, as a result of the occurrence of (and due to) a Tax Event, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.

“Affiliate”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, “control” of a Person means the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. With respect to the Issuer, this definition shall exclude the Issuer’s independent manager or any other entity to which such independent manager is or will be providing administrative services or acting as share trustee.

“Agent Members”: Members of, or participants in, DTC, Euroclear or Clearstream.

“Aggregate Funded Spread”: As of any Measurement Date, the sum of: (a) in the case of each Floating Rate Obligation (other than a Defaulted Obligation) that bears interest at a spread over an index based on SOFR (or the then-current Benchmark, if not SOFR) (including, for any Permitted Deferrable Obligation, only the excess of the required current cash pay interest required by the Underlying Documents thereon over the applicable index and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the stated interest rate spread paid in cash on such Collateral Obligation above such index multiplied by (ii) the Principal Balance of such Collateral Obligation and (b) in the case of each Floating Rate Obligation (other than a Defaulted Obligation) that bears interest at a spread over an index other than an index based on SOFR (or the then-current Benchmark) (including, for any Permitted Deferrable Obligation, only the required current cash pay interest required by the Underlying Documents thereon and excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation), (i) the excess of (x) the sum of such spread and the greater of such index or any applicable floor paid in cash over (y) the Benchmark applicable to the Floating Rate Secured Notes as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage) multiplied by (ii) the Principal Balance of each such Collateral Obligation; provided that (i) with respect to any Floor Obligation, the stated interest rate spread paid in cash on such Collateral Obligation over the applicable index shall be deemed to be equal to the sum of (x) the stated interest rate spread paid in cash over the applicable index and (y) the excess, if any, of the specified “floor” rate relating to such Collateral Obligation over the greater of zero and the applicable index and (ii) the interest rate of each Step-Up Obligation will be deemed to be its current rate of interest and the interest rate of each Step-Down Obligation will be deemed to be the lowest rate of interest that such Collateral Obligation will by its terms pay in the future solely as a function of the passage of time.

“Aggregate Outstanding Amount”: With respect to (i) any of the Secured Notes as of any date, the aggregate unpaid principal amount of such Secured Notes Outstanding on such date and (ii) the Preferred Shares as of any date, the notional amount represented by such Outstanding Preferred Shares, assuming a notional amount of $1,000 per share.

“Aggregate Principal Balance”: When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

“Aggregate Unfunded Spread”: As of any Measurement Date, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee rate then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date.

“Appraised Value”: With respect to any Collateral Obligation beneficially owned by the Issuer, the value of such Collateral Obligation, as determined by the applicable Approved Appraisal Firm, as set forth in the related appraisal (or, if a range of values is set forth therein, the midpoint of such values).

“Approved Appraisal Firm”: (a) Each of the following firms: Houlihan Lokey, Inc., Duff & Phelps LLC, Lincoln Advisors, Murray, Devine and Company and Valuation Research Corporation and (b) each Independent financial adviser of recognized standing retained by the Issuer, the Collateral Manager or the agent or lenders under any Collateral Obligation, as approved by the Collateral Manager; provided that, with respect to this clause (b), consent to such approval has been obtained from a Majority of the Controlling Class.

“Article 7 Reporting”: The Article 7 Reports and reporting by the Issuer of information required by Articles 7(1)(f) and 7(1)(g) of the EU Securitization Regulation (including any implementing and/or regulatory technical standards made pursuant thereto); provided that the information contained in such reporting shall be compiled from the data available to the Issuer (with the assistance of the Collateral Manager) having used its commercially reasonable efforts to obtain such information and accurately reflect the same.

“Article 7 Reporting Expenses”: All costs and expenses incurred by any person (other than an EU Institutional Investor or a UK Institutional Investor) in connection with the provision of Article 7 Reporting (including, but not limited to, the appointment of any Reporting Agent and any amendments to the Transaction Documents that may be necessary or desirable to facilitate such Article 7 Reporting).

“Article 7 Reports”: Reports of the Issuer in the form required by Articles 7(1)(a) and 7(1)(e) of the EU Securitization Regulation (including any implementing and/or regulatory technical standards made pursuant thereto); provided that the information contained in such reports shall be compiled from the data available to the Issuer (with the assistance of the Collateral Manager) having used its commercially reasonable efforts to obtain such information and accurately reflect the same.

“Assets”: The meaning specified in the Granting Clauses.

“Assumed Reinvestment Rate”: The Benchmark (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date) minus 0.25% per annum; provided that the Assumed Reinvestment Rate shall not be less than 0.00%.

“Athena Funding II Loan Sale Agreement”: The Loan Sale Agreement dated as of the Closing Date, between Athena Funding II LLC, as seller, and the Issuer, as purchaser, as amended from time to time in accordance with the terms thereof.

“Authenticating Agent”: With respect to the Notes or a Class of Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

“Authorized Officer”: With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer in matters relating to, and binding upon, the Issuer, or an Officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters for which the Collateral Manager has authority to act on behalf of the Issuer and, for the avoidance of doubt, any appointed attorney-in-fact of the Issuer. With respect to the Collateral Manager, any Officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Retention Holder, any Officer, employee or agent of the Retention Holder who is authorized to act for the Retention Holder in matters relating to, and binding upon, the Retention Holder with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered to be in full force and effect until receipt by such other party of written notice to the contrary.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bank”: State Street Bank and Trust Company, in its individual capacity and not as Trustee, or any successor thereto.

“Bankruptcy Code”: The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Law”: The Bankruptcy Code and any successor statute or any other applicable federal or state bankruptcy law or similar law, each as amended from time to time, and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of any applicable jurisdiction.

“Bankruptcy Subordination Agreement”: The meaning specified in Section 5.4(f).

“Base Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 hereof, in an amount equal to 0.15% per annum, calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360, of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Benchmark”: With respect to the Floating Rate Secured Notes, initially, the Term SOFR Rate; provided, that if the Term SOFR Rate or the then-current Benchmark is unavailable or no longer reported, as determined by the Collateral Manager on any date of determination, then upon written notice from the Collateral Manager to the Issuer, the Calculation Agent, the Collateral Administrator and the Trustee of such event and the designation of a Fallback Rate, “Benchmark” means the Fallback Rate specified in such notice for all purposes relating to the Secured Notes in respect of such determination on such date and all determinations on all subsequent dates; provided, further, that with respect to any Class of Secured Notes, the Benchmark will be no less than zero. With respect to any Collateral Obligation, when used in the context of such Collateral Obligation, “Benchmark” or “Benchmark-based Index” means the London interbank offered rate, the forward-looking term rate based on SOFR or the applicable benchmark rate currently in effect for such floating rate Collateral Obligation and determined in accordance with the related Underlying Document.

“Beneficial Ownership Certificate”: The meaning specified in Section 14.2(e).

“Benefit Plan Investor”: (i) Any “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) any plan (as defined in Section 4975(e)(1) of the Code) to which Section 4975 of the Code applies, or (iii) any entity or account whose underlying assets are deemed to include “plan assets” (as defined by the Plan Asset Regulation) by reason of such an employee benefit plan’s or a plan’s investment in such entity or account.

“Bond”: A debt security that is not a Loan or a Participation Interest.

“Bridge Loan”: Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the Obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).

“Business Day”: Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such money (as defined in Article 1 of the UCC) or funds denominated in currency of the United States as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.

“Cause”: The meaning set forth in the Collateral Management Agreement.

“CCC Excess”: The amount equal to the excess, if any, of the Aggregate Principal Balance of all S&P CCC Collateral Obligations over an amount equal to 35.0% of the Collateral Principal Amount as of such date of determination; provided that in determining which of the S&P CCC Collateral Obligations shall be included in the CCC Excess, the S&P CCC Collateral Obligations with the lowest Market Value (expressed as a percentage of the Principal Balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC Excess.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Note”: The meaning specified in Section 2.2(a)(iii).

“Certificated Security”: The meaning specified in Article 8 of the UCC.

“Class”: In the case of (i) the Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and class designation and (ii) the Preferred Shares, all of the Preferred Shares. With respect to any exercise of voting rights, any Pari Passu Classes of Secured Notes that are entitled to vote on a matter will vote together as a single Class, except as expressly provided otherwise herein; provided that Pari Passu Classes will be treated as separate Classes for purposes of a Refinancing or a Re-Pricing.

“Class A Notes”: The Class A Senior Secured Floating Rate Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B Notes”: The Class B-1 Notes together with the Class B-2 Notes.

“Class B-1 Notes”: The Class B-1 Senior Secured Floating Rate Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class B-2 Notes”: The Class B-2 Senior Secured Fixed Rate Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Break-even Default Rate”: With respect to the Highest Ranking Class, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, as determined through application of the applicable S&P CDO Monitor chosen by the Collateral Manager in accordance with this Indenture that is applicable to the portfolio of Collateral Obligations, which, after giving effect to the assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Secured Notes in full. After the Effective Date, S&P will provide the Collateral Manager with an input file that incorporates the Class Break-even Default Rates for each S&P CDO Monitor determined by the Collateral Manager (with notice to the Collateral Administrator) pursuant to the definition of “S&P CDO Monitor.” S&P will provide the Collateral Manager with the Class Break-even Default Rates for each S&P CDO Monitor input file based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor input file as selected by the Collateral Manager from Section 2 of Schedule 4 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Collateral Manager from time to time.

“Class C Coverage Tests”: The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied with respect to the Class C Notes.

“Class C Notes”: The Class C Senior Secured Floating Rate Notes issued on the Closing Date pursuant to this Indenture and having the characteristics specified in Section 2.3.

“Class Default Differential”: With respect to the Highest Ranking Class, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Secured Notes from the Class Break-even Default Rate, in each case, for such Class of Secured Notes at such time.

“Class Scenario Default Rate”: With respect to the Highest Ranking Class, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P’s initial rating of such Class or Classes of Secured Notes, determined by application by the Collateral Manager and the Collateral Administrator of the S&P CDO Monitor at such time.

“Clean-Up Call Redemption”: A redemption of the Secured Notes in accordance with Section 9.8.

“Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”: (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”: Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Clearstream”: Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg (formerly known as Cedelbank, société anonyme).

“Closing Date”: August 15, 2024.

“Closing Date Participation Interests”: The participation interests acquired by the Issuer pursuant to the Loan Sale Agreements on the Closing Date.

“Co-Placement Agent”: NatWest Markets Securities Inc.

“Code”: The United States Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder.

“Collateral Administration Agreement”: An agreement dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time in accordance with the terms thereof.

“Collateral Administrator”: State Street, in its capacity as Collateral Administrator under the Collateral Administration Agreement, and any successor thereto.

“Collateral Interest Amount”: As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations, but including Interest Proceeds actually received from Defaulted Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

“Collateral Management Agreement”: The agreement dated as of the Closing Date, between the Issuer and the Collateral Manager relating to the management of the Collateral Obligations and the other Assets by the Collateral Manager on behalf of the Issuer, as amended from time to time in accordance with the terms thereof.

“Collateral Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 hereof, comprised of (x) the Base Management Fee and (y) the Subordinated Management Fee.

“Collateral Manager”: Blue Owl Technology Credit Advisors II LLC (formerly known as Owl Rock Technology Advisors II LLC), a Delaware limited liability company, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Securities”: Any Securities owned by the Collateral Manager, an Affiliate thereof, or any account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof or for which the Collateral Manager or an Affiliate thereof acts as the investment adviser or with respect to which the Collateral Manager or an Affiliate thereof exercises discretionary control thereover.

“Collateral Manager Standard”: The standard of care applicable to the Collateral Manager set forth in the Collateral Management Agreement.

“Collateral Obligation”: (a) A Senior Secured Loan, (b) a First-Lien Last-Out Loan, (c) a Second Lien Loan (including, but not limited to, interests in such loans acquired by way of a purchase or assignment) or (d) a Participation Interest in a Senior Secured Loan, First-Lien Last-Out Loan or a Second Lien Loan, that (x) as of the date the Issuer commits to purchase (or OTF II commits to contribute to the Issuer) such obligation, (y) if a portion of the proceeds from a prepayment of a Collateral Obligation are exchanged (other than in connection with a restructuring of a Collateral Obligation due to financial distress or for the purpose of avoiding a payment default) as consideration for a new obligation, as of the date the Issuer commits to such exchange or (z) in the case of a Workout Loan, as of the date of acquisition thereof, such obligation:

(i) is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii) unless it is a Workout Loan, is not (A) a Defaulted Obligation or (B) a Credit Risk Obligation;

(iii) is not a lease;

(iv) if it is a Deferrable Obligation, it is a Permitted Deferrable Obligation or a Workout Loan;

(v) provides for a fixed amount of principal payable in cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi) does not constitute Margin Stock;

(vii) gives rise only to payments that are not subject to withholding tax, other than (A) withholding tax imposed on commitment fees, facility fees and other similar fees, dividend or substitute dividend payments and interest not grandfathered under FATCA or (B) withholding tax as to which the Obligor must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax or any withholding taxes imposed under FATCA;

(viii) unless it is a Workout Loan, has an S&P Rating of at least “CCC-”;

(ix) is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager;

(x) except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments to the borrower or the Obligor thereof may be required to be made by the Issuer;

(xi) does not have an “f”, “p”, “sf” or “t” subscript assigned by S&P or, if such obligation is not rated by S&P, does not have an “sf” subscript assigned by any other NRSRO;

(xii) is not a repurchase obligation, a commodity forward contract, a Zero Coupon Bond, an Unsecured Loan, a Bridge Loan, a Commercial Real Estate Loan, a Synthetic Security or a Structured Finance Obligation;

(xiii) will not require the Issuer or the pool of Assets to be registered as an investment company under the 1940 Act;

(xiv) is not an Equity Security or by its terms convertible into or exchangeable for an Equity Security;

(xv) is not the subject of an Offer of exchange, or tender by its issuer, for cash, securities or any other type of consideration other than a Permitted Offer;

(xvi) does not mature after the earliest Stated Maturity of any Secured Notes Outstanding;

(xvii) other than in the case of a Fixed Rate Obligation, accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate, Libor or a benchmark based on SOFR or (b) a similar interbank offered rate, commercial deposit rate or any other index;

(xviii) is Registered;

(xix) does not pay interest less frequently than semi-annually;

(xx) is not a letter of credit and does not support a letter of credit;

(xxi) is purchased at a price at least equal to 65% of its outstanding principal balance;

(xxii) is not issued by an Obligor Domiciled in Greece, Italy, Portugal or Spain;

(xxiii) is issued by a Non-Emerging Market Obligor Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction;

(xxiv) is not a warrant and does not have attached equity warrants;

(xxv) is not a participation interest in a Participation Interest;

(xxvi) is not an obligation of a Portfolio Company;

(xxvii) if it is a First-Lien Last-Out Loan, a Second Lien Loan or a Cov-Lite Loan, is not a Recurring Revenue Loan;

(xxviii) if it is a Cov-Lite Loan (x) it is not a First-Lien Last-Out Loan and (y) unless it is a Workout Loan, the Obligor with respect to such Cov-Lite Loan has, as of the date of acquisition, an EBITDA (calculated in accordance with the Underlying Documents) of at least U.S.$40,000,000;

(xxix) unless it is a Recurring Revenue Loan or a Workout Loan, the Obligor thereof has, as of the date of acquisition, an EBITDA (calculated in accordance with the Underlying Documents) of at least U.S.$5,000,000; and

(xxx) is not an obligation of a Prohibited Obligor.

“Collateral Principal Amount”: As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations except as otherwise expressly set forth herein) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein) representing Principal Proceeds; provided that for purposes of calculating the Concentration Limitations, the CCC Excess and the EU/UK Retained Interest, Defaulted Obligations shall be included in the Collateral Principal Amount with a principal balance equal to the Defaulted Obligation Balance thereof.

“Collateral Quality Test”: A test satisfied as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, both owned and proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if any such test is not satisfied at the time of reinvestment, the level of compliance with such test is maintained or improved as described in the Investment Criteria):

(i) the S&P CDO Monitor Test;

(ii) the Minimum Weighted Average S&P Recovery Rate Test;

(iii) the Minimum Weighted Average Coupon Test;

(iv) the Minimum Weighted Average Floating Spread Test; and

(v) the Weighted Average Life Test.

“Collection Account”: The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.

“Collection Period”: (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the date that is 10 Business Days prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Secured Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption, Tax Redemption or Clean-Up Call Redemption in whole of the Secured Notes, or an Optional Preferred Shares Redemption on the Redemption Date and (c) in any other case, at the close of business on the date that is 10 Business Days prior to such Payment Date.

“Commercial Real Estate Loan”: Any Loan for which the underlying collateral consists primarily of real property owned by the Obligor and is evidenced by a note or other evidence of indebtedness.

“Competent Authorities”: In respect of the originator, sponsor and SSPE of a securitization, the national regulators in their respective EU member states (if any), in the case of the EU Transparency Requirements or the Financial Conduct Authority in the United Kingdom and in the case of the UK Transparency Requirements.

“Concentration Limitations”: Limitations satisfied on each Measurement Date on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, owned and proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, if any such requirement is not satisfied, the level of compliance with such requirement is maintained or improved after giving effect to the purchase), calculated in each case as required by Section 1.3 herein:

(i) not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans, Senior Secured Bonds and Eligible Investments;

(ii) not more than (a) 10.0% of the Collateral Principal Amount may consist of First-Lien Last-Out Loans and Second Lien Loans and (b) not more than 7.5% of the Collateral Principal Amount may consist of Second Lien Loans;

(iii) not more than 10.0% of the Collateral Principal Amount may consist of Senior Secured Bonds;

(iv) not more than 3.75% of the Collateral Principal Amount may consist of obligations issued by a single Obligor and its Affiliates, except that, without duplication, (x) Collateral Obligations issued by up to two (2) Obligors and their respective Affiliates may each constitute up to 6.0% of the Collateral Principal Amount and (y) Collateral Obligations issued by up to five (5) Obligors and their respective Affiliates may each constitute up to 5.0% of the Collateral Principal Amount; provided that in any event not more than 2.0% of the Collateral Principal Amount may consist of Second Lien Loans that are obligations issued by a single Obligor and its Affiliate;

(v) not more than 35.0% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating of “CCC+” or below (other than a Defaulted Obligation);

(vi) not more than 15.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(vii) not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(viii) not more than 15.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(ix) (a) excluding, prior to the first Payment Date, any Closing Date Participation Interests, not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests and (b) excluding any Closing Date Participation Interests, the Third Party Credit Exposure Limits may not be exceeded with respect to any such Participation Interest;

(x) not more than 10.0% of the Collateral Principal Amount may have an S&P Rating derived from a Moody’s Rating as set forth in clause (iii)(a) of the definition of the term “S&P Rating”;

(xi) not more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	All countries (in the aggregate) other than the United States;
10.0%	Canada;
10.0%	all countries (in the aggregate) other than the United States, Canada and the United Kingdom;
5.0%	any individual Group I Country;
2.5%	all Group II Countries in the aggregate;
2.5%	any individual Group II Country;
2.0%	all Group III Countries in the aggregate; and
2.5%	all Tax Jurisdictions in the aggregate;

(xii) not more than 25.0% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest at least semi-annually, but less frequently than quarterly;

(xiii) not more than 10.0% of the Collateral Principal Amount may consist of Cov-Lite Loans;

(xiv) not more than 40.0% of the Collateral Principal Amount may consist of Collateral Obligations that are Recurring Revenue Loans;

(xv) not more than 5.0% of the Collateral Principal Amount may consist of Collateral Obligations that are DIP Collateral Obligations;

(xvi) not more than 55.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification;

(xvii) not more than 5.00% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations that permit (under the terms of the related Underlying Documents and as of the applicable Measurement Date) the payment in cash of an interest rate of less than (a) in the case of a Floating Rate Obligation, the benchmark applicable to such Collateral Obligation plus 2.00% per annum and (b) in the case of a Fixed Rate Obligation, less than the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years at the time the Issuer committed to purchase such Deferrable Obligation;

(xviii) not more than 17.50% of the Collateral Principal Amount may consist of Collateral Obligations that are Deferrable Obligations that permit (under the terms of the related Underlying Documents and as of the applicable Measurement Date) the payment in cash of an interest rate of less than (a) in the case of a Floating Rate Obligation, the benchmark applicable to such Collateral Obligation plus 2.75% per annum and (b) in the case of a Fixed Rate Obligation, equal to or greater than the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years at the time the Issuer committed to purchase such Deferrable Obligation plus 2.00% per annum;

(xix) not more than 15.0% of the Collateral Principal Amount may consist of Discount Obligations.

“Confidential Information”: The meaning specified in Section 14.15(b).

“Contribution”: The meaning specified in Section 10.5.

“Controlling Class”: The Class A Notes, so long as any Class A Notes are Outstanding; then the Class B-1 Notes and the Class B-2 Notes, so long as any Class B-1 Notes or any Class B-2 Notes are Outstanding; then the Class C Notes, so long as any Class C Notes are Outstanding; and then the Preferred Shares.

“Corresponding Tenor”: Three months.

“Corporate Trust Office”: The designated corporate trust office of the Trustee, currently located at (i) for note transfer purposes, State Street Bank and Trust Company, Attention: Transfer Agent, Mail Stop: JAB0321, 1776 Heritage Drive, North Quincy, MA 02171, Ref: Athena CLO IV LLC, and (ii) for all other purposes, 1776 Heritage Drive, Mail Code: JAB0527, North Quincy, Massachusetts 02171 Attention: Structured Trust and Analytics, Email: StructuredTrustandAnalytics@StateStreet.com, or any other address the Trustee may designate from time to time by notice to the Holders, the Collateral Manager, the Issuer and the Rating Agencies, or the designated corporate trust office of any successor Trustee.

“Cov-Lite Loan”: A Collateral Obligation that is not a Second Lien Loan the Underlying Documents for which do not (i) contain any financial covenants or (ii) require the Obligor thereunder to comply with any Maintenance Covenant (regardless of whether compliance with one or more Incurrence Covenants is otherwise required by such Underlying Documents); provided that, notwithstanding the foregoing, a Collateral Obligation shall be deemed for all purposes (other than the S&P Recovery Rate for such Collateral Obligation) not to be a Cov-Lite Loan if the Underlying Documents for such Collateral Obligation contain a cross-default or cross- acceleration provision to, or such Collateral Obligation is pari passu with, another loan, debt obligation or credit facility of the underlying Obligor that contains one or more Maintenance Covenants.

“Credit Improved Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) such Collateral Obligation has experienced a reduction in its spread over the Benchmark or other reference rate of 10% or more compared to the spread in effect as of the date of purchase by the Issuer of such Collateral Obligation; or

(b) such Collateral Obligation has a Market Value above the higher of (i) par and (ii) the initial purchase price paid by the Issuer for such Collateral Obligation.

“Credit Improved Obligation”: Any Collateral Obligation which, in the judgment of the Collateral Manager (which may not be called into question due to subsequent events or investment determinations made by the Collateral Manager for its other clients or investment vehicles managed by the Collateral Manager), has improved in credit quality after it was acquired by the Issuer; provided that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) it has been upgraded by S&P at least one rating sub-category (which rating may include a credit estimate) or has been placed and remains on a credit watch with positive implication by S&P since it was acquired by the Issuer, (ii) the Credit Improved Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Improved Obligation.

“Credit Risk Criteria”: The criteria that will be met if, with respect to any Collateral Obligation, any of the following occur:

(a) the spread over the applicable index or benchmark rate for such Collateral Obligation has been increased since the date of purchase by the Issuer by (A) 0.25% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate (prior to such increase) less than or equal to 2%), (B) 0.375% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate (prior to such increase) greater than 2% but less than or equal to 4%) or (C) 0.5% or more (in the case of a Collateral Obligation with a spread over the applicable reference rate (prior to such increase) greater than 4%) due, in each case, to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation; or

(b) the Market Value of such Collateral Obligation has decreased by at least 2.5% of the price paid by the Issuer for such Collateral Obligation due to a deterioration in the related Obligor’s financial ratios or financial results in accordance with the Underlying Documents relating to such Collateral Obligation.

“Credit Risk Obligation”: Any Collateral Obligation that, in the judgment of the Collateral Manager (which may not be called into question due to subsequent events or investment determinations made by the Collateral Manager for its other clients or investment vehicles managed by the Collateral Manager), has a material risk of declining in credit quality or price;

provided that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if (i) such Collateral Obligation has been downgraded by S&P at least one rating sub-category (which rating may include a credit estimate) or has been placed and remains on a credit watch with negative implication by S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class consents to treat such Collateral Obligation as a Credit Risk Obligation.

“Current Pay Obligation”: Any Collateral Obligation that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the Obligor of such Collateral Obligation (a) is current on all interest payments, principal payments and other amounts due and payable thereunder and will continue to make scheduled payments of interest thereon and will pay the principal thereof and all other amounts due and payable thereunder by maturity or as otherwise contractually due, (b) if the Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all interest payments, principal payments and other amounts due and payable thereunder have been paid in Cash when due and (c) the Collateral Obligation has a Market Value (not determined pursuant to clause (iv)(y) of the definition thereof) of at least 80% of its par value.

“Current Portfolio”: At any time, the portfolio of Collateral Obligations and Cash and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.3 to the extent applicable), then held by the Issuer.

“Custodial Account”: The custodial account established pursuant to Section 10.3(b).

“Custodian”: The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

“Cut-Off Date”: Each date on or after the Closing Date on which a Collateral Obligation is transferred to the Issuer.

“Default”: Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Obligation”: (x) Each Workout Loan unless and until the date on which it meets the definition of “Collateral Obligation” (as determined on such date and without giving effect to any exclusions for Workout Loans set forth in the definition of “Collateral Obligation”) and (y) any Collateral Obligation included in the Assets as to which:

(a) a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (a)), or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of five (5) Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b) the Collateral Manager has knowledge of a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same Obligor which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto (except as otherwise provided in this clause (b)), or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager’s judgment, as certified to the Trustee in writing, is not due to credit-related causes) of three (3) Business Days or five calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto) and holders of such other debt obligation of the same issuer have accelerated the maturity of all or a portion of such other debt obligation; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral;

(c) other than in the case of DIP Collateral Obligations, the Obligor or others have instituted proceedings to have the Obligor adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such Obligor has filed for protection under Chapter 11 of the Bankruptcy Code;

(d) such Collateral Obligation has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn;

(e) such Collateral Obligation is junior or pari passu in right of payment as to the payment of principal and/or interest to another debt obligation of the same Obligor which has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable Obligor or secured by the same collateral;

(f) the Collateral Manager has received notice or a Responsible Officer thereof has actual knowledge that a default has occurred under the Underlying Documents and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Documents;

(g) the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a “Defaulted Obligation”;

(h) such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest;

(i) such Collateral Obligation is a Participation Interest in a Loan that would, if such Loan were a Collateral Obligation, constitute a “Defaulted Obligation” or with respect to which the Selling Institution has an S&P Rating of “SD” or “CC” or lower or had such rating before such rating was withdrawn;

(j) such Collateral Obligation is a Deferring Obligation;

(k) such Collateral Obligation has, since the date it was acquired by the Issuer, become subject to an amendment, waiver or modification that had the effect of reducing the principal amount of such Collateral Obligation; or

(l) a Material Covenant Default has occurred and is continuing with respect to such Collateral Obligation;

provided that (i) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to clauses (b) through (e) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Loan) is a Current Pay Obligation and (ii) the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations.

Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee prompt written notice should any Collateral Obligation become a Defaulted Obligation. Until so notified or until a Trust Officer obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, the Trustee shall not be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation. Notwithstanding the foregoing, the Trustee shall remain obligated to perform its duties set forth in and in accordance with Section 6.13 hereof.

“Defaulted Obligation Balance”: For any Defaulted Obligation or Long Dated Obligation, the S&P Collateral Value of such Defaulted Obligation or Long Dated Obligation; provided that the Defaulted Obligation Balance will be zero for (w) any such Defaulted Obligation or Long Dated Obligation that the Issuer has owned for more than three years since its default date (in the case of Defaulted Obligations) or modification or amendment date (in the case of Long Dated Obligations), (x) any Excess Long Dated Obligations, (y) any Long Dated Obligations with a stated maturity beyond two years following the earliest Stated Maturity of any Secured Notes Outstanding and (z) any Additional Long Dated Obligations.

“Deferrable Obligation”: A Collateral Obligation that permits (under the terms of the related Underlying Documents) the deferral or capitalization of payment of accrued, unpaid interest (other than as a remedy for lender default); provided that if, as of any date, such Collateral Obligation no longer permits (under the terms of the related Underlying Documents) the deferral or capitalization of payment of accrued, unpaid interest, such Collateral Obligation will cease to be a Deferrable Obligation as of such date.

“Deferring Obligation”: A Deferrable Obligation that, as of any date of determination, has paid in cash an interest rate of less than (a) in the case of a Floating Rate Obligation, the benchmark applicable to such Collateral Obligation plus 1.00% per annum for more than 2 consecutive quarters and (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years for more than 2 consecutive quarters, provided that such Collateral Obligation shall cease to be a Deferring Obligation as of any date of determination on which it has paid in cash an interest rate of at least the amount described in clause (a) or clause (b), as applicable, for the most recent 2 consecutive quarters.

“Delayed Drawdown Collateral Obligation”: A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Documents relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i) in the case of each Certificated Security (other than a Clearing Corporation Security or a Certificated Security or an Instrument evidencing debt underlying a participation interest in a loan),

(a) causing the delivery of such Certificated Security or Instrument to the Intermediary registered in the name of the Intermediary or its affiliated nominee;

(b) causing the Intermediary to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account; and

(c) causing the Intermediary to maintain continuous possession of such Certificated Security or Instrument;

(ii) in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Intermediary; and

(b) causing the Intermediary to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(iii) in the case of each Clearing Corporation Security,

(a) causing the relevant Clearing Corporation to continuously credit such Clearing Corporation Security to the securities account of the Intermediary at such Clearing Corporation, and

(b) causing the Intermediary to continuously identify on its books and records that such Clearing Corporation Security is credited to the relevant Account;

(iv) in the case of any Financial Asset that is maintained in book-entry record form on the records of a Federal Reserve Bank (“FRB”),

(a) causing the continuous crediting of such Financial Asset to the securities account of the Intermediary at such FRB, and

(b) causing the Intermediary to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(v) in the case of Cash,

(a) causing the deposit of such Cash with the Intermediary,

(b) causing the Intermediary to credit such Cash to the appropriate related deposit account, and

(c) causing the Intermediary to continuously identify on its books and records that such Cash is credited to the relevant Account;

(vi) in the case of each Financial Asset not covered by the foregoing clauses (i) through (v) above,

(a) causing the transfer of such Financial Asset to the Intermediary in accordance with applicable law and regulation and

(b) causing the Intermediary to continuously identify on its books and records that the underlying Financial Asset has been credited to the relevant Account;

(vii) in the case of each general intangible (including any participation interest in a loan that is not, or the debt underlying which is not, evidenced by a Certificated Security or an Instrument), notifying the obligor thereunder, if any, of the Grant to the Trustee (unless no applicable law requires such notice);

(viii) in the case of each participation interest in a loan as to which the underlying debt is represented by a Certificated Security or an Instrument, obtaining the acknowledgment of the Person in possession of such Certificated Security or Instrument (which may not be the Issuer) that it holds the Issuer’s interest in such Certificated Security or Instrument solely on behalf and for the benefit of the Trustee; and

(ix) in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

“Determination Date”: The date that is 10 Business Days prior to each Payment Date.

“DIP Collateral Obligation”: A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

“Discount Obligation”: Any Collateral Obligation forming part of the Assets which was purchased (as determined without averaging prices of purchases on different dates) for less than (a) 85.0% of its Principal Balance, if such Collateral Obligation has an S&P Rating lower than “B-” or (b) 80.0% of its Principal Balance, if such Collateral Obligation has an S&P Rating of “B-” or higher; provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90.0% on each such day.

“Dissolution Expenses”: The amount of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Issuer, as reasonably calculated by the Collateral Manager or the Issuer, based in part on expenses incurred by the Trustee and reported to the Collateral Manager or the Issuer.

“Distribution Compliance Period”: The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which Notes are initially offered to Persons other than the Initial Purchaser and the Co-Placement Agent and any other distributor (as such term is defined in Regulation S) of the Notes and (b) the Closing Date.

“Distribution Report”: The meaning specified in Section 10.7(b).

“Dodd-Frank Act”: The Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Dollar” or “U.S.$”: A dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for all debts, public and private.

“Domicile” or “Domiciled”: With respect to any Obligor with respect to, or issuer of, a Collateral Obligation:

(a) except as provided in clauses (b) and (c) below, its country of organization;

(b) if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager’s good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such Obligor or issuer); or

(c) if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States or Canada, then the United States or Canada.

“DTC”: The Depository Trust Company, its nominees, and their respective successors.

“Due Date”: Each date on which any payment is due on an Asset in accordance with its terms.

“EBITDA”: Earnings before interest, taxes, depreciation and amortization (determined, for any Collateral Obligation, in the manner provided in the Underlying Documents).

“Effective Date”: On or before December 20, 2024.

“Effective Date Report”: The meaning specified in Section 7.18(c).

“Effective Date S&P Conditions”: The conditions that are satisfied if, in connection with Effective Date, S&P has provided written confirmation of its initial ratings of the Secured Notes (which may take the form of a press release or other written communication).

“Effective Date Tested Items”: Each component test (other than the S&P CDO Monitor Test) of the Collateral Quality Test, the Overcollateralization Ratio Test, the Concentration Limitations and the Target Initial Par Condition.

“Eligible Institution”: The meaning specified in Section 10.1.

“Eligible Investment Required Ratings”: A long-term debt rating of at least “A+” by S&P or a long-term debt rating of at least “A” by S&P and a short-term debt rating of at least “A-1” by S&P.

“Eligible Investments”: Either (a) Cash or (b) any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(i) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States or any agency or instrumentality of the United States the obligations of which are expressly backed by the full faith and credit of the United States and which obligations of such agency or instrumentality satisfy the Eligible Investment Required Ratings;

(ii) (A) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings or (B) demand or time deposits that are covered by an extended Federal Deposit Insurance Corporation (“FDIC”) insurance program where 100% of the deposits are insured by the FDIC, which is backed by the full faith and credit of the United States, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(iii) commercial paper (excluding extendible commercial paper or asset-backed commercial paper) which satisfies the Eligible Investment Required Ratings; and

(iv) shares or other securities of registered money market funds which funds have, at all times, credit ratings of “AAAm” by S&P and the highest credit rating assigned by another NRSRO (excluding S&P);

provided that (A) Eligible Investments shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the earlier of 60 days and the Business Day prior to the next Payment Date (unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which case such Eligible Investments may mature on such Payment Date), (B) none of the foregoing obligations shall constitute Eligible Investments if (x) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (y) such obligation or security has an “f,” “r,” “p,” “sf” or “t” subscript assigned by S&P or (z) such obligation or security is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action, or, unless such security is callable or puttable at par against payment in Cash, a security which includes a put or call option and (C) Eligible Investments cannot have payments that are subject to withholding tax if owned by the Issuer unless the issuer or obligor or other Person (and guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding taxes. The Trustee shall not be responsible for determining or overseeing compliance with the foregoing. Eligible Investments may include, without limitation, those investments for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee is the obligor or depository institution, or provides services and receives compensation subject to the proviso in the second preceding sentence.

“Enforcement Event”: The meaning specified in Section 11.1(a)(iv).

“Entitlement Order”: The meaning specified in Section 8-102(a)(8) of the UCC.

“Equity Payment Date” Any date that, so long as no Secured Notes remain Outstanding, the Collateral Manager designates as an Equity Payment Date upon ten (10) Business Days’ notice (or such shorter agreed period) to the Trustee.

“Equity Security”: Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security or other obligation that is not a Collateral Obligation or an Eligible Investment; it being understood that Equity Securities may not be purchased by the Issuer, except as provided for in Section 10.2(d), but may be received by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, winding up, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof.

“ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended.

“Euronext Dublin”: The Irish Stock Exchange plc, trading as Euronext Dublin.

“EU/UK Originated Assets”: With respect to the Collateral Obligations acquired by the Issuer, the Retention Holder, either itself or through related entities, directly or indirectly, was involved or will be involved in the original agreement which created or will create such obligation.

“EU/UK Origination Requirement”: The requirement which will be satisfied on the relevant date of determination if:

(i) the Aggregate Principal Balance of all EU/UK Originated Assets; divided by

(ii) the Aggregate Principal Balance of all Collateral Obligations and Eligible Investments owned by the Issuer (including any Collateral Obligations and Eligible Investments that the Issuer has made a binding commitment to acquire), is greater than 50.0%.

“EU/UK Retained Interest”: A material net economic interest in the first loss tranche of not less than 5% of the nominal value of the securitised exposures within the meaning of paragraph 3(d) of Article 6 of each Securitization Regulation, as it applies as of the Closing Date through the purchase and retention of Preferred Shares with an original nominal amount not less than 5% of the Retention Basis Amount on the relevant date of determination, by the Retention Holder pursuant to the EU/UK Retention Letter.

“EU/UK Retention Deficiency”: An event which shall occur if the Preferred Shares held by the Retention Holder are insufficient to constitute the EU/UK Retained Interest.

“EU/UK Retention Letter”: the risk retention letter entered into by the Retention Holder on the Closing Date with the Issuer, the Initial Purchaser, the Co-Placement Agent and the Trustee (for the benefit of the Holders).

“EU/UK Risk Retention Requirements”: Collectively, the EU Risk Retention Requirements and the UK Risk Retention Requirements.

“EU Institutional Investor”: An “institutional investor” as defined in Article 2(12) of the EU Securitization Regulation.

“EU Risk Retention Requirements”: Collectively, the EU Securitization Regulation together with any implementing laws or regulations in force in any Member State of the European Union as of the Closing Date, any relevant regulatory and/or implementing technical standards adopted by the European Commission in relation thereto, any relevant regulatory and/or implementing technical standards applicable in relation thereto pursuant to any transitional arrangements made pursuant to the EU Risk Retention Requirements, and, in each case, any relevant guidance published in relation thereto by the European Banking Authority or the European Securities and Markets Authority (or, in either case, any predecessor authority) or by the European Commission.

“EU Securitization Regulation”: Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017.

“EU Transparency Requirements”: The disclosure requirements under Article 7 of the EU Securitization Regulation or any replacement provision included in the EU Securitization Regulation from time to time (as amended, varied, superseded or substituted from time to time).

“Euroclear”: Euroclear Bank S.A./N.V.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: An electronic spreadsheet file in Microsoft Excel format to be provided to S&P, as shall be agreed to by the Collateral Administrator, the Collateral Manager and S&P and which file shall include the following information (if available) with respect to each Collateral Obligation: (a) the name of the issuer thereof, the country of Domicile of the issuer thereof and the particular issue held by the Issuer, (b) the CUSIP, LoanX ID or other applicable identification number associated with such Collateral Obligation, (c) the par value of such Collateral Obligation, (d) the type of issue (including, by way of example, whether such Collateral Obligation is a Senior Secured Loan, Second Lien Loan, Cov-Lite Loan, First-Lien Last-Out Loan, etc.), using such abbreviations as may be selected by the Collateral Administrator, (e) a description of the index or other applicable benchmark upon which the interest payable on such Collateral Obligation is based (including, by way of example, fixed rate, step-up rate, zero coupon, Libor and Term SOFR Reference Rate) and whether such Collateral Obligation is a Floor Obligation and the specified “floor” rate per annum related thereto, (f) the coupon (in the case of a Collateral Obligation which bears interest at a fixed rate) or the spread over the applicable index (in the case of a Collateral Obligation which bears interest at a floating rate), (g) the S&P Industry Classification for such Collateral Obligation, (h) the stated maturity of such Collateral Obligation, (i) the S&P Rating of such Collateral Obligation or the issuer thereof, as applicable, (j) the trade date and settlement date of each Collateral Obligation, (k) in the case of any purchase which has not settled, the purchase price thereof, and (l) such other information as the Collateral Administrator may determine to include in such file. In addition, such file shall include a description of any Balance of Cash and other Eligible Investments. In respect of the file provided to S&P in connection with the Issuer’s request to S&P to confirm its Initial Ratings of each Class of Secured Notes pursuant to Section 7.18, such file shall include a separate breakdown of the Aggregate Principal Balance and identity of all Collateral Obligations with respect to which the Issuer has entered into a binding commitment to acquire but with respect to which no settlement has occurred.

“Excess CCC Adjustment Amount”: As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

“Excess Long Dated Obligation”: Long Dated Obligations (or applicable portions thereof) representing the excess, if any, of the Aggregate Principal Balance of all Long Dated Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of such date of determination; provided that in determining which of the Long Dated Obligations shall be included in the excess, the Long Dated Obligations with the latest stated maturities shall be deemed to constitute such excess.

“Excess Par Amount”: An amount, as of any Determination Date, equal to the greater of (a) zero and (b)(i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended.

“Exercise Notice”: The meaning specified in Section 9.7(c).

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(d).

“Fair Market Value”: With respect to any Collateral Obligation, the Market Value of such Collateral Obligation as determined by the Collateral Manager in its sole discretion in accordance with its valuation policy applicable to the Issuer and OTF II and marked as such on the books and records of OTF II.

“Fallback Rate”: The first alternative rate (other than Libor or Term SOFR Reference Rate) (which may include a Reference Rate Modifier and, if applicable, the methodology for calculating such reference rate), as capable of being determined by the Collateral Manager in its commercially reasonable discretion (giving due consideration to any publication or recommendation by any Relevant Governmental Body with respect to reference rate replacement language for the leveraged loan market or the collateralized loan obligation market) which is any of amongst the following, in order of hierarchy: (i) the quarterly pay reference rate that is used in calculating the benchmark for at least 50% of collateralized loan obligation securities issued in the previous three months (other than Libor or Term SOFR Reference Rate) or (ii) second, as selected by the Collateral Manager in its commercially reasonable discretion, either (x) the quarterly pay rate associated with the reference rate applicable to the largest percentage of the Floating Rate Obligations or (y) any quarterly pay rate acknowledged as a standard replacement in the leveraged loan market for leveraged loans; provided that the Fallback Rate shall not be less than zero. For the avoidance of doubt, the Fallback Rate shall not be a rate that is unavailable or no longer reported.

“FATCA”: Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, or any fiscal or regulatory legislation, guidance notes, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board”: The Board of Governors of the Federal Reserve System.

“Fee Basis Amount”: As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the Aggregate Principal Balance of all Defaulted Obligations and (c) the aggregate amount of all Principal Financed Accrued Interest.

“Financial Asset”: The meaning specified in Section 8-102(a)(9)of the UCC.

“Financing Statement”: The meaning specified in Section 9-102(a)(39) of the Uniform Commercial Code in the applicable jurisdiction.

“First-Lien Last-Out Loan”: Any Collateral Obligation that would be a Senior Secured Loan except that, following a default, such Collateral Obligation becomes fully subordinated to other senior secured loans of the same Obligor and is not entitled to any payments until such other senior secured loans are paid in full.

“Fiscal Agency Agreement”: The Fiscal Agency Agreement dated as of the Closing Date, among the Fiscal Agent, the Share Registrar and the Issuer, as amended from time to time in accordance with the terms thereof.

“Fiscal Agent”: State Street, in its capacity as Fiscal Agent under the Fiscal Agency Agreement, and any successor thereto.

“Fixed Rate Obligation”: Any Collateral Obligation that bears a fixed rate of interest.

“Fixed Rate Secured Notes”: Any Secured Notes that bears interest at fixed rates, which on the Closing Date, will be the Class B-2 Notes.

“Floating Rate Obligation”: Any Collateral Obligation that bears a floating rate of interest.

“Floating Rate Secured Notes”: Any Secured Notes that bears interest at floating rates, which on the Closing Date, will consist of the Class A Notes, the Class B-1 Notes and the Class C Notes.

“Floor Obligation”: As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a reference rate, which is a Benchmark-based Index or corresponds to the Benchmark then applicable to the Floating Rate Secured Notes and (b) that provides that such reference rate is (in effect) calculated as the greater of (i) a specified “floor” rate per annum and (ii) the value of such reference rate for the applicable interest period for such Collateral Obligation.

“GAAP”: The meaning specified in Section 6.3(j).

“Global Note”: Any Regulation S Global Note, Rule 144A Global Note or Temporary Global Note.

“Grant” or “Granted”: To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument or property, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group I Country”: Australia, the Netherlands, New Zealand and the United Kingdom.

“Group II Country”: Germany, Ireland, Sweden and Switzerland.

“Group III Country”: Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway.

“Highest Ranking Class”: Any outstanding Class rated by S&P with respect to which there is no Priority Class that is outstanding.

“Holder” or “holder”: With respect to (i) any Secured Note, the Person whose name appears on the Register as the registered holder of such Secured Note kept at the offices of the Trustee, and, in the context of any risk involved in purchasing, holding or transferring any of the Secured Notes or any representation, warranty or covenant required or deemed to be made by an investor in any of the Secured Notes, “Holder” or “holder” will include the beneficial owner of such security, except as otherwise provided herein and (ii) any Preferred Shares, the Person whose name appears on the Share Register as the registered holder of such Preferred Shares.

“Holder Reporting Obligations”: The obligation (a) to obtain and provide to the Issuer and the Trustee (including their respective agents and representatives) information or documentation, and to update or correct such information or documentation, as may be necessary or helpful (in the sole determination of the Issuer or the Trustee or their agents, as applicable) to enable the Issuer to achieve Tax Account Reporting Rules Compliance and (b) to ensure that the information or documentation described in clause (a) is accurate and complete.

“Incurrence Covenant”: A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) only upon the occurrence of certain actions of the borrower, including a debt issuance, drawing a revolver, dividend payment, share purchase, merger, acquisition or divestiture.

“Indebtedness” of any Person means, without duplication, (a) as shown on such Person’s balance sheet (if any) (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and (ii) all indebtedness of such Person evidenced by a note, loan agreement, bond, debenture or similar instrument (whether or not disbursed in full), (b) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (c) all contingent obligations of such Person, and (d) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Indebtedness set forth in clauses (a), (b) or (c) hereof.

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

“Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, manager, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above, the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no special member, manager, director or independent review party of any Person will fail to be Independent solely because such Person acts as an independent special member, independent manager, independent director or independent review party thereof or of any such Person’s affiliates.

Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.

“Ineligible Tax Holder”: Any Holder or beneficial owner of Notes (i) that fails to comply with its Holder Reporting Obligations or (ii) (x) if the Issuer reasonably determines that such Holder’s or beneficial owner’s direct or indirect acquisition, holding or transfer of an interest in any Note would otherwise prevent the Issuer from achieving Tax Account Reporting Rules Compliance or (y) that is or that the Issuer is required to treat as a “nonparticipating FFI” or a “recalcitrant account holder” of the Issuer, in each case as defined in FATCA (or any Person of similar status under other applicable Tax Account Reporting Rules).

“Information”: S&P’s “Anatomy of a Credit Estimate: What It Means and How We Do It” dated January 14, 2021, and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

“Information Agent”: The meaning specified in Section 14.16.

“Initial Purchaser”: MUFG Securities Americas Inc., in its capacity as the Initial Purchaser of the Notes specified therein under the Purchase Agreement.

“Initial Rating”: With respect to the Secured Notes, the rating or ratings, if any, indicated in Section 2.3.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) With respect to the initial Payment Date (or, in the case of a Re-Priced Class or a Class that is subject to Refinancing, the first Payment Date following the Re-Pricing Date or the date of the Refinancing, respectively), the period from and including the Closing Date (or, in the case of (x) a Re-Pricing, the applicable Re-Pricing Date or (y) a Refinancing, the date of such Refinancing) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Securities is paid or made available for payment.

“Interest Collection Subaccount”: The meaning specified in Section 10.2(a).

“Interest Coverage Ratio”: For any designated Class or Classes of Secured Notes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) (excluding any Base Management Fee waived by the Collateral Manager) in the Priority of Interest Proceeds; and

C = Interest due and payable on the Secured Notes of such Class or Classes and each Class of Secured Notes that rank senior to or pari passu with such Class or Classes on such Payment Date.

“Interest Coverage Test”: A test that is satisfied with respect to the Class C Notes as of the Interest Coverage Test Effective Date and any other date thereafter on which such test is required to be determined hereunder, if (i) the Interest Coverage Ratio for the Class C Notes on such date is at least equal to the Required Interest Coverage Ratio for such Class or (ii) the Class C Notes are no longer outstanding.

“Interest Coverage Test Effective Date”: The Determination Date relating to the second Payment Date after the Closing Date.

“Interest Determination Date”: The second U.S. Government Securities Business Day preceding the first day of such Interest Accrual Period.

“Interest Proceeds”: With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii) all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii) all amendment and waiver fees, late payment fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation or (b) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation; provided that amendment and waiver fees received by the Issuer in connection with a Specified Amendment will be Principal Proceeds, in each case as determined by the Collateral Manager with notice to the Trustee, the Fiscal Agent and the Collateral Administrator;

(iv) commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v) any amounts deposited in the Expense Reserve Account as specified in the Issuer Order delivered pursuant to Section 3.1(a)(xi);

(vi) (a) any amounts deposited in the Collection Account from the Expense Reserve Account and/or the Ramp-Up Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to Section 10.3(c) or Section 10.3(d), as applicable in respect of the related Determination Date and/or the Effective Date and (b) any Designated Principal Proceeds pursuant to Section 10.2(g);

(vii) any Contributions made to the Issuer which are designated as Interest Proceeds as permitted by this Indenture;

(viii) any amounts deposited in the Collection Account from the Interest Reserve Account that are designated as Interest Proceeds in the sole discretion of the Collateral Manager pursuant to Section 10.3(e);

(ix) any Principal Proceeds designated by the Collateral Manager as Interest Proceeds in connection with a Refinancing pursuant to which all Classes of Secured Notes are being refinanced, up to the Excess Par Amount, for payment on the Redemption Date of a Refinancing or the first Payment Date thereafter; and

(x) Trading Gains not previously distributed may be designated by the Collateral Manager at any time as Interest Proceeds so long as (a) an EU/UK Retention Deficiency has occurred or it is likely that the treatment of such Trading Gains as Principal Proceeds would cause an EU/UK Retention Deficiency, (b) the designation of such Trading Gains as Interest Proceeds is in an amount not to exceed the amount determined by the Collateral Manager to be necessary to cure or prevent the EU/UK Retention Deficiency and (c) the designation of such Trading Gains as Interest Proceeds would not cause the Adjusted Collateral Principal Amount to be equal to or lower than the Reinvestment Target Par Balance (it being understood that the amount of Trading Gains which are not deposited into the Interest Collection Account as Interest Proceeds pursuant to this clause (x) will constitute Principal Proceeds);

provided that any amounts received in respect of any Defaulted Obligation (including interest received on Defaulted Obligations and proceeds of Equity Securities and other assets received by the Issuer in lieu of a current or prior Defaulted Obligation or a portion thereof in connection with a workout, restructuring or similar transaction of the obligor thereof) will constitute Principal Proceeds (and not Interest Proceeds) (including any Workout Loan for so long as it is treated as a Defaulted Obligation) until, so long as a such Collateral Obligation remains a Defaulted Obligation, the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation; provided further, that capitalized interest shall not constitute Interest Proceeds. Notwithstanding the foregoing, in the Collateral Manager’s sole discretion, Interest Proceeds may be classified as Principal Proceeds; provided that such designation will not result in non-payment of interest on any Class of Secured Notes.

“Interest Rate”: With respect to each Class of Secured Notes, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period equal to with respect to any Class of Floating Rate Secured Notes, the Benchmark for such Interest Accrual Period plus the spread specified in Section 2.3; provided that with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date.

“Interest Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Interest Reserve Amount”: U.S.$0.

“Intermediary”: The entity maintaining an Account pursuant to an Account Agreement.

“Investment Criteria”: The criteria specified in Section 12.2(a).

“IRS”: The U.S. Internal Revenue Service.

“Irish Listing Agent”: The meaning set forth in Section 7.2.

“Issuer”: The Person named as such on the first page of this Indenture until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Order” and “Issuer Request”: A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer or by a Responsible Officer of the Issuer or by the Collateral Manager by a Responsible Officer thereof, on behalf of the Issuer.

“Issuer’s Notice Agent”: Any agent in the Borough of Manhattan, the City of New York appointed by the Issuer where notices and demands to or upon the Issuer in respect of the Securities or this Indenture may be served, which shall initially be United Agent Group Inc..

“Junior Class”: With respect to a particular Class of Secured Notes, (a) each Class of Secured Notes that is subordinated to such Class and (b) the Preferred Shares, as indicated in Section 2.3.

“Junior Mezzanine Secured Notes”: The meaning specified in Section 2.4.

“Libor”: The London inter-bank offered rates.

“Lien”: Any grant of a security interest in, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing (including any UCC financing statement or any similar instrument filed against a Person’s assets or properties).

“Limited Liability Company Agreement”: The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date.

“Listed Class”: Any Class of Notes that is listed on Euronext Dublin, as indicated in Section 2.3.

“Loan Sale Agreements”: The OTF II Loan Sale Agreement and the Athena Funding II Loan Sale Agreement.

“Long Dated Obligation”: Any Collateral Obligation, the stated maturity date of which is extended to occur after the earliest Stated Maturity of any Secured Notes Outstanding pursuant to an amendment or modification of its terms following its acquisition by the Issuer and any Additional Long Dated Obligation.

“Maintenance Covenant”: A covenant by any borrower to comply with one or more financial covenants (including without limitation any covenant relating to a borrowing base, asset valuation or similar asset-based requirement) during each reporting period, that exists regardless of whether or not such borrower has taken any specified action and includes a covenant that applies only when the related loan is funded.

“Majority”: With respect to (a) any Class or Classes of Secured Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Secured Notes of such Class or Classes, as applicable, and (b) the Preferred Shares, the Holders of more than 50% of the Preferred Shares.

“Make-Whole Amount”: With respect to any Optional Redemption (but not, for avoidance of doubt, a Mandatory Redemption, a Clean-Up Call Redemption, a Tax Redemption or a Special Redemption) of the Class A Notes occurring after the Non-Call Period and prior to the Make-Whole Period End Date, an amount, calculated by the Collateral Manager equal to:

(A) the product of: (i) the Aggregate Outstanding Amount of the Class A Notes immediately prior to such Optional Redemption; (ii) the spread over the Benchmark applicable to the Class A Notes; and (iii) the number of days from (and including) the applicable Redemption Date to (but excluding) the Make-Whole Period End Date divided by 360; divided by

(B) the sum of: (i) one; plus (ii) the product of: (x) the interpolated Benchmark (determined by interpolating linearly between the rate for the next shorter period of time for which rates are available and the rate for the next longer period of time for which rates are available) (as determined by the Calculation Agent though the Redemption Date were the first day of an Interest Accrual Period) applicable for the period from such applicable Redemption Date to the Make-Whole Period End Date; and (y) the number of days from (and including) the applicable Redemption Date to (but excluding) the Make-Whole Period End Date divided by 360;

provided, that, with the consent of a Majority of the Preferred Shares, each Holder of the Class A Notes may elect to receive any amount less than 100% of the Make-Whole Amount that would otherwise be payable to the Class A Notes, and such lesser amount shall be the Make-Whole Amount with respect to the Class A Notes for any Holder that so elects.

“Make-Whole End Date”: February 15, 2027.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock”.

“Market Value”: With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price (as a percentage of par) determined in the following manner:

(i) the bid price determined by (A) the Loan Pricing Corporation, LoanX Inc., Markit Group Limited, Mergent, IDC or, in each case, any successor thereto or (B) any other nationally recognized loan or bond pricing service selected by the Collateral Manager (with notice to the Rating Agency); provided that, with respect to this clause (B), consent to each such other nationally recognized loan or bond pricing service has been obtained from a Majority of the Controlling Class;

(ii) if the price described in clause (i) is not available or the Collateral Manager makes a commercially reasonable determination that it does not reflect the value of such Asset pursuant to the Collateral Manager’s valuation policy, (A) the average of the bid prices determined by three Qualified Broker/Dealers active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager or (B) if only two such bids can be obtained, the lower of the bid prices of such two bids;

(iii) if the Market Value of an asset cannot be determined in accordance with clause (i) or (ii) above, then the Market Value shall be the Appraised Value; provided that (x) the Appraised Value of such Collateral Obligation has been obtained or updated within the immediately preceding four months and (y) if such asset is an S&P CCC Collateral Obligation which is included in the CCC Excess, the lower of the Appraised Value and 70% of its principal balance;

(iv) if a price or such bid described in clause (i), (ii) or (iii) is not available, then the Market Value of an asset will be the lowest of (x) such asset’s S&P Recovery Rate, (y) so long as the Collateral Manager is a Registered Investment Adviser, the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee and determined by the Collateral Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it and (z) if such asset is an S&P CCC Collateral Obligation which is included in the CCC Excess, 70% of its principal balance; or

(v) if the Market Value of any loan or other asset is not determined in accordance with clauses (i)- (iv) above, then such Market Value shall be deemed zero until such determination is made in accordance with clause (i), (ii), (iii) or (iv) above.

“Material Change”: An event that occurs with respect to a Collateral Obligation upon the occurrence of any of the following (a) non-payment of interest or principal, (b) the rescheduling of any interest or principal, (c) any covenant breach, (d) any restructuring of debt with respect to the Obligor of such Collateral Obligation, (e) the addition of payment in kind terms, change in maturity date or any change in coupon rates and (f) the occurrence of the significant sale or acquisition of assets by the Obligor.

“Material Covenant Default”: A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Document, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

“Maturity”: With respect to any Security, the date on which the unpaid principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity (if applicable) or by acceleration, redemption or otherwise.

“Measurement Date”: (i) Any day on which a purchase of a Collateral Obligation occurs, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five (5) Business Days’ prior written notice, any Business Day requested by the Rating Agency and (v) the Effective Date.

“Member State”: Any member state of the European Union.

“Minimum Denominations”: As defined in Section 2.3.

“Minimum Weighted Average Coupon Test”: The test that will be satisfied on any date of determination if the Weighted Average Coupon equals or exceeds 8.00%.

“Minimum Weighted Average Floating Spread Test”: The test that will be satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the S&P Minimum Weighted Average Floating Spread selected by the Collateral Manager in connection with the S&P CDO Monitor Test.

“Minimum Weighted Average S&P Recovery Rate Test”: The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate for the Highest Ranking Class equals or exceeds the S&P Minimum Weighted Average Recovery Rate for such Class of Secured Notes selected by the Collateral Manager in connection with the definition of S&P CDO Monitor.

“Monthly Report”: The meaning specified in Section 10.7(a).

“Monthly Report Determination Date”: The meaning specified in Section 10.7(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor in interest thereto.

“Moody’s Equivalent Diversity Score”: A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 5 hereto.

“Moody’s Equivalent Weighted Average Rating Factor”: The number (rounded up to the nearest whole number) determined by:

(a) summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities and Defaulted Obligations) multiplied by (ii) the Moody’s Equivalent Rating Factor (as described below) of such Collateral Obligation; and

(b) dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations.

The “Moody’s Equivalent Rating Factor” for each Collateral Obligation, is the number set forth in the table below opposite the S&P Rating of such Collateral Obligation.

S&P Rating	Moody’s Equivalent Rating Factor	S&P Rating	Moody’s Equivalent Rating Factor
	1	BB+	940
AA+	10	BB	1,350
AA	20	BB-	1,766
AA-	40	B+	2,220
A+	70	B	2,720
A	120	B-	3,490
A-	180	CCC+	4,770
BBB+	260	CCC	6,500
BBB	360	CCC-	8,070
BBB-	610	CC or lower or SD	10,000

“Moody’s Rating”: With respect to any Collateral Obligation, the rating determined pursuant to Schedule 3 hereto.

“Moody’s Senior Secured Loan”: The meaning specified in Schedule 3 (or such other schedule provided by Moody’s to the Issuer, the Trustee and the Collateral Manager).

“Net Exposure Amount”: As of the applicable Cut-Off Date, with respect to any Substitute Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder, and (ii) the amount necessary to cause, upon completion of such substitution on the applicable Cut-Off Date, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

“Non-Call Period”: The period from and including the Closing Date, to but excluding August 15, 2026.

“Non-Emerging Market Obligor”: An Obligor that is Domiciled in (a) the United States or Canada, (b) any country that has a foreign currency issuer credit rating of at least “AA-” by S&P, or (c) a Tax Jurisdiction.

“Non-Permitted ERISA Holder”: As defined in Section 2.12(c).

“Non-Permitted Holder”: As defined in Section 2.12(b).

“Note Interest Amount”: With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 of outstanding principal amount of such Class of Secured Notes.

“Note Payment Sequence”: The application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i) to the payment of, principal of the Class A Notes (which will include, solely in the case of a Redemption (other than a Special Redemption or a Mandatory Redemption) of the Class A Notes occurring prior to the Make-Whole End Date, the Make-Whole Amount), until the Class A Notes have been paid in full;

(ii) to the payment of, pro rata and pari passu, (x) principal of the Class B-1 Notes and (y) principal of the Class B-2 Notes, until the Class B-1 Notes and the Class B-2 Notes have been paid in full;

(iii) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

provided that, in connection with any Re-Pricing or redemption of Secured Notes, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

“Notes”: Collectively, the Class A Notes, the Class B-1 Notes, the Class B-2 Notes and the Class C Notes.

“Notice of Substitution”: The meaning specified in Section 12.3(a)(ii).

“NRSRO”: Any nationally recognized statistical rating organization, other than the Rating Agency.

“NRSRO Certification”: A certification executed by a NRSRO in favor of the Issuer and the Information Agent that states that such NRSRO has provided the Issuer with the appropriate certifications under Exchange Act Rule 17g-5(a)(3)(iii)(B) and that such NRSRO has access to the 17g-5 Website.

“Obligor”: With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligors or guarantors with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

“Offer”: As defined in Section 10.8(c).

“Offering”: The offering of any Secured Notes pursuant to the relevant Offering Circular.

“Offering Circular”: Each offering circular relating to the offer and sale of the Secured Notes, including any supplements thereto.

“Officer”: (a) With respect to any corporation, any director, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity, including, for the avoidance of doubt, any duly appointed attorney-in-fact of the Issuer, (b) with respect to the Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company and (c) with respect to the Collateral Manager, any manager or member of the Collateral Manager or any duly authorized officer of the Collateral Manager with direct responsibility for the administration of the Collateral Management Agreement and this Indenture and also, with respect to a particular matter, any other duly authorized officer of the Collateral Manager to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Opinion of Counsel”: A written opinion addressed to the Trustee and, if required by the terms hereof, the Rating Agency, in form and substance reasonably satisfactory to the Trustee (and, if so addressed, the Rating Agency), of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia, which law firm, as the case may be, may, except as otherwise expressly provided herein, be counsel for the Issuer, and which law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, the Rating Agency) or shall state that the Trustee (and, if required by the terms hereof, the Rating Agency) shall be entitled to rely thereon.

“Optional Preferred Shares Redemption”: The meaning specified in Section 9.2(j).

“Optional Redemption”: A redemption of the Secured Notes in accordance with Section 9.2.

“Organizational Documents”: The Certificate of Formation and Limited Liability Company Agreement of the Issuer, as originally executed and as supplemented, amended and restated from time to time in accordance with their terms.

“OTF II”: Blue Owl Technology Finance Corp. II (formerly known as Owl Rock Technology Finance Corp. II), a Maryland corporation.

“OTF II Loan Sale Agreement”: The Loan Sale Agreement dated as of the Closing Date, OTF II, as seller, and the Issuer, as purchaser, as amended from time to time in accordance with the terms thereof.

“Other Plan Law”: Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code.

“Outstanding”: With respect to:

(a) the Secured Notes or the Secured Notes of any specified Class, as of any date of determination, all of the Secured Notes or all of the Secured Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture except:

(i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation in accordance with the terms of Section 2.10 or registered in the Register on the date this Indenture is discharged in accordance with the terms of Section 4.1;

(ii) Secured Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Secured Notes pursuant to Section 4.1(a)(i)(B); provided that if such Secured Notes or portions thereof are to be redeemed or prepaid, as applicable, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii) Secured Notes in exchange for or in lieu of which other Secured Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Secured Notes are held by a “protected purchaser” (within the meaning of Section 8-303 of the UCC); and

(iv) Secured Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Secured Notes have been issued as provided in Section 2.7; and

(b) Preferred Shares, all of such Preferred Shares shown as issued and outstanding in the Share Register;

provided that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) Securities owned by the Issuer or (only in the case of a vote on (i) the removal of the Collateral Manager for Cause or (ii) the waiver of any event constituting Cause) Collateral Manager Securities shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded and (b) Securities so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not one of the Persons specified above.

“Overcollateralization Ratio”: With respect to any specified Class or Classes of Secured Notes as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the Secured Notes of such Class or Classes, each Priority Class of Secured Notes and each Pari Passu Class of Secured Notes.

“Overcollateralization Ratio Test”: A test that is satisfied with respect to any Class C Notes as of the Effective Date and any other date thereafter on which such test is required to be determined hereunder, if (i) the Overcollateralization Ratio for the Class C Notes on such date is at least equal to the Required Overcollateralization Ratio for such Class or (ii) the Class C Notes are no longer outstanding.

“Pari Passu Class”: With respect to any specified Class of Securities, each Class of Securities that ranks pari passu to such Securities, as indicated in Section 2.3.

“Partial Refinancing Interest Proceeds”: In connection with a Refinancing in part by Class of one or more Classes of Secured Notes, with respect to each such Class, Interest Proceeds up to the amount of accrued and unpaid interest on such Class, but only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the date of a Refinancing of such Class (or, in the case of a Refinancing occurring on a date other than a Payment Date, only to the extent that such Interest Proceeds would be available under the Priority of Payments to pay accrued and unpaid interest on such Class on the next Payment Date, taking into account Scheduled Distributions on the Assets that are expected to be received on or prior to the next Determination Date) plus, in the case of a Refinancing occurring on a date other than a Payment Date, the amount the Collateral Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of Administrative Expenses on the next subsequent Payment Date.

“Participation Interest”: A participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer’s commitment to acquire the same, satisfies each of the following criteria: (i) the loan underlying such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan,

(iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates (excluding any financing in the form of Securities)) at the time of the Issuer’s acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under an LSTA, a Loan Market Association or a similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

“Paying Agent”: Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

“Payment Account”: The payment account of the Trustee established pursuant to Section 10.3(a).

“Payment Date”: The 20th day of January, April, July and October of each year (or, if such day is not a Business Day, then the next succeeding Business Day) (together with (i) any Redemption Date (other than a Redemption Date in connection with a redemption of Secured Notes in part by Class not occurring on a regularly scheduled Payment Date)) and (ii) any Equity Payment Date, commencing on January 20, 2025; provided that (x) the final scheduled Payment Date will be the Stated Maturity (subject to any earlier payment or redemption of the Secured Notes) and (y) for purposes of the Priority of Payments, the Redemption Date with respect to a Clean-Up Call Redemption will be deemed to be a Payment Date.

“PBGC”: The United States Pension Benefit Guaranty Corporation.

“Permitted Deferrable Obligation”: Any Deferrable Obligation that, as any date of determination, currently requires (under the terms of the related Underlying Documents and the Obligor’s most recent election, if applicable) the payment in cash of an interest rate of not less than (a) in the case of a Floating Rate Obligation, the benchmark applicable to such Collateral Obligation plus 1.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.

“Permitted Liens”: With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility and (iii) with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor.

“Permitted Offer”: An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in cash (or any combination of (x) and (y)) and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

“Person”: An individual, company, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“Plan Asset Regulation”: The regulation promulgated by the United States Department of Labor at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Fiduciary”: The meaning specified in Section 2.6(i)(iii).

“Portfolio Company”: Any company that is controlled by the Collateral Manager, an Affiliate thereof, or an account, fund, client or portfolio established and controlled by the Collateral Manager or an Affiliate thereof.

“Post-Reinvestment Period Settlement Obligation”: The meaning specified in Section 12.2(b).

“Post-Transition S&P CCC Collateral Obligation”: A Collateral Obligation that, at the time the Issuer committed to purchase such Collateral Obligation, has an application to S&P for a credit estimate pending and that, upon the provision of such credit estimate (after the acquisition of such Collateral Obligation by the Issuer), becomes an S&P CCC Collateral Obligation.

“Preferred Shares”: The Preferred Shares issued pursuant to the Fiscal Agency Agreement and the Issuer’s limited liability company agreement.

“Preferred Shares Payment Account”: The account established under the Fiscal Agency Agreement.

“Principal Balance”: Subject to Section 1.3, with respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus

(except as expressly set forth herein) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero and (2) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

“Principal Collection Subaccount”: The meaning specified in Section 10.2(a).

“Principal Financed Accrued Interest”: With respect to (a) any Collateral Obligation owned or purchased by the Issuer on the Closing Date, any unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that was owing to the Issuer and remained unpaid as of the Closing Date and (b) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation.

“Principal Proceeds”: With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

“Priority Category”: With respect to any Collateral Obligation, the applicable category listed in the table under the heading “Priority Category” in Section 1(b) of Schedule 4.

“Priority Class”: With respect to any specified Class of Securities, each Class of Securities that ranks senior to such Class, as indicated in Section 2.3.

“Priority of Interest Proceeds”: The meaning specified in Section 11.1(a)(i).

“Priority of Payments”: The meaning specified in Section 11.1(a).

“Priority of Principal Proceeds”: The meaning specified in Section 11.1(a)(ii).

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding or procedure.

“Prohibited Obligor”: As determined by the Collateral Manager in its reasonable discretion at the time of the acquisition of the applicable Collateral Obligation, a company whose primary business is, or whose primary source of revenue (50% or more) is directly derived from:

(a)

Controversial Weapons. Activities that have been identified through in-house data provided by the Issuer or the use of third-party data as generating revenues from the manufacture, production, distribution, marketing or sale of controversial weapons or key components used in the production of any such weapon system, where “controversial weapons” shall mean any weapons or ammunition not compliant with the Ottawa Convention on anti-personnel landmines, which entered into force on 1 March 1999, the Oslo convention on cluster munitions, which entered into force on 1 August 2010, the convention on the Prohibition of the Development, Production and Stockpiling of

Bacteriological and Toxin Weapons and on Their Destruction (BTWC), which entered into force in 1975, the Convention on the Prohibition of the Development, Production, Stockpiling and Use of Chemical Weapons and on their Destruction (CWC), which entered into force in 1997, the Treaty on the Non-Proliferation of Nuclear Weapons (NPT), rigorously controlled by the United Nations that entered into force on 5 March 1975 and the Council Regulation (EU) 2018/1542 of 15 October 2018 concerning restrictive measures against the proliferation and use of chemical weapons;

(b)

Firearms. The sale or manufacture of military style firearms made available for non-law enforcement, non-military use provided, that, for the avoidance of doubt, “firearms” shall mean handguns and assault rifles but shall not include other military equipment);

(c)	Coal. The mining of thermal coal (which, for the avoidance of doubt, shall include coal used to generate electricity, but shall not include metallurgical coal or coking coal used to produce steel);

(d)

Oil & Gas / Arctic Drilling. Unconventional extraction of oil and gas (oil sands, shale oil and shale gas, extraction of gas from coal and Arctic drilling (as defined by the Arctic Monitoring & Assessment Program but excluding Norwegian operations);

(e)

Marijuana-related Businesses. The sale of, trade in, cultivation of or marketing of, marijuana; or (ii) a company that is categorized as or deemed to be a “Marijuana Related Business” under applicable law, but, in each case, not including the sale of, trade in, cultivation of or marketing of (x) products for medical or commercial uses, (y) hemp, CBD and other similar cannabis-related products not connected with human respiratory health and (z) FDA-approved prescription drugs;

(f)	Opioids. The production of opioids;

(g)	Tobacco. The production or sale of tobacco and tobacco products such as cigars; cigarettes, e-cigarettes, smokeless tobacco, dissolvable and chewing tobacco;

(h)

Hotels / Gambling. Financing any form of gambling other than (i) a Permitted Gaming Business (which shall mean “a business in respect of which, to the knowledge of the Collateral Manager (after reasonable inquiry), the Obligor or any of its Affiliates hold the required licenses for the jurisdiction in which the business is conducted and are in compliance with the applicable local gaming, betting and gambling legislation and regulation”), (ii) hospitality and/or resort development or the management thereof, (iii) video lottery terminals or (iv) the sale of legal lottery tickets;

(i)

Chemicals / Pesticides. Production or use of banned pesticides and hazardous chemicals or components specifically designed for use in such products. “Banned pesticides and hazardous chemicals” means any substance (other than any non-biological pesticide) banned by the U.S. Environmental Protection Agency or covered by the Montreal Protocol on Substances that Deplete the Ozone Layer (1989);

(j)	Pornography / Prostitution. The manufacturing, distribution, production, printing, publishing, broadcast, sale or marketing of pornography and activities related to prostitution;

(k)

Payday Lending. Traditional Pay-Day Lending (which shall mean “any short-term unsecured loan that does not align with customer protection principles as outlined by the Consumer Financial Protection Bureau (CFPB) and the Financial Conduct Authority (FCA)”);

(l)	Speculative Trading on Soft Commodities. Speculative transactions of soft commodities (wheat, rice, meat, soy, sugar, dairy, fish, and corn);

(m)

Palm Oil. Non-sustainable palm oil production or owns over 30,000 ha of palm oil plantations that do not have the Certified Sustainable Palm Oil (CSPO) or Roundtable on Sustainable Palm Oil label or equivalent certification;

(n)

Endangered Wildlife. Trade in endangered wildlife, any species described as ‘endangered’ or ‘critically endangered’ in the most recent publication of the International Union for Conservation of Nature (IUCN) Red List; or any species subject to protection under the Convention on International Trade in Endangered Species of Wild Fauna and Flora (1973);

(o)	Private Prisons. Owning, operating, or providing integral detention services to any private prison or legal detention facility in the United States;

(p)

Child Labor. Activities that are known to directly involve the use of child labor, slavery, forced or compulsory labor or human trafficking, in severe breach of the International Labor Organization’s (ILO) Conventions;

(q)

Cryptocurrency. The trade of Cryptocurrencies (meaning “regulated or unregulated digital representation of money, which is neither issued by a central bank or a public authority, nor attached to a fiat currency”), excluding any Obligor that simply holds Cryptocurrencies, uses Cryptocurrencies as a currency in which its business is transacted or uses blockchain technology in its operations;

(r)

Deforestation / Logging. Clearing of primary tropical moist forests, logging operations that are in violation of local or national laws in respect of illegal logging or uncontrolled and/or illegal use of fire;

provided that (x) any business that does business with or provides support services to a company described in clauses (a) through (r) above, including, without limitation, payment platforms, web hosting services, transport services and/or general retail shall not constitute a Prohibited Obligor, unless its sole business function is to provide support services to such company; and (y) any business that is only engaged in the production and/or sale of computer technology, communications equipment, software, medical supplies or similar items shall not constitute a Prohibited Obligor unless the sole use of such item is for one of the prohibited activities described in clauses (a) through (r) above. Notwithstanding the foregoing, as determined by the Collateral Manager in its reasonable discretion at the time of the acquisition of the applicable Collateral Obligation, a company whose primary business is, or has any revenue (other than de minimis revenue from indirect activities) is engaged in the business described in clause (p) above or who derives any direct revenue from such activities shall be a Prohibited Obligor.

Notwithstanding anything to the contrary herein, the Collateral Manager (i) does not make any representations regarding, or warranties with respect to, any determination regarding whether any Obligor is a Prohibited Obligor and shall, in no case, have any liability with respect to any such determination and (ii) will use commercially reasonable efforts to take into account the UN Global Compact Principles.

“Proposed Portfolio”: The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

“Purchase Agreement”: The Purchase Agreement dated as of the Closing Date, by and between the Issuer, the Initial Purchaser and the Co-Placement Agent relating to the placement of the Secured Notes specified therein, as amended from time to time.

“Purchase and Substitution Limit”: The meaning specified in Section 12.3(c).

“QIB”: A Qualified Institutional Buyer.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Secured Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

“QP”: A Qualified Purchaser.

“Qualified Broker/Dealer”: Any of Bank of America Securities; The Bank of Montreal; The Bank of New York Mellon; Barclays Bank plc; BNP Paribas; Canadian Imperial Bank of Commerce; Citibank, N.A.; Credit Agricole S.A.; Deutsche Bank AG; Goldman Sachs & Co.; HSBC Bank; Imperial Capital LLC; Jefferies & Company, Inc.; JPMorgan Chase Bank, N.A.; KeyBank National Association; Lloyds TSB Bank; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Royal Bank of Canada; NatWest Markets plc; Société Générale; SunTrust Bank, Inc.; The Toronto-Dominion Bank; UBS AG; U.S. Bank National Association; Wells Fargo Bank, National Association.

“Qualified Institutional Buyer”: The meaning specified in Rule 144A under the Securities Act.

“Qualified Purchaser”: The meaning specified in Section 2(a)(51) of the 1940 Act and Rule 2a51-2 or 2a51-3 under the 1940 Act.

“Ramp-Up Account”: The account established pursuant to Section 10.3(c).

“Rating Agency”: S&P, so long as any Secured Notes are rated thereby, or, with respect to the Secured Notes or the Collateral Obligations, as applicable, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time S&P ceases to be the Rating Agency, references to rating categories of such entity herein shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used.

“Record Date”: With respect to the Securities, the date 15 days prior to the applicable Payment Date or Redemption Date.

“Recurring Revenue Loan”: A Collateral Obligation (i) the extensions of credit under which, or a Maintenance Covenant applicable to which, is calculated on the basis of “recurring revenue” for a stated period rather than EBITDA or (ii) that, at the time of acquisition, has a negative EBITDA for the preceding 12-month period; provided that, if on any date of determination after the date of acquisition such Collateral Obligation has a positive EBITDA for two consecutive quarters or a Total Debt/EBITDA Ratio less than 7.50 to 1.00, the Collateral Manager may reclassify such Collateral Obligation so that it shall cease to be a Recurring Revenue Loan.

“Redemption Date”: Any Business Day specified for a redemption of Securities pursuant to Article IX (other than a Special Redemption), excluding any Mandatory Redemption.

“Redemption Price”: (a) For any Secured Notes (x) 100% of the Aggregate Outstanding Amount of such Secured Notes, plus (y) accrued and unpaid interest thereon (including any defaulted interest) to the Redemption Date or Re-Pricing Date, as applicable; plus (z) solely with respect to the Class A Notes, the Make-Whole Amount (if any); provided that holders of 100% of the Aggregate Outstanding Amount of any such Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of any such Class of Secured Notes; and (b) for each Preferred Share, its proportional share (based on the Aggregate Outstanding Amount of such Preferred Shares) of the amount of the proceeds of the Assets remaining after giving effect to the redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of (and/or creation of a reserve for) all expenses (including, unless waived by the Collateral Manager, all Collateral Management Fees and Administrative Expenses) of the Issuer.

“Reference Rate Modifier”: A modifier recognized or acknowledged by the Loan Syndications and Trading Association or the Alternative Reference Rate Committee convened by the Federal Reserve that is applied to a reference rate to the extent necessary to cause such rate to be comparable to Term SOFR Rate, which may include an addition to or subtraction from such unadjusted rate.

“Refinancing”: The meaning specified in Section 9.2(c).

“Refinancing Proceeds”: The net Cash proceeds from a Refinancing.

“Register” and “Registrar”: The respective meanings specified in Section 2.6(a).

“Registered”: In registered form for U.S. federal income tax purposes.

“Regulation S”: Regulation S, as amended, under the Securities Act.

“Regulation S Global Note”: Any Temporary Global Note and any Note sold outside the United States to non-“U.S. Persons” (as defined in Regulation S) in reliance on Regulation S and issued in the form of a permanent global security in definitive, fully registered form without interest coupons.

“Reinvestment Period”: The period from and including the Closing Date to and including the earliest of (i) the Payment Date in July 2029, (ii) the date of the acceleration of the Maturity of any Class of Secured Notes pursuant to Section 5.2, (iii) the date on which the Collateral Manager has delivered written notice to the Trustee, the Fiscal Agent and the Rating Agency that it has reasonably determined that it can no longer reinvest in additional Collateral Obligations in accordance with the terms hereof and the Collateral Management Agreement in connection with a Special Redemption pursuant to clause (i) of the definition of “Special Redemption,” (iv) the date of any Tax Redemption and (v) the date of any Clean-Up Call Redemption.

“Reinvestment Target Par Balance”: As of any date of determination, the Target Initial Par Amount minus the amount of any reduction in the Aggregate Outstanding Amount of the Secured Notes through the payment of Principal Proceeds plus the aggregate amount of Principal Proceeds received by the Issuer from the issuance of any additional Secured Notes and any Preferred Shares that are issued pursuant to Section 2.4 and Section 3.2 pro rata with such additional Secured Notes (after giving effect to such issuance of any additional Secured Notes or Preferred Shares).

“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reporting Agent”: A third party agent appointed by the Issuer (with the consent of and at the discretion of the Collateral Manager) as may be reasonably required to assist in obtaining for or compiling Article 7 Reports.

“Re-Priced Class”: The meaning specified in Section 9.7(a).

“Re-Pricing”: The meaning specified in Section 9.7(a).

“Re-Pricing Date”: The meaning specified in Section 9.7(b).

“Re-Pricing Eligible Notes”: The Secured Notes specified as such in Section 2.3, which on the Closing Date will consist of Class B-1 Notes, Class B-2 and Class C Notes.

“Re-Pricing Intermediary”: The meaning specified in Section 9.7(a).

“Re-Pricing Rate”: The meaning specified in Section 9.7(b)(i).

“Required Interest Coverage Ratio”: For the Class C Notes, 115.00%.

“Required Overcollateralization Ratio”: For the Class C Notes, 154.67%.

“Resolution”: A duly passed resolution of the manager or the member of the Issuer.

“Responsible Officer”: With respect to any Person, any duly authorized director, officer or manager of such Person with direct responsibility for the administration of the applicable agreement and also, with respect to a particular matter, any other duly authorized director, officer or manager of such Person to whom such matter is referred because of such director’s, officer’s or manager’s knowledge of and familiarity with the particular subject. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Restricted Trading Period”: The period during which (a)(i) the S&P rating of the Class A Notes is one or more sub-categories below its rating on the Closing Date or the S&P rating is withdrawn, (ii) the S&P rating of any of the Class B-1 or the Class B-2 Notes is two or more sub-categories below its rating on the Closing Date or the S&P rating is withdrawn, or (iii) the S&P rating of any of the Class C Notes is three or more sub-categories below its rating on the Closing Date or the S&P rating is withdrawn and (b) after giving effect to any sale (and any related reinvestment) or purchase of the relevant Collateral Obligation, (i) the aggregate principal balance of all Collateral Obligations plus, without duplication, amounts on deposit in the Principal Collection Subaccount (including to the extent such amounts have been designated for application as Principal Proceeds in connection with a contribution to the Issuer) and the Ramp-Up Account will be less than the Reinvestment Target Par Balance or (ii)(A) any of the Class C Coverage Tests are not satisfied or (B) solely with respect to any purchase or reinvestment of sale proceeds, the Collateral Quality Test is not satisfied, or if any test thereof is not satisfied, the level of compliance with such test is not maintained or improved unless with respect to any proposed sale of a Collateral Obligation, after giving effect to such sale and application of proceeds on the next succeeding Payment Date such Class C Coverage Tests will be satisfied; provided, that such period will not be a Restricted Trading Period (so long as the S&P rating of the Class A Notes, the Class B-1 Notes or the Class B-2 Notes has not been further downgraded, withdrawn or put on watch for potential downgrade) upon the direction of the Issuer with the consent of a Majority of the Class A Notes.

“Retention Basis Amount”: On any date of determination, an amount equal to the Collateral Principal Amount on such date with the following adjustments: (i) Defaulted Obligations and Workout Loans shall be included in the Collateral Principal Amount and the Principal Balances thereof shall be deemed equal to their respective outstanding principal amounts and (ii) any Equity Security owned by the Issuer shall be included in the Collateral Principal Amount with a Principal Balance determined as follows: (a) in the case of a debt obligation or other debt security, the principal amount outstanding of such obligation or security, (b) in the case of an equity security received upon a “debt for equity swap” in relation to a restructuring or other similar event, the principal amount outstanding of the debt which was swapped for the equity security and (c) in the case of any other equity security, the nominal value thereof as determined by the Collateral Manager.

“Retention Holder”: Blue Owl Technology Finance Corp. II (formerly known as Owl Rock Technology Finance Corp. II) (“OTF II”) and any successor in interest to such entity.

“Revolver Funding Account”: The meaning specified in Section 10.4.

“Revolving Collateral Obligation”: Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

“Rule 144A”: Rule 144A, as amended, under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(a)(ii).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Rule 17g-5”: The meaning specified in Section 14.16.

“S&P”: S&P Global Ratings, a nationally recognized statistical rating organization comprised of: (a) a separately identifiable business unit within Standard & Poor’s Financial Services LLC, a Delaware limited liability company wholly owned by S&P Global Inc.; and (b) the credit ratings business operated by various other subsidiaries that are wholly-owned, directly or indirectly, by S&P Global Inc.; and, in each case, any successor thereto.

“S&P CCC Collateral Obligation”: A Collateral Obligation (other than a Defaulted Obligation) with an S&P Rating of “CCC+” or lower.

“S&P CDO Monitor”: The dynamic, analytical computer model developed by S&P and used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable S&P Minimum Weighted Average Recovery Rate) and S&P’s proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Trustee, the Collateral Manager and the Collateral Administrator. Each S&P CDO Monitor will be chosen by the Collateral Manager (with notice to the Collateral Administrator) and associated with either (x) an S&P Minimum Weighted Average Recovery Rate and an S&P Minimum Weighted Average Floating Spread from Section 2 of Schedule 4 or (y) an S&P Minimum Weighted Average Recovery Rate and an S&P Minimum Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination (i) the Weighted Average S&P Recovery Rate for the Highest Ranking Class equals or exceeds the S&P Minimum Weighted Average Recovery Rate for such Class chosen by the Collateral Manager and (ii) the Weighted Average Floating Spread equals or exceeds the S&P Minimum Weighted Average Floating Spread chosen by the Collateral Manager. The model version of the S&P CDO Monitor is available at https://www.platform.ratings360.spglobal.com.

“S&P CDO Monitor Election Date”: The date specified by the Collateral Manager, at any time after the Closing Date upon at least five (5) Business Days’ prior written notice to S&P, the Trustee and the Collateral Administrator, evidencing the Collateral Manager’s election to utilize the S&P CDO Monitor in determining compliance with the S&P CDO Monitor Test.

“S&P CDO Monitor Test”: A test that will be satisfied on any date of determination (following receipt by the Issuer and the Collateral Administrator of the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”)) if, after giving effect to a proposed sale or purchase of an additional Collateral Obligation, the Class Default Differential of the Highest Ranking Class of the Proposed Portfolio is positive. The S&P CDO Monitor Test will be considered to be improved if the Class Default Differential of the Proposed Portfolio that is not positive is greater than the corresponding Class Default Differential of the Current Portfolio. At any time on or after the S&P CDO Monitor Election Date, if S&P fails to provide the Class Break-even Default Rates for each S&P CDO Monitor input file (in accordance with the definition of “Class Break-even Default Rate”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall make reasonable efforts to obtain such Class Break-even Default Rates from S&P.

“S&P Collateral Value”: With respect to any Defaulted Obligation or Long Dated Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Long Dated Obligation, as applicable, as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Long Dated Obligation, as applicable, as of the relevant Measurement Date.

“S&P Industry Classification”: The S&P Industry Classifications set forth in Schedule 2 hereto, which industry classifications may be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.

“S&P Minimum Weighted Average Recovery Rate”: As of any date of determination for each Class of Secured Notes, the recovery rate applicable to such Class of Secured Notes determined by reference to the “Recovery Rate” as set forth in the table in Section 2 of Schedule 4 chosen by the Collateral Manager (with prior notification to the Collateral Administrator and S&P) as currently applicable to the Collateral Obligations.

“S&P Rating”: With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i) (a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty which satisfies S&P’s then-current criteria applicable to guaranty agreements, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer; provided that private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating;

(ii) with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof will be the credit rating assigned to such issue by S&P, or if such DIP Collateral Obligation was assigned a point-in-time rating by S&P that was withdrawn, such withdrawn rating may be used for 12 months after the assignment of such rating; provided that if the Collateral Manager is or becomes aware of a Specified Amendment with respect to the DIP Collateral Obligation that, in the Collateral Manager’s reasonable judgment, would have a material adverse impact on the value of the DIP Collateral

Obligation, such withdrawn rating may not be used unless S&P otherwise confirms the rating or provides an updated one; provided further that if any such Collateral Obligation that is a DIP Collateral Obligation is newly issued and the Collateral Manager expects an S&P credit rating within 90 days, so long as the Collateral Manager reasonably expects such credit rating to be “B-” or higher, the S&P Rating of such Collateral Obligation shall be “B-” until the earlier of (x) the date such credit rating is obtained from S&P and (y) the expiration of such 90 day period, at which time the S&P Rating of such Collateral Obligation shall be “CCC-”; provided further that if the Collateral Manager is or becomes aware of a Material Change with respect to the DIP Collateral Obligation that would have a material adverse impact on the value of the DIP Collateral Obligation, the Collateral Manager shall notify S&P of such Material Change as soon as practicable after review of such Material Change in a reasonable time period after obtaining relevant information of such Material Change from the Obligor;

(iii) if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a) other than a DIP Collateral Obligation, if an obligation of the issuer is publicly rated by Moody’s or, with the written consent of S&P, any successor-in-interest to Moody’s, then the S&P Rating will be the S&P equivalent of the Moody’s Rating of such obligation, except that the S&P Rating of such obligation will be (1) one sub-category below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Baa3” or higher and (2) two sub-categories below the S&P equivalent of the Moody’s Rating if such Moody’s Rating is “Ba1” or lower (for the avoidance of doubt, if S&P does not provide consent in connection with a successor of Moody’s, the S&P Rating may be determined pursuant to clauses (b) through (c) below, to the extent applicable);

(b) other than a DIP Collateral Obligation (unless S&P confirms in writing, upon application by the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such DIP Collateral Obligation, that S&P will provide a credit estimate in respect of such DIP Collateral Obligation), the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation will, prior to or within thirty (30) days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which will be its S&P Rating; provided that until the receipt from S&P of such estimate, such Collateral Obligation will have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided further that, if such Information is not submitted within such thirty (30) day period, then, pending receipt from S&P of such estimate, the Collateral Obligation will have (1) the S&P Rating as determined by the Collateral Manager for a period of up to ninety (90) days after the acquisition of such Collateral Obligation and (2) an S&P Rating of “CCC-” following such ninety day period; unless, during such ninety day period, the

Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided further that with respect to any Collateral Obligation for which S&P has provided a credit estimate, the Collateral Manager (on behalf of the Issuer) will request that S&P confirm or update such estimate annually (and pending receipt of such confirmation or new estimate, the Collateral Obligation will have the prior estimate); provided further that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of “CCC-” unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided further that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter; provided further that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P notwithstanding that the Issuer is not applying to S&P for a credit estimate; provided further that the Issuer will promptly notify S&P of any material events effecting any such Collateral Obligation if the Collateral Manager reasonably determines that such notice is required in accordance with S&P’s published criteria for credit estimates titled “Anatomy of a Credit Estimate: What It Means and How We Do It” dated January 14, 2021 (as the same may be amended or updated from time to time);

(c) with respect to a DIP Collateral Obligation, if the S&P Rating cannot otherwise be determined pursuant to this definition, the S&P Rating of such Collateral Obligation will be “CCC-”; and

(d) with respect to a Collateral Obligation that is not a Defaulted Obligation or a DIP Collateral Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be “CCC-”; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; provided that the Issuer will submit all available Information in respect of such Collateral Obligation to S&P as if the Issuer were applying to S&P for a credit estimate; provided further that if there is a Material Change with respect to any Collateral Obligation with an S&P Rating of “CCC-” determined pursuant to this clause, the Issuer, or the Collateral Manager on behalf of the Issuer, shall, upon notice or knowledge thereof, notify S&P and provide available Information with respect thereto via email to CreditEstimates@spglobal.com; or

(iv) with respect to a Current Pay Obligation that is rated “D” or “SD” by S&P, the S&P Rating of such Current Pay Obligation will be, at the election of the Issuer (at the direction of the Collateral Manager), the higher of (1) “CCC” and (2) its issue rating by S&P;

provided that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch positive” by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on “credit watch negative” by S&P, such rating will be treated as being one sub-category below such assigned rating.

“S&P Rating Condition”: With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P provides written confirmation (including by means of electronic message, facsimile transmission, press release or posting to its website) to the Issuer and the Trustee (unless in the form of a press release or posted to its website) that no immediate withdrawal or reduction with respect to its then-current rating by S&P of any Class of Secured Notes will occur as a result of such action; provided that the S&P Rating Condition will be deemed to be satisfied if no Class of Secured Notes then Outstanding is rated by S&P and provided further that such rating condition shall be deemed inapplicable with respect to such event or circumstance if (i) S&P has given written notice to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition for purposes of evaluating whether to confirm the then-current ratings (or initial ratings) of obligations rated by S&P; or (ii) S&P has given written notice to the Issuer, the Collateral Manager or the Trustee (or their counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Secured Notes then rated by S&P.

“S&P Recovery Amount”: With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate multiplied by (b) the Principal Balance of such Collateral Obligation.

“S&P Recovery Rate”: With respect to a Collateral Obligation, the recovery rate set forth in Section 1 of Schedule 4 using the Initial Rating of the most senior Class of Secured Notes Outstanding at the time of determination.

“S&P Recovery Rating”: With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the “Recovery rating” assigned by S&P to such Collateral Obligation based upon the tables set forth in Schedule 4 hereto.

“S&P Region Classification”: With respect to a Collateral Obligation, the applicable classification set forth in the table titled “S&P Region Classification” in Section 3 of Schedule 4.

“Sale”: The meaning specified in Section 5.17.

“Sale Proceeds”: All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with the restrictions described in Article XII less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.

“Schedule of Collateral Obligations”: The schedule of Collateral Obligations attached as Schedule 1 hereto, which schedule shall include the borrower and Principal Balance of each Collateral Obligation included therein, as amended from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof and the inclusion of additional Collateral Obligations as provided in Section 12.2 and Section 12.3 hereof.

“Scheduled Distribution”: With respect to any Collateral Obligation, each payment of principal and/or interest scheduled to be made by the related Obligor under the terms of such Collateral Obligation (determined in accordance with the assumptions specified in Section 1.3 hereof) after (a) in the case of the initial Collateral Obligations, the Closing Date or (b) in the case of Collateral Obligations added or substituted after the Closing Date, the related trade date for such Collateral Obligation, as adjusted pursuant to the terms of the related Underlying Documents.

“Second Lien Loan”: Any Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral) to a Senior Secured Loan of the Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the Loan (subject to customary exceptions for permitted liens, including, without limitation, tax liens); (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that the limitation set forth in this clause (d) shall not apply with respect to a Loan made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties).

“Section 385 Rules”: The final and temporary regulations issued under Section 385 of the Code, to the extent in effect at the relevant time.

“Secured Notes”: The Notes, each authorized by, and authenticated and delivered under, this Indenture (as specified in Section 2.3), together with any Additional Secured Notes.

“Secured Notes”: Collectively, the Class A Notes, the Class B Notes and the Class C Notes.

“Secured Parties”: The meaning specified in the Granting Clauses.

“Securities”: Collectively, the Notes and the Preferred Shares.

“Securities Act”: The United States Securities Act of 1933, as amended.

“Securities Intermediary”: As defined in Article 8 of the UCC.

“Securitization Regulation”: The EU Securitization Regulation and the UK Securitization Regulation.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Selling Institution”: The entity obligated to make payments to the Issuer under the terms of a Participation Interest.

“Senior Secured Bond”: Any obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond (other than a municipal bond), note, certificated debt security or other debt security (other than any of the foregoing that evidences a loan or a Participation Interest), (c) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations and (d) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under such obligation.

“Senior Secured Loan”: Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than with respect to trade claims, capitalized leases or similar obligations); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan (subject to customary exceptions for permitted liens, including, without limitation, tax liens); (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral; and (d) is not secured solely or primarily by common stock or other equity interests; provided that if such Loan is made to a parent entity that is secured solely or primarily by the stock of one or more of the subsidiaries of such parent entity to the extent that the granting by any such subsidiary of a lien on its own property would violate law or regulations applicable to such subsidiary (whether the obligation secured is such Loan or any other similar type of indebtedness owing to third parties), then the limitation set forth in this clause (d) shall not apply with respect to such Loan.

“Share Register”: The register maintained by or on behalf of the Issuer under the Fiscal Agency Agreement.

“Share Registrar”: State Street, in its capacity as Share Registrar under the Fiscal Agency Agreement, and any successor thereto.

“Shareholder”: With respect to any Preferred Shares, the Person in whose name such Preferred Shares are registered in the Share Register.

“SIFMA Website”: The internet website of the Securities Industry and Financial Markets Association, currently located at https://www.sifma.org/resources/general/holiday-schedule, or such successor website as identified by the Collateral Manager to the Trustee and Calculation Agent.

“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Special Priority of Payments”: As defined in Section 11.1(a)(iv).

“Special Redemption”: As defined in Section 9.6.

“Special Redemption Amount”: As defined in Section 9.6.

“Special Redemption Date”: As defined in Section 9.6.

“Specified Amendment”: With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(1) modify the amortization schedule with respect to such Collateral Obligation in a manner that (i) forgives or otherwise permanently eliminates the obligation to pay a dollar amount of Scheduled Distributions equal to more than the greater of (x) 15% and (y) U.S.$250,000, or (ii) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 15%;

(2) reduce the cash interest rate payable by the Obligor thereunder by more than 50 basis points (excluding any reduction that (x) is not the result, in the reasonable determination of the Collateral Manager, of the financial distress of the obligor, (y) results in the creation of a Permitted Deferrable Obligation if, after giving effect to such reduction, the Concentration Limitations with respect to Permitted Deferrable Obligations is satisfied or (z) is the result of a change in rate due to a designation of a Fallback Rate or similar concept specified in the Underlying Documents);

(3) extend the stated maturity date of such Collateral Obligation by more than 12 months or beyond the Stated Maturity;

(4) contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(5) release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation;

(6) reduce the principal amount of the applicable Collateral Obligation; or

(7) in the reasonable business judgment of the Collateral Manager, have a material adverse impact on the value of such Collateral Obligation.

“Specified Obligor Information”: The meaning specified in Section 14.15(b).

“State Street”: State Street Bank and Trust Company.

“Stated Maturity”: The Payment Date in July 2037.

“Step-Down Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.

“Step-Up Obligation”: An obligation or security which by the terms of the related Underlying Documents provides for an increase in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate), or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.

“Structured Finance Obligation”: Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities; provided that any asset-based loan facilities and loans directly to financial services companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Subordinated Management Fee”: The fee payable to the Collateral Manager in arrears on each Payment Date pursuant to Section 8(a) of the Collateral Management Agreement and Section 11.1 of this Indenture, in an amount equal to 0.20% per annum, calculated on the basis of the actual number of days in the applicable Interest Accrual Period divided by 360, of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date.

“Substitute Collateral Obligations”: Collateral Obligations conveyed by OTF II to the Issuer as substitute Collateral Obligations pursuant to Section 12.3(a) since the Closing Date.

“Substitute Collateral Obligations Qualification Conditions”: The following conditions:

(i) the Class C Coverage Tests, Collateral Quality Test and Concentration Limitations are satisfied or, if any requirement or test thereof is not satisfied, the level of compliance with such requirement or test is maintained or improved;

(ii) the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii) the Fair Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Fair Market Value of such Substitute Collateral Obligations) equals or exceeds the Fair Market Value of the Collateral Obligation being substituted;

(iv) the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted for;

(v) such Substitute Collateral Obligation has the same or shorter maturity than the Collateral Obligation being substituted for or the Weighted Average Life Test is satisfied;

(vi) the obligor of such Substitute Collateral Obligation is not the same as the obligor of the Collateral Obligation being substituted for;

(vii) such substitution shall occur during the Reinvestment Period; and

(viii) the EU/UK Origination Requirement is satisfied immediately after giving effect to such substitution.

“Substitution Event”: An event which shall have occurred with respect to any:

(i) Collateral Obligation that becomes a Defaulted Obligation;

(ii) Collateral Obligation that has a Material Covenant Default;

(iii) Collateral Obligation that becomes subject to a Specified Amendment or a proposed Specified Amendment;

(iv) obligation that is an Equity Security or otherwise no longer satisfies the definition of Collateral Obligation;

(v) Collateral Obligation that becomes a Post-Transition S&P CCC Collateral Obligation; provided that, not more than 15 Collateral Obligations in the aggregate may be substituted solely on the basis of becoming a Post-Transition S&P CCC Collateral Obligation; or

(vi) Collateral Obligation that becomes a Credit Risk Obligation.

“Substitution Period”: The meaning specified in Section 12.3(a)(ii).

“Synthetic Security”: A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“Target Initial Par Amount”: U.S.$400,000,000.

“Target Initial Par Condition”: A condition satisfied as of the Effective Date if the Aggregate Principal Balance of Collateral Obligations (i) that are held by the Issuer and (ii) of which the Issuer has committed to purchase on such date, together with the amount of any proceeds of prepayments, maturities or redemptions of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations held by the Issuer), will equal or exceed the Target Initial Par Amount; provided that for purposes of this definition, any Collateral Obligation that is a Defaulted Obligation at the time the Target Initial Par Condition is evaluated shall be treated as having a Principal Balance equal to such obligation’s S&P Collateral Value.

“Tax”: Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

“Tax Account Reporting Rules”: FATCA, and any other laws, intergovernmental agreements, administrative guidance or official interpretations, adopted or entered into on, before or after the date of this Indenture, by one or more governments providing for the collection of financial account information and the automatic exchange of such information between or among governments for purposes of improving tax compliance, including but not limited to the OECD Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard.

“Tax Account Reporting Rules Compliance”: Compliance with Tax Account Reporting Rules as necessary to avoid (a) fines, penalties, or other sanctions imposed on the Issuer or any of its directors, or (b) the withholding or imposition of tax from or in respect of payments to or for the benefit of the Issuer.

“Tax Event”: (i)(x) Any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer (other than withholding tax imposed on commitment fees or similar fees or fees that by their nature are commitment fees or similar fees, to the extent that such withholding tax does not exceed 30% of the amount of such fees)) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of the aggregate Scheduled Distributions for all Collateral Obligations for any Collection Period, or (ii) any jurisdiction imposing net income, profits or similar Tax (including any tax liability imposed under Section 1446 of the Code) on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

Notwithstanding anything in this Indenture, the Collateral Manager shall give the Trustee prompt written notice of the occurrence of a Tax Event upon its discovery thereof. Until the Trustee receives written notice from the Collateral Manager or otherwise, the Trustee shall not be deemed to have notice or knowledge to the contrary.

“Tax Jurisdiction”: The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Jersey, Singapore, the U.S. Virgin Islands, Sint Maarten, Saba, Sint Eustatius, Aruba, Bonaire or Curaçao.

“Tax Redemption”: The meaning specified in Section 9.3(a) hereof.

“Temporary Global Note”: Any Note sold outside the United States to non-“U.S. Persons” (as defined in Regulation S) who are Qualified Purchasers in reliance on Regulation S and issued in the form of a temporary global note in definitive, fully registered form without interest coupons.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Manager with notice to the Trustee and the Collateral Administrator.

“Term SOFR Rate”: With respect to any Interest Accrual Period, the Term SOFR Reference Rate for the Corresponding Tenor, as such rate is published by the Term SOFR Administrator; provided that if as of 5:00 p.m. (New York City time) on any Interest Determination Date the Term SOFR Reference Rate for the Corresponding Tenor has not been published by the Term SOFR Administrator, then the Term SOFR Rate will be (x) the Term SOFR Reference Rate for the Corresponding Tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Corresponding Tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, the Term SOFR Rate shall be the Term SOFR Reference Rate as determined in the previous Interest Determination Date.

“Term SOFR Reference Rate”: The forward-looking term rate based on SOFR.

“Third Party Credit Exposure”: As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.

“Third Party Credit Exposure Limits”: Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P’s credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
Below A	0%	0%

provided that a Selling Institution having an S&P credit rating of “A” must also have a short-term S&P rating of “A-1” otherwise its “Aggregate Percentage Limit” and “Individual Percentage Limit” (each as shown above) shall be 0%.

“Total Debt/EBITDA Ratio”: With respect to any Collateral Obligation as of the date of acquisition by the Issuer, the meaning of “Total Debt/EBITDA Ratio” or any comparable definition in the Underlying Instruments for such Collateral Obligation. In case that “Total Debt/EBITDA Ratio” or such comparable definition is not defined in such Underlying Instruments, for any Obligor, the ratio of (x) Indebtedness of such Obligor to (y) EBITDA of such Obligor.

“Trading Gains”: With respect to any Collateral Obligation which is repaid, prepaid, redeemed or sold, an amount equal to any excess of (a) the Principal Proceeds or the Sale Proceeds, as applicable, received in respect thereof over (b) an amount equal to the greater of (1) the principal balance thereof (where for such purpose “principal balance” shall be equal to the value assigned to such Collateral Obligation for purposes of determining the Collateral Principal Amount for purposes of the definition of EU/UK Retained Interest) and (2) the purchase price thereof (expressed as a percentage of par) multiplied by the principal balance (where for such purpose “principal balance” shall be equal to the value assigned to such Collateral Obligation for purposes of determining the Collateral Principal Amount for purposes of the definition of EU/UK Retained Interest), in each case net of (i) any expenses incurred in connection with any repayment, prepayment, redemption or sale thereof, and (ii) in the case of a sale of such Collateral Obligation, any interest accrued but not paid thereon which has not been capitalized as principal and included in the sale price thereof.

“Trading Plan”: The meaning specified in Section 12.2(c).

“Trading Plan Period”: The meaning specified in Section 12.2(c).

“Transaction Documents”: This Indenture, the Collateral Management Agreement, the Loan Sale Agreements, the Fiscal Agency Agreement, the Collateral Administration Agreement, the Account Agreement, the EU/UK Retention Letter and the Purchase Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such Person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

“Trustee”: As defined in the first sentence of this Indenture.

“UCC”: The Uniform Commercial Code, as in effect from time to time in the State of New York.

“UK Institutional Investor”: An “institutional investor” as defined in Article 2(12) of the UK Securitization Regulation.

“UK Risk Retention Requirements”: Article 6 of the UK Securitization Regulation, including any implementing regulation, technical standards and official guidance published in relation thereto by the Financial Conduct Authority (the “FCA”) or the Prudential Regulation Authority, each as amended, varied or substituted from time to time.

“UK Securitization Regulation”: European Union Regulation (EU) 2017/2402 as it forms part of assimilated law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, varied, superseded or substituted from time to time) including the Securitisation (Amendment) (EU Exit) Regulations 2019, together with any supplementing regulatory technical standards, implementing technical standards and any official guidance published in relation thereto by the Financial Conduct Authority or the Prudential Regulation Authority, each as amended, varied or substituted from time to time.

“UK Transparency Requirements”: The information required by Article 7 of the UK Securitization Regulation.

“Uncertificated Security”: The meaning specified in Article 8 of the UCC.

“Underlying Document”: The loan agreement, credit agreement, indenture or other customary agreement pursuant to which an Asset has been created or issued and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

“United States”: The United States of America, its territories and its possessions.

“United States Tax Person”: A “United States person” within the meaning of Section 7701(a)(30) of the Code or an entity that is treated as a disregarded entity that is wholly-owned by such a person, in each case, for U.S. federal income tax purposes.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unsecured Loan”: A senior unsecured Loan obligation of any Person which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

“U.S. Government Securities Business Day”: Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

“U.S. Person”: The meaning specified in Regulation S.

“U.S. Risk Retention Rules”: The final rules implementing Section 941 of the Dodd-Frank Act.

“Volcker Rule”: Section 619 of the Dodd-Frank Act, and the applicable rules and regulations thereunder.

“Weighted Average Coupon”: As of any date, the number, expressed as a percentage, determined by summing the products obtained by multiplying:

For each Fixed Rate Obligation, the stated interest coupon on such Collateral Obligation	X	The principal balance of such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations)

and dividing such sum by:

the aggregate principal balance of all Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations that are Fixed Rate Obligations);

provided that if the foregoing amount is less than 8.00%, then all or a portion of the Weighted Average Coupon Adjustment, if any, as of such date, to the extent not exceeding such shortfall, shall be added to such result; provided, further, that for purposes of this definition, the stated interest coupon of each Step-Up Obligation will be deemed to be its current rate of interest and the stated interest coupon of each Step-Down Obligation will be deemed to be the lowest rate of interest that such Collateral Obligation will by its terms pay in the future solely as a function of the passage of time.

“Weighted Average Coupon Adjustment”: As of any date of determination, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Floating Spread for such date over the S&P Minimum Weighted Average Floating Spread selected by the Collateral Manager at such time in connection with the S&P CDO Monitor Test, and (ii) the aggregate principal balance of all Collateral Obligations that are not Fixed Rate Obligations as of such date, and the denominator of which is the aggregate principal balance of all Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations). In computing the Weighted Average Coupon Adjustment on any date, the Weighted Average Floating Spread for such date shall be computed as if the Weighted Average Floating Spread Adjustment was equal to zero.

“Weighted Average Floating Spread”: As of any Measurement Date, the number obtained by dividing: (a) the amount equal to (A) the Aggregate Funded Spread plus (B) the Aggregate Unfunded Spread by (b) an amount equal to the lesser of (A) the Aggregate Principal Balance of all Floating Rate Obligations as of such Measurement Date and (B) either (x) with respect to the S&P CDO Monitor Test, the Aggregate Principal Balance of Floating Rate Obligations and (y) otherwise, the Reinvestment Target Par Balance minus the Aggregate Principal Balance of Fixed Rate Obligations; provided that if the foregoing amount is less than the S&P Minimum Weighted Average Floating Spread selected by the Collateral Manager in connection with the S&P CDO Monitor Test, then all or a portion of the Weighted Average Floating Spread Adjustment, if any, as of such date, to the extent not exceeding such shortfall, will be added to such result.

“Weighted Average Floating Spread Adjustment”: As of any Measurement Date, a fraction (expressed as a percentage), the numerator of which is equal to the product of (i) the excess, if any, of the Weighted Average Coupon for such date over 8.00% and (ii) the Aggregate Principal Balance of all Fixed Rate Obligations as of such date, and the denominator of which is the Aggregate Principal Balance of all Collateral Obligations that are not Fixed Rate Obligations as of such date (in each case, excluding the unfunded portion of any Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations). In computing the Weighted Average Floating Spread Adjustment on any date, the Weighted Average Coupon for such date will be computed as if the Weighted Average Coupon Adjustment was equal to zero.

“Weighted Average Life”: As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by (I) summing the products obtained by multiplying:

(a) the Average Life at such time of each such Collateral Obligation by (b) the Principal Balance of such Collateral Obligation;

and (II) dividing such sum by the Aggregate Principal Balance at such time of all such Collateral Obligations.

For the purposes of the foregoing, the “Average Life” means, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation as of such date of determination.

“Weighted Average Life Test”: A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the value in the column entitled “Weighted Average Life Value” in the table below corresponding to the immediately preceding Payment Date (or, prior to the first Payment Date following the Closing Date, the Closing Date):

Weighted Average Life Value
Closing Date	9.00
January 2025	8.57
April 2025	8.32
July 2025	8.07
October 2025	7.82
January 2026	7.57
April 2026	7.32
July 2026	7.07
October 2026	6.82
January 2027	6.57
April 2027	6.32
July 2027	6.07
October 2027	5.82
January 2028	5.57
April 2028	5.32
July 2028	5.07
October 2028	4.82
January 2029	4.57
April 2029	4.32
July 2029	4.07
October 2029	3.82
January 2030	3.57
April 2030	3.32
July 2030	3.07
October 2030	2.82
January 2031	2.57
April 2031	2.32
July 2031	2.07
October 2031	1.82
January 2032	1.57
April 2032	1.32
July 2032	1.07
October 2032	0.82
January 2033	0.57
April 2033	0.32
July 2033	0.07
October 2032 and thereafter	0.00

“Weighted Average S&P Rating Factor”: The number (rounded up to the nearest whole number) determined by:

(a) summing the products of (i) the principal balance of each Collateral Obligation (excluding Defaulted Obligations) multiplied by (ii) the S&P Rating Factor of such Collateral Obligation set forth in Section 4 of Schedule 4; and

(b) dividing such sum by the principal balance of all such Collateral Obligations (excluding Defaulted Obligations).

“Weighted Average S&P Recovery Rate”: As of any date of determination, the number, expressed as a percentage and determined separately for each Class of Secured Notes that is rated by S&P, obtained by summing the products obtained by multiplying the Principal Balance of each Collateral Obligation (other than Defaulted Obligations) by its corresponding recovery rate as determined in accordance with Section 1 of Schedule 4 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations (other than Defaulted Obligations), and rounding to the nearest tenth of a percent.

“Workout Loan”: A loan acquired by the Issuer resulting from, or received in connection with, the workout or restructuring of a Collateral Obligation related to the financial distress or actual or anticipated bankruptcy of the related Obligor that satisfies the definition of “Collateral Obligation”. For the avoidance of doubt, (x) a Collateral Obligation will not be deemed to be a Workout Loan solely as a result of becoming subject to a Specified Amendment and (y) any Workout Loan treated as a Defaulted Obligation must rank at least pari passu in right of payment to the Collateral Obligation in respect of which it was received.

“Zero Coupon Bond”: Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2 Usage of Terms. With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term “including” means “including without limitation.”

Section 1.3 Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on the Assets shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the Class C Coverage Tests, except as otherwise specified in the Class C Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if paid as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received by the Issuer in prior Collection Periods that were not disbursed on a previous Payment Date.

(d) Each Scheduled Distribution receivable with respect to a Collateral Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Securities or other amounts payable pursuant to this Indenture.

(e) References in Section 11.1(a) to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to the Defaulted Obligation Balance.

(g) If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to the definition of “Defaulted Obligation,” then the Current Pay Obligations with the lowest Market Value (expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Current Pay Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(h) Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(i) For purposes of calculating compliance with the Investment Criteria, upon the direction of the Collateral Manager by notice to the Trustee, the Fiscal Agent and the Collateral Administrator, any Eligible Investment representing Principal Proceeds received upon the sale or other disposition of a Collateral Obligation shall be deemed to have the characteristics of such Collateral Obligation until reinvested in an additional Collateral Obligation. Such calculations shall be based upon the principal amount of such Collateral Obligation, except in the case of Defaulted Obligations and Credit Risk Obligations, in which case the calculations will be based upon the Principal Proceeds received on the disposition or sale of such Defaulted Obligation or Credit Risk Obligation.

(j) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(k) Except as expressly set forth herein, the “principal balance” and the “outstanding principal balance” of a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation shall include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(l) Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations hereunder shall be in Dollars.

(m) Any reference in this Indenture to an amount of the Trustee’s or the Collateral Administrator’s fees calculated with respect to a period at a per annum rate shall be calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period and shall be based on the aggregate face amount of the Assets.

(n) To the extent of any ambiguity in the interpretation of any definition or term contained herein or to the extent more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator shall request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator shall follow such direction, and together with the Trustee, shall be entitled to conclusively rely thereon without any responsibility or liability therefor.

(o) For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(p) For all purposes where expressly used herein, the “outstanding principal balance” and the “principal balance” of any or all of the Collateral Obligations shall exclude capitalized interest, if any.

(q) Notwithstanding anything to the contrary herein, except as otherwise specifically provided herein (including with respect to the acquisition of a Workout Loan as a Collateral Obligation), a Workout Loan shall be treated as a Defaulted Obligation unless and until the date on which it subsequently meets the definition of “Collateral Obligation” (as determined on such date and without giving effect to any exclusions for Workout Loans set forth in the definition of “Collateral Obligation”).

(r) For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(s) For purposes of determining compliance with the EU/UK Risk Retention Requirements, calculating the EU/UK Retained Interest and determining whether an EU/UK Retention Deficiency has occurred, the “principal balance” of any Asset shall be its principal balance in each case without any adjustments for purchase price or the application of haircuts or other adjustments.

(t) All calculations related to the Discount Obligation, Investment Criteria and the limitations described in the Offering Circular and definitions related to Discount Obligation, Investment Criteria and such optional purchases and substitutions described in the Offering Circular that would otherwise be calculated cumulatively will be reset at zero on the date of any Refinancing (i) in which all Classes of Secured Notes are redeemed or (ii) in connection with which the S&P Rating Condition has been satisfied.

ARTICLE II

THE SECURITIES

Section 2.1 Forms Generally. The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Responsible Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Issuer may assign one or more CUSIPs or similar identifying numbers to Notes for administrative convenience or in connection with Tax Account Reporting Rules Compliance or implementation of the Bankruptcy Subordination Agreement.

Section 2.2 Forms of Notes. The forms of the Secured Notes, including the forms of Certificated Notes, Temporary Global Notes, Regulation S Global Notes and Rule 144A Global Notes, shall be as set forth in Exhibit A hereto.

(a) Secured Notes.

(i) The Notes sold to Persons that are not “U.S. Persons” (as defined in Regulation S) who are Qualified Purchasers shall each be issued Regulation S Global Notes, and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided; provided that Notes sold to Persons that are not “U.S. Persons” (as defined in Regulation S) who are Qualified Purchasers in an offshore transaction in reliance on Regulation S will be issued initially in the form of Temporary Global Notes, which will be exchanged for permanent Regulation S Global Notes after the Closing Date. Interests in a Temporary Global Notes or other Regulation S Global Notes may not be held at any time by a “U.S. Person” (as defined in Regulation S), and U.S. re-offers or resales of Notes offered outside the United States in reliance on Regulation S may be effected only in a transaction exempt from the registration requirements of the Securities Act and not involving directly or indirectly the Issuer or its agents, Affiliates or intermediaries. On or after the Distribution Compliance Period, interests in such Temporary Global Notes of any Class of Notes will be exchangeable for interests in permanent Regulation S Global Note of the same Class upon certification that the beneficial interests in such Temporary Global Note are owned by Qualified Purchasers that are not “U.S. Persons” (as defined in Regulation S).

(ii) The Notes sold to Persons that are QIB/QPs shall each be issued initially in the form of one permanent global Note per Class (unless such Persons elect to receive a Certificated Note) in definitive, fully registered form without interest coupons substantially in the form attached as Exhibit A hereto (each, a “Rule 144A Global Note”) and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of Cede & Co., a nominee of, DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.

(iii) The Secured Notes sold to persons that are a QIB/QP, may upon request be issued in the form of one or more definitive, fully registered notes without coupons substantially in the form attached as Exhibit A hereto (a “Certificated Note”) which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee or Authenticating Agent as hereinafter provided.

(iv) The aggregate principal amount of the Regulation S Global Notes and the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(b) Book Entry Provisions. This Section 2.2(b) shall apply only to Global Notes deposited with or on behalf of DTC.

The provisions of the “Operating Procedures of the Euroclear System” of Euroclear and the “Terms and Conditions Governing Use of Participants” of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC, and DTC may be treated by the Issuer, the Trustee, and any agent of the Issuer or the Trustee as the absolute owner of such Note for all payment purposes whatsoever, and for all other purposes except as provided in Section 14.2(e). Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

Section 2.3 Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture, the Fiscal Agency Agreement (assuming solely for the purposes of this Section 2.3, that each preferred share has a principal amount of U.S.$1,000) and the Limited Liability Company Agreement is limited to U.S.$399,700,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.4, Section 2.6, Section 2.7 or Section 8.5 of this Indenture and the Limited Liability Company Agreement).

Such Securities shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Class Designation	Class A Notes	Class B-1 Notes	Class B-2 Notes	Class C Notes	Preferred Shares(1)
Initial Principal Amount(2)	U.S.$208,000,000	U.S.$7,000,000	U.S.$13,000,000	U.S.$12,000,000	U.S.$159,700,000
Stated Maturity (Payment Date in)	July 2037	July 2037	July 2037	July 2037	N/A
Interest Rate:	Benchmark + 2.00%	Benchmark + 2.50%	6.254%	Benchmark + 2.64%	N/A
Floating Rate Notes	Yes	Yes	No	Yes	N/A
Fixed Rate Notes	No	No	Yes	No	N/A
Index(3)	Benchmark	Benchmark	N/A	Benchmark	N/A
Corresponding Tenor	3 month	3 month	3 month	3 month	N/A
Initial S&P Rating	“AAA(sf)”	“AA(sf)”	“AA(sf)”	“A(sf)”	N/A
Priority Class(es)	None	A	A	A, B-1, B-2	A, B-1, B-2, C
Pari Passu Class(es)	None	B-2	B-1	None	None
Junior Class(es)	B-1. B-2, C, Preferred Shares	C, Preferred Shares	C, Preferred Shares	Preferred Shares	None
Interest deferrable	No	No	No	No	N/A
Re-Pricing Eligible(4)	No	Yes	Yes	Yes	N/A
Form	Book-Entry	Book-Entry	Book-Entry	Book-Entry	Physical
Listed Class:	Yes	No	No	No	No

1.	Aggregate issue price in the case of the Preferred Shares.
2.

The Benchmark for the Floating Rate Secured Notes will initially be the Term SOFR Rate, which will be determined for each Interest Accrual Period; provided that the Term SOFR Rate for the period from (and including) the Closing Date to (but excluding) the first Payment Date after the Closing Date will be determined by interpolating linearly between the rate for the next shorter period of time for which rates are published by the Term SOFR Administrator and the rate for the next longer period of time for which rates are published by the Term SOFR Administrator. The Benchmark may be changed to the Fallback Rate in accordance with the definition of “Benchmark”.

3.

The spread over the Benchmark (or, in the case of any Fixed Rate Notes, the stated rate of interest) with respect to the Re-Pricing Eligible Notes may be reduced in connection with a Re-Pricing of such Class of Re-Pricing Eligible Notes, subject to the conditions set forth in Section 9.7.

The Secured Notes shall be issued in minimum denominations of U.S.$250,000 (except for the Class C Notes, which will be issued in minimum denominations of U.S.$150,000) and integral multiples of U.S.$1.00 in excess thereof (the “Minimum Denominations”).

Section 2.4 Additional Securities. (a) At any time during the Reinvestment Period (or, in the case of an issuance solely of additional Preferred Shares or Junior Mezzanine Secured Notes, at any time), the Issuer, may (x) with the consent of a Majority of the Controlling Class (such consent not to be unreasonably withheld or delayed), issue and sell additional Securities of each existing Class of Securities (on a pro rata basis with respect to each Class of Securities and at least a pro rata amount of Preferred Shares) or (y) issue and sell additional Preferred Shares (subject to and in accordance with the Fiscal Agency Agreement) or notes of any one or more new classes of notes that are fully subordinated to the existing Secured Notes (or to the most junior class of securities of the Issuer issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Securities is then outstanding) (such additional Notes, “Junior Mezzanine Secured Notes”) and use the net proceeds to purchase additional Collateral Obligations or as otherwise permitted; provided that (i) the Collateral Manager and the Retention Holder consent to such issuance and such issuance is approved by a Majority of the Preferred Shares (provided such consent shall not be required in circumstances where an issuance of additional Preferred Shares is required to prevent or cure an EU/UK Retention Deficiency), (ii) in the case of an issuance of Additional Securities of existing Classes, the terms of the Securities issued must be identical to the respective terms of previously issued Securities of the applicable Class except that the interest due on Additional Notes will accrue from the issue date of such Additional Secured Notes and the spread or fixed rate of interest (after giving effect to any original issue discount) of such Additional Secured Notes may be lower (or higher) than those of the initial Secured Notes of that Class; provided that, such Additional Secured Notes must also be Floating Rate Secured Notes and have a floating rate based on the same benchmark rate as the corresponding existing Class of such Floating Rate Secured Notes, (iii) the S&P Rating Condition has been satisfied, (iv) the proceeds of any Additional Securities (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations or as otherwise permitted hereunder; provided that the Collateral Manager may elect to treat the portion of the proceeds from the issuance of Preferred Shares or Junior Mezzanine Secured Notes that exceeds the Preferred Shares’ proportional share of the Additional Securities issued at such time as Interest Proceeds, (v) the Overcollateralization Ratio with respect to the Class C Notes shall not be reduced after giving effect to such issuance unless after giving effect to such issuance the Overcollateralization Ratio is at least equal to the Overcollateralization Ratio as of the Effective Date, (vi) a written opinion of tax counsel of nationally recognized standing in the United States experienced in such matters shall be delivered to the Trustee, in form and substance satisfactory to the Collateral Manager and the Trustee, to the effect that (A) any additional Class A Notes, Class B-1 Notes, Class B-2 Notes and Class C Notes will be treated as indebtedness for U.S. federal income tax purposes and (B) such additional issuance will not result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax liability imposed under Section 1446 of the Code), or result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, provided, however, that the opinion or advice of tax counsel described in clause (A) will not be required with respect to any Additional Securities that bear a different securities identifier from the Notes of the same Class that were issued on the Closing

Date and are Outstanding at the time of the additional issuance; provided further that if an opinion to the effect that any additional Notes will be treated as indebtedness for U.S. federal income tax purposes is not delivered, such additional Notes will be subject to tax-related transfer restrictions substantially similar to those applicable to the Preferred Shares, (vii) in the case of additional Notes of any one or more existing Class of Notes that is treated as debt for U.S. federal income tax purposes, such additional Notes will be issued with a separate securities identifier number unless the additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes, (viii) none of the Issuer, the Collateral Manager, the Retention Holder or any “sponsor” of the Issuer under the U.S. Risk Retention Rules shall fail to be in compliance with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements as a result of such additional issuance unless such Person has consented to such additional issuance, (ix) in the case of an issuance of Junior Mezzanine Secured Notes, such Junior Mezzanine Secured Notes may not have a stated maturity earlier than the earliest Stated Maturity of any Secured Notes Outstanding, unless a Majority of the Controlling Class consents and (x) an Officer’s certificate of the Issuer shall be delivered to the Trustee stating that the conditions of this Section 2.4(a) have been satisfied. Such additional Securities may be offered at prices that differ from the applicable initial offering price.

(a) Interest on the Additional Securities shall be payable commencing on the first Payment Date following the issue date of such Additional Securities (if issued prior to the applicable Record Date). The Additional Secured Notes of an existing Class shall rank pari passu in all respects with the initial Secured Notes of that Class.

(b) Any Additional Securities of any Class issued pursuant to this Section 2.4 shall, to the extent reasonably practicable, be offered first to Holders of that Class in such amounts as are necessary to preserve (on an approximate basis) their pro rata holdings of Securities of such Class; provided that the Collateral Manager and the Retention Holder and their respective affiliates shall have priority over such existing holders to the extent that the Collateral Manager or the Retention Holder determines in its sole discretion that the purchase of such Additional Securities is required to satisfy the U.S. Risk Retention Rules or to prevent or cure an EU/UK Retention Deficiency.

Section 2.5 Execution, Authentication, Delivery and Dating. i) The Notes shall be executed on behalf of the Issuer by one of its Authorized Officers. The signature of such Authorized Officer on the Notes may be manual, electronic or facsimile.

Notes bearing the manual, electronic or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided herein and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual or electronic signature of one of their authorized signatories, and such Certificate of Authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.6 Registration, Registration of Transfer and Exchange. (a) The Issuer shall cause the Notes to be registered and shall cause to be kept a register (the “Register”) at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the “Registrar”) for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar. Ownership of the Preferred Shares shall be by reference to the Share Register.

If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or the Co-Placement Agent a current list of Holders as reflected in the Register.

Subject to this Section 2.6, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount. At any time, upon request of the Issuer, the Collateral Manager, the Initial Purchaser or the Co-Placement Agent, the Trustee shall provide such requesting Person a list of Holders of the Notes.

In addition, when permitted under this Indenture, the Issuer, the Trustee and the Collateral Manager shall be entitled to rely upon any certificate of ownership provided to the Trustee by a beneficial owner of a Note (including a Beneficial Ownership Certificate or a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership as to the names and addresses of such beneficial owner and the Classes, principal amounts and CUSIP numbers of Notes beneficially owned thereby. At any time, upon request of the Issuer, the Collateral Manager, the Initial Purchaser or the Co-Placement Agent, the Trustee shall provide such requesting Person a copy of each Beneficial Ownership Certificate that the Trustee has received.

At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, the Notes that the Holder making the exchange is entitled to receive.

All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any transfer, tax or other governmental charge payable in connection therewith. The Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.

(b) No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the 1940 Act.

(c) Each purchaser, beneficial owner and subsequent transferee of a Note (or interest therein) will be deemed (and may be required) to represent and agree to the requirements of Section 2.13.

(d) Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the 1940 Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.6 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same and the Issuer if such certificate does not comply with such terms.

(e) [Reserved].

(f) Transfers of Global Notes shall only be made in accordance with Section 2.2(b) and this Section 2.6(f).

(i) Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that such holder or, in the case of a transfer, the transferee is not a U.S. Person and is a Qualified Purchaser) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC’s procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is not a U.S. Person and is a Qualified Purchaser, and (D) a written certification in the form of Exhibit B-3 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is not a U.S. Person and is a Qualified Purchaser, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(ii) Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder’s Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-2 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB/QP, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, in compliance with certain restrictions imposed during the Distribution Compliance Period, as applicable and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-3 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a QIB/QP, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iii) Global Note to Certificated Note. Subject to Section 2.11(a), if a holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Note. Upon receipt by the Registrar of (A) a certificate substantially in the form of Exhibit B-2 attached hereto executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred and record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer, authentication by the Trustee or the Authenticating Agent and delivery by the Trustee of one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor), and in authorized denominations.

(g) Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.6(g).

(i) Certificated Notes to Global Notes. If a holder of a Certificated Note wishes at any time to exchange its interest in such Certificated Note for a beneficial interest in a corresponding Global Note or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in a corresponding Global Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or Exhibit B-2 (as applicable) attached hereto executed by the transferor and a certificate substantially in the form of Exhibit B-3 (as applicable) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC’s procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC’s procedures containing information regarding the Agent Member’s account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Agent Member specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred or exchanged.

(ii) Certificated Notes to Certificated Notes. If a holder of a Certificated Note wishes at any time to exchange such Certificated Note for one or more Certificated Notes or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such holder may exchange or transfer, or cause the exchange or transfer of, such Certificated Note. Upon receipt by the Registrar of (A) a Holder’s Certificated Note properly endorsed for assignment to the transferee, and (B) a certificate substantially in the form of Exhibit B-3 attached hereto executed by the transferee, the Registrar shall cancel such Certificated Note in accordance with Section 2.10, record the transfer in the Register in accordance with Section 2.6(a) and upon execution by the Issuer, authentication by the Trustee or the Authenticating Agent and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.

(h) If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the applicable legend shall not be removed unless there is delivered to the Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the 1940 Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(i) Each Person who (x) becomes a holder of a Certificated Note at any time will be required to represent and agree in a representation letter or (y) becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed, as follows:

(i) In connection with the purchase of such Notes: (A) none of the Issuer, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent, the Trustee, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner has read and understands the Offering Circular (including, without limitation, the descriptions therein of the structure of the transaction in which the Notes is being issued and the risks to purchasers of the Notes) and is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchaser, the Co-Placement Agent or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Collateral Manager, the Trustee, the Collateral Administrator, the Initial Purchaser, the Co-Placement Agent or any of their respective Affiliates; (D) such beneficial owner is either (1) in the case of a beneficial owner of an interest in a Rule 144A Global Note, both (a) a QIB that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act or an entity (other than a trust) owned exclusively by Qualified Purchasers or (2) in the case of a beneficial owner of an interest in a Regulation S Global Note, a Person that is not a U.S. Person and is a Qualified Purchaser and is acquiring the Notes in reliance on the exemption from registration provided by Regulation S and a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act or an entity (other than a trust) owned exclusively by Qualified Purchasers; (E) unless otherwise agreed by the Initial Purchaser and the Co-Placement Agent on the Closing Date, such beneficial owner is acquiring its interest in such Notes for its own account and not with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; (F) unless it is a Person that is not a U.S. Person and is a Qualified Purchaser acquiring the Notes in reliance on the exemption from registration provided by Regulation S thereunder, such beneficial owner was not formed for the purpose of investing in such Notes (unless each beneficial owner of the beneficial owner is also a Qualified Purchaser); (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories, (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; (K) if it is not a United States Tax Person, it is not acquiring any Notes as part of a plan to reduce, avoid or evade U.S. federal income tax; (L) the investment by it is within its powers and authority, is permissible under applicable laws governing such purchase, has been duly authorized by it and complies with applicable securities laws and other laws; (M) it consents and agrees that agency cross-transactions with the Issuer are authorized by the Issuer and that any subsequent authorizations by the Issuer or revocation of such authorization may be effected through the board of directors of the Issuer and (N) it acknowledges the conflicts of interest inherent in the transactions described in the Offering Circular and herein and waives any claim with respect to any liability arising from the existence thereof.

(ii) (A) If such Person is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such Notes does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (B) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any such Other Plan Law.

(iii) If such Person is, or is acting on behalf of, a Benefit Plan Investor (i) none of the Issuer, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent, the Trustee, the Collateral Administrator or any of their respective affiliates has provided or will provide any investment advice within the meaning of Section 3(21) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor (“Plan Fiduciary”), in connection with its acquisition of the Notes and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

(iv) Such beneficial owner represents that either (x) its principal place of business is not located within any Federal Reserve District or (y) it has satisfied and will satisfy any applicable registration or other requirements of the FRB, including, without limitation, Regulation U, in connection with its acquisition of the Securities.

(v) Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither the Issuer nor the pool of Assets has been registered under the 1940 Act, and that they are exempt from registration as such by virtue of Section 3(c)(7) of the 1940 Act.

(vi) Such beneficial owner is aware that, except as otherwise provided herein, any Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Notes and that in each case beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(vii) Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.6, including the Exhibits referenced herein.

(viii) Such beneficial owner understands that the Issuer has the right to compel any beneficial owner of any Re-Priced Class that does not consent to a Re-Pricing with respect to its Notes pursuant to the terms hereof to sell its interest in the Notes, or may sell such interest in the Notes on behalf of such beneficial owner in accordance with the terms hereof.

(ix) (1)(A) The express terms of this Indenture govern the rights of the Holders to direct the commencement of a Proceeding against any Person, (B) this Indenture contains limitations on the rights of the Holders to direct the commencement of any such Proceeding, and (C) each Holder shall comply with such express terms if it seeks to direct the commencement of any such Proceeding; (2) there are no implied rights under this Indenture to direct the commencement of any such Proceeding; and (3) notwithstanding any provision of this Indenture, the Notes, the Preferred Shares, the Collateral Management Agreement, the Collateral Administration Agreement or any other agreement, the Issuer shall be under no duty or obligation of any kind to the holders of the Notes, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Manager, the Collateral Administrator or the Calculation Agent.

(x) Such beneficial owner agrees that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Notes of a Re-Priced Class held by non-consenting holders pursuant to this Indenture, and if such beneficial owner is a non-consenting holder, it agrees to sell and transfer its Notes in accordance with the provisions of this Indenture and hereby irrevocably appoints the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to cooperate with the Issuer, the Re-Pricing Intermediary on behalf of the Issuer, or the Trustee to effect such sale and transfers.

(xi) [Reserved].

(xii) [Reserved].

(xiii) [Reserved].

(xiv) Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.

(xv) Such beneficial owner understands and agrees that such Notes are from time to time and at any time limited recourse obligations of the Issuer, payable solely from proceeds of the Assets available at such time in accordance with the Priority of Payments, and following realization of the Assets and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer thereunder or in connection therewith after such realization will be extinguished and will not thereafter revive.

(j) Each Person who becomes an owner of a Certificated Note will be required to make the representations and agreements set forth in Exhibit B-3.

(k) Any purported transfer of a Note not in accordance with this Section 2.6 and Section 2.13 shall be null and void and shall not be given effect for any purpose whatsoever.

(l) To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Securities to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 or the Code and other similar laws or regulations, including, without limitation, requiring each transferee of a Security to make representations to the Issuer in connection with such compliance.

(m) The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any purchaser, transferor and transferee certificate delivered pursuant to this Section 2.6 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.6 if the Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(n) For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Initial Purchaser and the Co-Placement Agent may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.

Section 2.7 Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Trustee or such Transfer Agent that such

Note has been acquired by a protected purchaser, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.7, the Issuer may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.7, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.8 Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved. (a) The Secured Notes of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable quarterly in arrears on each Payment Date on the Aggregate Outstanding Amount thereof as of the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below; provided that any interest bearing Additional Securities issued after the Closing Date in accordance with the terms of this Indenture will accrue interest during the Interest Accrual Period in which such Additional Securities are issued from and including the applicable date of issuance of such Additional Securities to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate for such Additional Securities; provided further that, with respect to any Interest Accrual Period during which a Re-Pricing has occurred, the applicable Interest Rate of any Re-Priced Class shall reflect the applicable Re-Pricing Rate from, and including, the applicable Re-Pricing Date. Payment of interest and distributions on each Class of Securities will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Secured Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(b) The principal of each Secured Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Notes becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Note may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Secured Notes or any Redemption Date), because of insufficient funds therefor shall not be considered “due and payable” for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c) Principal payments on the Secured Notes will be made in accordance with the Priority of Payments and Article IX.

(d) The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a United States Tax Person or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a United States Tax Person) or other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Notes or the Holder or beneficial owner of such Notes under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation (including any cost basis reporting obligations) and the delivery of any information required under FATCA. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.

(e) Payments in respect of interest on and principal of any Secured Notes shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by such Person, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, to the Holder or its nominee with respect to a Certificated Note; provided that in the case of a Certificated Note (1) the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Payments in respect to the Preferred Shares shall be made by the Trustee to the Fiscal Agent, on behalf of the Issuer, for payments to Shareholders. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records (or for maintaining, supervising or reviewing such records) maintained by DTC, Euroclear, Clearstream or any of the Agent Members or any of their nominees relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Secured Notes (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Issuer shall prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register, a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of such Notes and the place where such Notes may be presented and surrendered for such payment.

(f) Payments of principal to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date.

(g) Interest accrued with respect to the Floating Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest on the Fixed Rate Notes will be calculated on the basis of a 360-day year divided into twelve 30-day months.

(h) All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Notes issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i) Notwithstanding any other provision of this Indenture, the obligations of the Issuer under the Securities and this Indenture from time to time and at any time are limited recourse obligations of the Issuer payable solely from the Assets available at such time and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any officer, director, manager, partner, member, employee, shareholder, authorized Person or incorporator of the Issuer, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Securities or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Secured Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j) Subject to the foregoing provisions of this Section 2.8, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.9 Persons Deemed Owners. The Issuer, the Trustee, and any agent of the Issuer or the Trustee shall treat as the owner of each Security the Person in whose name such Security is registered on the Register or Share Register, as applicable, on the applicable Record Date for the purpose of receiving payments of principal and interest on such Security and on, other than as otherwise expressly provided in this Indenture, any other date for all other purposes whatsoever (whether or not such Security is overdue), and neither the Issuer or the Trustee, or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 2.10 Cancellation. All Secured Notes surrendered for payment, registration of transfer, exchange or redemption, mutilated, defaced or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Notes may be surrendered (including any surrender in connection with any abandonment, donation, gift, contribution or other event or circumstance thereof) except for payment as provided herein, or for registration of transfer, exchange or redemption as provided herein or for replacement in connection with any Secured Notes mutilated, defaced or deemed lost or stolen. Any Notes surrendered for cancellation as permitted by this Section 2.10 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order received prior to destruction that they be returned to it. The Issuer is not permitted to repurchase any Security; provided that such prohibition will not be deemed to limit the Issuer’s rights or obligations relating to any redemption of the Notes permitted or required pursuant to this Indenture.

Section 2.11 DTC Ceases to Be Depository. (a) A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.6 of this Indenture and (B) either (x)(i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note, or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days after receiving notice of such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.

(b) Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.11 shall be surrendered by DTC to the Trustee’s Corporate Trust Office to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Trustee shall authenticate, or cause the Authenticating Agent to authenticate, and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.6, bear the legends set forth in Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c) Subject to the provisions of paragraph (b) of this Section 2.11, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in sub-Section (a) of this Section 2.11, the Issuer will promptly make available to the Trustee a reasonable supply of Certificated Notes.

If Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by sub-Section (a) of this Section 2.11, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner’s interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership.

Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from the DTC, as depository, and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

Section 2.12 Non-Permitted Holders. (a) Notwithstanding anything to the contrary elsewhere herein, any transfer of a beneficial interest in any Notes to a U.S. Person that is not a QIB/QP shall be null and void and any such purported transfer of which the Issuer or the Trustee shall have notice may be disregarded by the Issuer and the Trustee for all purposes. In addition, the acquisition of Secured Notes by a Non-Permitted Holder under Section 2.12(a) shall be null and void ab initio. If (i) any U.S. Person that is not a QIB/QP shall become the Holder beneficial owner of an interest in any Note (other than a Regulation S Global Note), (ii) any U.S. person shall become the Holder or beneficial owner of an interest in any of a Regulation S Global Note or (iii) any person that is not a Qualified Purchaser shall become the holder or beneficial owner of an interest in any Regulation S Global Note (any such Person a “Non-Permitted Holder”), the acquisition of Notes by such Holder shall be null and void ab initio.

(b) The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Trustee or upon notice to the Issuer from the Trustee (if a trust officer of the Trustee obtains actual knowledge, in which case, the Trustee agrees to notify the Issuer of such discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such Non-Permitted Holder to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any such sale shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

(c) If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor or Other Plan Law representation required by Section 2.6 that is subsequently shown to be false or misleading (any such Person a “Non-Permitted ERISA Holder”), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such Person is a Non-Permitted ERISA Holder by the Issuer or upon notice to the Issuer from the Trustee (if a Trust Officer of the Trustee has actual knowledge and who agrees to notify the Issuer upon obtaining actual knowledge), send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 10 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes, the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder. The holder of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this sub-Section (c) shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.13 Treatment and Tax Certification. (a) Each Holder (including, for purposes of this Section 2.13, any beneficial owner of the Notes), by acceptance of such Notes or an interest in such Notes shall be deemed to have agreed to treat, and shall treat, the Notes, to the extent outstanding for U.S. federal income tax purposes, as debt and the Preferred Shares as equity, in each case, for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) Each Holder will timely furnish the Issuer, the Trustee or their respective agents with any tax forms or certifications (including, without limitation, IRS Form W-9 in the case of a Person that is a United States Tax person or an applicable IRS Form W-8 (together with all applicable attachments) in the case of a Person that is not a United States Tax person, or any successors to such IRS forms) that the Issuer, the Trustee or their respective agents reasonably request in order to (A) make payments to the Holder without, or at a reduced rate of, withholding, (B) qualify for a reduced rate of withholding in any jurisdiction from or through which they receive payments, and (C) satisfy reporting and other obligations under the Code, Treasury regulations, or any other applicable law or regulation (including the Tax Account Reporting Rules), and will update or replace such tax forms or certifications in accordance with their terms or subsequent amendments. Such Holder acknowledges that the failure to provide, update or replace any such tax forms or certifications may result in the imposition of withholding or back-up withholding on payments to the beneficial owner, or to the Issuer. Amounts withheld by the Issuer or its agents that are, in their sole judgment, required to be withheld pursuant to applicable tax laws will be treated as having been paid to such Holder by the Issuer.

(c) Each Holder will comply with the Holder Reporting Obligations. In the event such Holder fails for any reason to comply with the Holder Reporting Obligations or otherwise becomes an Ineligible Tax Holder, or to the extent that its ownership of Notes would otherwise cause the Issuer to fail to achieve Tax Account Reporting Rules Compliance, the Issuer (and any agent acting on its behalf) is authorized to (A) withhold amounts otherwise distributable to the investor as compensation for, and to the extent of, any amounts withheld from payments to or for the benefit of the Issuer as a result of such failure or such ownership, and (B) to the extent necessary to avoid an adverse effect on the Issuer as a result of such failure or such ownership, the Issuer will have the right to compel the investor to sell its Notes and, if such person does not sell its Notes within 10 Business Days after notice from the Issuer or its agents, the Issuer will have the right to sell such Notes at a public or private sale called and conducted in any manner permitted by law, and to remit the net proceeds of such sale (taking into account, in addition to other related costs and charges, any taxes incurred by the Issuer in connection with such sale) to such person as payment in full for such Notes and/or (C) assign to such Notes a separate CUSIP or CUSIPs. Each Holder agrees that the Issuer, the Trustee and/or their agents or representatives may (1) provide any information and documentation concerning its investment in its Notes to the U.S. Internal Revenue Service and any other relevant tax authority and (2) take such other steps as they deem necessary or helpful to ensure that the Issuer achieves Tax Account Reporting Rules Compliance.

(d) Each Holder agrees that no Secured Notes may be transferred by a Person from which the Issuer is disregarded as separate for U.S. federal income tax purposes, unless a written opinion of tax counsel of nationally recognized standing in the United States experienced in such matters is delivered to the Trustee, in form and substance satisfactory to the Collateral Manager, to the effect that any Secured Notes so transferred will be characterized as debt for U.S. federal income tax purposes immediately following such transfer.

(e) Each Holder will be required or deemed to represent that, if it is not a United States Tax Person, it either:

(i) is:

(A) not a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code);

(B) not a “10 percent shareholder” of the Issuer (or its sole owner, as applicable) within the meaning of section 871(h)(3) of the Code; and

(C) not a “controlled foreign corporation” within the meaning of Section 957(a) of the Code that is related to the Issuer (or its sole owner, as applicable) within the meaning of section 881(c)(3)(C) of the Code;

(ii) has provided an IRS Form W-8ECI representing that all payments received or to be received by it from the Issuer are effectively connected with its conduct of a trade or business within the United States and includible in its gross income; or

(iii) has provided an IRS Form W-8BEN-E representing that it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States.

(f) Each Holder will be required or deemed to agree to provide the Issuer and the Trustee with certifications necessary to establish that it is not subject to withholding tax under the Tax Account Reporting Rules.

(g) Each Holder represents that, if it is not a United States Tax Person, it is not, and will not be, a member of an “expanded group” within the meaning of the Section 385 Rules) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if (i) such domestic corporation, directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities, or grantor trusts), owns Preferred Shares and (ii) (A) the Issuer is a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group or (B) the Issuer is an entity disregarded as separate from either such domestic corporation or an entity that is treated as a “controlled partnership” (within the meaning of the Section 385 Rules) with respect to such expanded group; provided that such beneficial owner may acquire Secured Notes in violation of this restriction if it provides the Issuer with an opinion of nationally recognized U.S. tax counsel experienced in such matters, in form and substance satisfactory to the Collateral Manager, to the effect that the acquisition or transfer of Secured Notes will not cause such Secured Notes to be recharacterized as equity under the Section 385 Rules.

(h) Each Holder and beneficial owner of Preferred Shares will be required or deemed to agree to act in accordance with Sections 2.7 and 2.8 of the Fiscal Agency Agreement, as in effect on the Closing Date.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.1 Conditions to Issuance of Securities on Closing Date. (a) The Notes to be issued on the Closing Date may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated by the Trustee or the Authenticating Agent and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:

(i) Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of the Transaction Documents to which it is a party and related transaction documents and the execution, authentication and delivery of the Notes, (B) specifying the Stated Maturity, principal amount and Interest Rate of each Class of Notes to be authenticated and delivered, and (C) certifying that (1) the attached copy of the Resolutions are a true and complete copy thereof, (2) such Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under the Transaction Documents or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under the Transaction Documents except as has been given.

(iii) Opinions. Opinions of (A) Cleary Gottlieb Steen & Hamilton LLP, counsel to the Issuer, the Collateral Manager and the Retention Holder, (B) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Issuer, (C) Nixon Peabody LLP, counsel to the Trustee and Collateral Administrator, and (D) Eversheds Sutherland LLP, Maryland counsel to the Retention Holder, each dated the Closing Date.

(iv) Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that, to the best of the signing Officer’s knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its Organizational Documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided herein relating to the authentication and delivery of the Notes have been complied with; and that all expenses due or accrued with respect to the offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer’s certificates of the Issuer shall also state that, to the best of the signing Officer’s knowledge, all of the Issuer’s representations and warranties contained herein are true and correct as of the Closing Date.

(v) Certificate of OTF II. An Officer’s certificate of OTF II, dated as of the Closing Date, certifying that OTF II will not take any action that would result in the Issuer being treated as a corporation or a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes.

(vi) Certificate of the Collateral Manager. An Officer’s certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:

(A) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(B) each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of “Collateral Obligation”; and

(C) the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$380,000,000.

(vii) Grant of Collateral Obligations. Contemporaneously with the issuance and sale of the Securities on the Closing Date, the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer’s right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Documents related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected.

(viii) Certificate of the Issuer Regarding Assets. An Officer’s certificate of the Issuer, dated as of the Closing Date, to the effect that:

(A) in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (VI)(y) below) on the Closing Date;

(I) the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date; (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;

(II) the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (I) above;

(III) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Account Agreement;

(IV) the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;

(V) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(VI) (x) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), each Collateral Obligation included in the Assets satisfies the requirements of the definition of “Collateral Obligation” and (y) the requirements of Section 3.1(a)(vii) have been satisfied;

(VII) upon the Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture; and

(B) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased or entered into binding commitments to purchase on or prior to the Closing Date is at least U.S.$380,000,000.

(ix) Rating Letter. An Officer’s certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter signed by the Rating Agency then rating a Class of Secured Notes and confirming that each Class of Secured Notes has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(x) Accounts. Evidence of the establishment of each of the Accounts.

(xi) Issuer Order for Deposit of Funds into Accounts. The Issuer hereby authorizes the deposit of the amounts set forth in the Issuer Order delivered on the Closing Date into each of the Ramp-Up Account for use pursuant to Section 10.3(c), the Expense Reserve Account as Interest Proceeds for use pursuant to Section 10.3(d) and the Interest Reserve Account for use pursuant to Section 10.3(e).

(xii) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xii) shall imply or impose a duty on the part of the Trustee to require any other documents.

Section 3.2 Conditions to Issuance of Additional Securities. (a) Additional Securities to be issued on an Additional Securities Closing Date pursuant to Section 2.4 may be executed by the Issuer and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered to the Issuer by the Trustee upon Issuer Order, upon compliance with clauses (vi) and (vii) of Section 3.1 (with all references therein to the Closing Date being deemed to be the applicable Additional Securities Closing Date and the Aggregate Principal Balance being deemed to be the Aggregate Principal Balance as of the applicable Additional Securities Closing Date):

(i) Officers’ Certificate of the Issuer Regarding Corporate Matters. An Officer’s certificate of the Issuer (1) evidencing the authorization by Resolution of the Issuer of the execution and delivery of a supplemental indenture and the execution, authentication and delivery of the Additional Securities and (2) certifying that (a) the attached copy of such Resolutions are a true and complete copy thereof, (b) such Resolutions have not been rescinded and are in full force and effect on and as of the Additional Securities Closing Date and (c) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii) Governmental Approvals. From the Issuer either (A) a certificate of the Issuer, or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the effect that no other authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under the Transaction Documents, or (B) an Opinion of Counsel to the effect that no such authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under the Transaction Documents except as have been given; provided that the opinions delivered pursuant to Section 3.2(iii) may satisfy the requirement.

(iii) Counsel Opinion. Opinion of Cleary Gottlieb Steen & Hamilton LLP, special counsel to the Issuer or other counsel acceptable to the Trustee, dated the Additional Securities Closing Date, in form and substance satisfactory to the Issuer and the Trustee.

(iv) Officers’ Certificate of the Issuer Regarding Indenture. An Officer’s certificate of the Issuer stating that the Issuer is not in default under this Indenture and that the issuance of the Additional Securities applied for by it shall not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its Organizational Documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture and the supplemental indenture relating to the authentication and delivery of the Additional Securities applied for have been complied with and that the authentication and delivery of the Additional Securities is authorized or permitted under this Indenture and the supplemental indenture entered into in connection with such Additional Securities ; and that all expenses due or accrued with respect to the Offering of the Additional Securities or relating to actions taken on or in connection with the Additional Securities Closing Date have been paid or reserved. The Officer’s certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Additional Securities Closing Date.

(v) S&P Rating Condition. To the extent required by Section 2.4, evidence that the S&P Rating Condition has been satisfied with respect to such issuance of Additional Securities .

(vi) Schedule of Collateral Obligations. A Schedule of Collateral Obligations dated as of the Additional Securities Closing Date.

(vii) Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (vii) shall imply or impose a duty on the Trustee to so require any other documents.

(b) Prior to any Additional Securities Closing Date, the Trustee shall provide to the Holders notice of such issuance of Additional Securities as soon as reasonably practicable but in no case less than fifteen (15) days prior to the Additional Securities Closing Date; provided that the Trustee shall receive such notice at least two (2) Business Days prior to the 15th day prior to such Additional Securities Closing Date. On or prior to any Additional Securities Closing Date, the Trustee shall provide to the Holders copies of any supplemental indentures executed as part of such issuance pursuant to Article VIII.

Section 3.3 Custodianship; Delivery of Collateral Obligations and Eligible Investments. (a) The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered, on or prior to the Closing Date (with respect to the initial Collateral Obligations) and within five (5) Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the “Custodian”) or the Trustee, as applicable, all Assets in accordance with the definition of “Deliver”. The Custodian appointed hereby shall act as agent and bailee for the Trustee on behalf of the Secured Parties. Initially, the Custodian shall be the Bank and if such institution’s rating falls below “A” and “A-1” by S&P (or below “A+” by S&P if such institution has no short-term rating) the Assets held by the Custodian shall be moved within 30 calendar days to another institution that is rated at least “A” and “A-1” by S&P (or at least “A+” by S&P if such institution has no short-term rating) and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b). Any successor custodian shall also be a state or national bank or trust company that (i) has capital and surplus of at least U.S.$200,000,000 and (ii) is a Securities Intermediary.

(b) Except as otherwise provided in this Indenture, the Trustee shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X as to which, in each case, the Issuer and the Trustee shall have entered into the Account Agreement providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.

(c) Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

(d) The Issuer (or the Collateral Manager on its behalf) shall cause any other Assets acquired by the Issuer to be Delivered.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1 Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (v) the rights, obligations and immunities of the Trustee hereunder, (vi) the rights, protections, indemnities and immunities of the Collateral Administrator hereunder and under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a) (i) either:

(A) all Notes theretofore authenticated and delivered to Holders other than (1) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (2) Notes for whose payment funds have theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3 have been delivered to the Trustee for cancellation; or

(B) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable, or (2) shall become due and payable at their Stated Maturity within one year, or (3) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.4 and either (x) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States; provided that the obligations are entitled to the full faith and credit of the United States or are debt obligations which are rated “AAA” by S&P, in an amount sufficient, as recalculated by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to the respective Stated Maturity or the respective Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect thereto or (y) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments;

(ii) the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer other than Dissolution Expenses (it being understood that the requirements of this clause (ii) may be satisfied as set forth in Section 5.7); and

(iii) the Issuer has delivered to the Trustee Officer’s certificates, stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; or

(b) (i) the Trustee confirms to the Issuer that:

(A) the Trustee is not holding any Assets (other than (x) the Collateral Management Agreement, the Collateral Administration Agreement, the Loan Sale Agreements and the Account Agreement and (y) Cash in an amount not greater than the Dissolution Expenses); and

(B) no assets (other than Excluded Property and Cash in an amount not greater than the Dissolution Expenses) are on deposit in or to the credit of any deposit account or securities account (including any Accounts) in the name of the Issuer (or the Trustee for the benefit of the Issuer or any Secured Party);

(ii) the Issuer has delivered to the Trustee a certificate stating that (1) there are no Assets (other than (x) the Collateral Management Agreement, the Collateral Administration Agreement and the Account Agreement and (y) Cash in an amount not greater than the Dissolution Expenses) that remain subject to the lien of this Indenture, and (2) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture or have otherwise been irrevocably deposited with the Trustee for such purpose; and

(iii) the Issuer has delivered to the Trustee Officer’s certificates, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Upon the discharge of this Indenture, the Trustee shall provide such certifications to the Issuer as may be reasonably required by the Issuer in order for the liquidation of the Issuer to be completed.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.8, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1, 14.10, 14.11, and 14.12 shall survive.

Section 4.2 Application of Trust Funds. All amounts deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest, either directly or through any Paying Agent, as the Trustee may determine; and such amounts shall be held in an Account meeting the requirements of Section 10.1.

Section 4.3 Repayment of Funds Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all amounts then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such amounts.

Section 4.4 Limitation on Obligation to Incur Administrative Expenses. If at any time when this Indenture is eligible to be discharged pursuant to Section 4.1, the sum of (i) Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Collection Period (as certified by the Collateral Manager in its reasonable judgment) is less than the sum of Dissolution Expenses and any accrued and unpaid Administrative Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person other than the Trustee and their Affiliates, and the Collateral Manager, and failure to pay such amounts or provide or obtain any opinions, reports or services required under this Indenture shall not constitute a Default hereunder, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services.

ARTICLE V

REMEDIES

Section 5.1 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (i) any interest on any Class A Note, any Class B-1 Note, any Class B-2 Note or any Class C Note and, in each case, the continuation of any such default for five (5) Business Days after a Trust Officer of the Trustee has actual knowledge or receives notice from any holder of Securities of such payment default, or (ii) any principal of, or interest on, or any Redemption Price in respect of, any Secured Notes at its Stated Maturity or any Redemption Date; provided that the failure to effect any Optional Redemption which is withdrawn by the Issuer in accordance with this Indenture or with respect to which any Refinancing fails to occur shall not constitute an Event of Default and provided further that, solely with respect to clause (i) above, in the case of a failure to disburse funds due to an administrative error or omission by the Collateral Manager, the Trustee, the Collateral Administrator or any Paying Agent, such failure continues for seven (7) Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(b) the failure on any Payment Date to disburse amounts available in the Payment Account in excess of U.S.$25,000 in accordance with the Priority of Payments and continuation of such failure for a period of ten (10) Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, the Collateral Administrator or any Paying Agent, such failure continues for seven (7) Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;

(c) any of the Issuer or the Assets becomes an investment company required to be registered under the 1940 Act and that status continues for forty-five (45) consecutive days;

(d) except as otherwise provided in this Section 5.1, a default in a material respect in the performance, or breach in a material respect, of any other material covenant of the Issuer herein (it being understood, without limiting the generality of the foregoing, that (i) any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (e) below, (ii) the failure of the Issuer to satisfy the requirements of Section 7.18 will not constitute an Event of Default (unless the Issuer or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith)) and (iii) the failure of the Issuer to satisfy its obligations relating to Article 7 Reporting is not an Event of Default (unless the Issuer or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith), or the failure of any material representation or warranty of the Issuer made herein or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, which default, breach or failure has a material adverse effect on the Holders of the Securities and continues for a period of thirty (30) days after notice to the Issuer and the Collateral Manager by registered or certified mail or overnight delivery service, by the Trustee at the direction of the Holders of at least a Majority of the Controlling Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided that the delivery of a certificate or other report which corrects any inaccuracy contained in a previous report or certification shall be deemed to cure such inaccuracy as of the date of delivery of such updated report or certificate and any and all inaccuracies arising from continuation of such initial inaccurate report or certificate and the sale or other disposition of any asset that did not at the time of its acquisition satisfy any of the investment criteria set forth in this Indenture shall cure any breach or failure arising therefrom as of the date of such sale or disposition;

(e) on any Measurement Date as of which the Class A Notes are Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the Collateral Principal Amount plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A Notes, to equal or exceed 102.50%;

(f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of the Issuer under any Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, provisional liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

(g) the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, provisional liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the shareholders of the Issuer passing a resolution to have the Issuer wound up on a voluntary basis, or the taking of any action by the Issuer in furtherance of any such action.

Upon a Responsible Officer’s obtaining knowledge of the occurrence of an Event of Default, each of (i) the Issuer, (ii) the Trustee and (iii) the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall promptly (and in no event later than three (3) Business Days thereafter) notify the Holders (as their names appear on the Register or Share Register, as applicable), each Paying Agent and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2 Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or (g)), the Trustee may, and shall, upon the written direction of a Majority of the Controlling Class, by notice to the Issuer and the Rating Agency, declare the principal of and accrued and unpaid interest on all the Secured Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the amounts due has been obtained by the Trustee as hereinafter provided in this Article V, a Majority of the Controlling Class by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i) The Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A) all unpaid installments of interest and principal then due on the Secured Notes (other than any principal amounts due to the occurrence of an acceleration); and

(B) all unpaid taxes and Administrative Expenses of the Issuer and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Collateral Management Fee then due and owing and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Collateral Management Fee; or

(ii) It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have:

(A) been cured; and

(I) in the case of an Event of Default specified in Section 5.1(a) due to failure to pay interest on any Class of Secured Notes or in Section 5.1(e), a Majority of the Controlling Class, by written notice to the Trustee, have agreed with such determination (which agreement shall not be unreasonably withheld, delayed or conditioned); or

(II) in the case of any other Event of Default, a Majority of each Class of Secured Notes (voting separately by Class), in each case, by written notice to the Trustee, have agreed with such determination (which agreement shall not be unreasonably withheld, delayed or conditioned); or

(B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. The Trustee shall provide notice to S&P upon any such rescission.

(c) Notwithstanding anything in this Section 5.2 to the contrary, the Secured Notes will not be subject to acceleration by the Trustee solely as a result of the failure to pay any amount due on the Secured Notes that are not of the Controlling Class.

Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Notes, the Issuer will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Notes, the whole amount, if any, then due and payable on such Secured Notes for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of a Majority of the Controlling Class, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Secured Notes and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of a Majority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer its respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Holders allowed in any Proceedings relative to the Issuer or to the creditors or property of the Issuer;

(b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders upon the direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c) to collect and receive any amounts or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Holders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4 Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i) institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any amounts adjudged due;

(ii) sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;

(iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Account Agreement); and

(v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking firm of national reputation in structuring and distributing securities similar to the Secured Notes (the reasonable cost of which shall be payable as an Administrative Expense), which may be the Initial Purchaser or the Co-Placement Agent, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b) If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c) Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any of the Holders of the Securities, the Trustee, the Collateral Manager, OTF II, the Collateral Administrator or any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale and applicable law (including the Advisers Act), may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their payment of the purchase price, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Trustee and the Holders of the Securities, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d) If an Event of Default has occurred and is continuing and the Trustee has directed or been directed to cause a liquidation of the Assets pursuant to this Indenture, OTF II shall have the right to make a contribution in an amount no less than would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including any amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and any due and unpaid Base Management Fee) and upon the making of such contribution, any such direction for liquidation shall be null and void and any liquidation procedures or auction shall be terminated.

(e) Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Holders may, prior to the date which is one year (or if longer, any applicable preference period) plus one day after the payment in full of all Notes and any other debt obligations of the Issuer that have been rated upon issuance institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium, winding up or liquidation Proceedings, or other similar Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Trustee (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar Proceeding. The restrictions described this Section 5.4(e) are a material inducement for each Holder and beneficial owner of Notes to acquire such Notes and for the Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer) and the other applicable Transaction Documents and are an essential term of this Indenture. Any Holder, beneficial owner of Notes or the Issuer may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under United States federal or state bankruptcy law or similar laws.

(f) In the event one or more Holders or beneficial owners of Securities cause the filing of a petition in bankruptcy against the Issuer in violation of the prohibition described in Section 5.4(e) above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Notes that does not seek to cause any such filing, with such subordination being effective until each Secured Note held by each Holder or beneficial owner of any Secured Notes that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the “Bankruptcy Subordination Agreement”. The Bankruptcy Subordination Agreement will constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code. The Trustee shall be entitled to rely upon an issuer order from the Issuer with respect to the payment of amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(f).

(g) The Issuer shall, so long as any Notes remain Outstanding and for a year and a day thereafter, timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer adjudicated as bankrupt or insolvent, or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment, liquidation, winding up or composition of or in respect of the Issuer under any Bankruptcy Law or any other applicable law. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys’ fees and expenses) in connection with taking any such action shall be paid as Administrative Expenses.

Section 5.5 Optional Preservation of Assets. (a) Notwithstanding anything to the contrary herein (but subject to the right of the Collateral Manager to direct the Trustee to sell Collateral Obligations or Equity Securities in strict compliance with Section 12.1), if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments at the date or dates fixed by the Trustee and deposit and maintain all accounts in respect of the Assets and the Securities in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:

(i) the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest, and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Secured Notes (including any amounts due and owing as Administrative Expenses (without regard to the Administrative Expense Cap) and any due and unpaid Base Management Fee) and a Majority of the Controlling Class agrees with such determination and directs the sale and liquidation of the Assets;

(ii) in the case of an Event of Default specified in (A) Section 5.1(a) due to a failure to pay interest on any Class of Notes in accordance with the Priority of Interest Proceeds or the Priority of Principal Proceeds, (B) Section 5.1(a) due to failure to pay interest on any Class of Notes in accordance with the Special Priority of Payments or (C) Section 5.1(e), the Holders of at least a Majority of the Controlling Class direct the sale and liquidation of the Assets (in each case without regard to whether another Event of Default has occurred prior, contemporaneously or subsequent to such Event of Default); or

(iii) if the Controlling Class is no longer Outstanding, or in the case of any other Event of Default not specified in clause (ii), the Holders of at least a Majority of each Class of Secured Notes (voting separately by Class) direct the sale and liquidation of the Assets.

So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i), (ii) or (iii) exist.

(b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5 (a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Notes if prohibited by applicable law.

(c) In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall use reasonable efforts to obtain, with the cooperation of the Collateral Manager, bid prices with respect to each Asset from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such Assets and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Asset. In the event that the Trustee, with the cooperation of the Collateral Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer at the time making a market in such Assets, the Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense).

The Trustee shall deliver to the Holders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).

The Trustee shall deliver written notice to the Issuer, the Collateral Manager and the Rating Agency upon receipt of direction pursuant to Section 5.5 (a)(i), (ii) or (iii) to liquidate and sell the Assets.

Section 5.6 Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.

Section 5.7 Application of Funds Collected. Any amounts collected by the Trustee with respect to the Notes pursuant to this Article V and any amounts that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of Section 11.1(a)(iii), at the date or dates fixed by the Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(a) and Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8 Limitation on Suits. No Holder of any Notes shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given to the Trustee written notice of an Event of Default;

(b) the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Securities of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request;

(c) the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and

(d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9 Unconditional Rights of Holders to Receive Principal and Interest. Subject to Section 2.8(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Notes shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Notes, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Secured Notes still Outstanding shall have no right to institute Proceedings to request the Trustee to institute proceedings for the enforcement of any such payment until such time as no Secured Notes ranking senior to such Secured Notes remains Outstanding, which right shall be subject to the provisions of Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Issuer, Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.

Section 5.13 Control by Majority of Controlling Class. A Majority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Indenture; provided that:

(a) such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);

(c) the Trustee shall have been provided with an indemnity reasonably satisfactory to it; and

(d) notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Secured Notes representing the requisite percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.4 and/or Section 5.5.

Section 5.14 Waiver of Past Defaults. Prior to the time a judgment or decree for payments due has been obtained by the Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Securities waive any past Default or Event of Default and its consequences, except a Default:

(a) in the payment of the principal of any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(b) in the payment of interest on any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);

(c) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Security materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(d) in respect of a representation contained in Section 7.19 (which may be waived only by a Majority of the Controlling Class if the S&P Rating Condition is satisfied).

In the case of any such waiver, the Issuer, the Trustee and the Holders of the Secured Note shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Collateral Manager and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.

Section 5.15 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Securities by such Holder’s acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Secured Notes on or after the applicable Stated Maturity (or, in the case of redemption which has resulted in an Event of Default, on or after the applicable Redemption Date).

Section 5.16 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants set forth in, the performance of, or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17 Sale of Assets. (a) The power to effect any sale (a “Sale”) of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Holders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.

(b) The Trustee may bid for and acquire any portion of the Assets on behalf of the Holders in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Secured Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c) If any portion of the Assets consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any payment.

Section 5.18 Action on the Notes. The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Holders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI

THE TRUSTEE

Section 6.1 Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements hereof and shall promptly, but in any event within three (3) Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Holders.

(b) In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c) No provision hereof shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this sub-Section shall not be construed to limit the effect of sub-Section (a) of this Section 6.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Collateral Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv) no provision hereof shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including mailing of notices under this Indenture; and

(v) in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.

(d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), (f), or (g) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made herein to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e) Upon the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” has occurred, the Trustee shall, not later than two (2) Business Days thereafter, forward such notice to the Holders (as their names appear in the Register or the Share Register, as applicable) and the Rating Agency.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2 Notice of Event of Default. Promptly (and in no event later than three (3) Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Issuer, the Collateral Manager, the Rating Agency, Euronext Dublin (for so long as any Notes are listed on Euronext Dublin and the guidelines of such exchange shall so require) and all Holders (as their names and addresses appear on the Register or the Share Register, as applicable), notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3 Certain Rights of Trustee. Except as otherwise provided in Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c) whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in Assets of the type being valued, securities quotation services, loan pricing services and loan valuation agents;

(d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of the Rating Agency shall (subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior notice to the Issuer and the Collateral Manager, to examine the books and records relating to the Securities and the

Assets, personally or by agent or attorney, during the Issuer’s or the Collateral Manager’s normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law by any regulatory, administrative or governmental authority and (ii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided further that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;

(h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;

(i) nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or the Collateral Manager (unless and except to the extent otherwise expressly set forth herein or in the Collateral Administration Agreement);

(j) to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants identified in the Accountants’ Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(k) the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(l) notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Document, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(m) in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent, Collateral Administrator or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Account Agreement, the Collateral Administration Agreement or any other documents to which the Bank in such capacity is a party;

(n) any permissive right of the Trustee to take or refrain from taking actions enumerated herein shall not be construed as a duty;

(o) to the extent permitted by applicable law, the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(p) except as otherwise provided herein, the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Securities generally, the Issuer or this Indenture. Whenever reference is made herein to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;

(q) the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services);

(r) to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as organizational documents, an offering memorandum, or other identifying documents to be provided;

(s) in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third party or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(t) the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture; and

(u) the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance.

Section 6.4 Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or the proceeds thereof or any money paid to the Issuer pursuant to the provisions hereof.

Section 6.5 May Hold Securities. The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.

Section 6.6 Funds Held in Trust. All funds held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any funds received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.

Section 6.7 Compensation and Reimbursement. (a) The Issuer agrees:

(i) to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule delivered to the Issuer in connection with this Indenture, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a Trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee’s receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;

(iii) to indemnify the Trustee and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the costs and expenses of defending themselves (including reasonable attorney’s fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and

(iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.

(b) The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in the Priority of Interest Proceeds, the Priority of Principal Proceeds or Section 11.1(a)(iii), but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee’s rights under Section 6.9. No direction by the Holders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If, on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture, insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.

(c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year (or, if longer, the applicable preference period then in effect) plus one day, after the payment in full of all Notes issued under this Indenture.

(d) The Issuer’s payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee.

(e) Without limiting Section 5.4, the Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer on its own behalf or on behalf of the Secured Parties until at least one year (or, if longer, the applicable preference period) plus one day after the payment in full of all of the Notes.

Section 6.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having a long-term issuer credit rating of at least “BBB+” by S&P and having an office within the United States, and who makes the representations contained in Section 6.17. If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b) Subject to Section 6.9(a), the Trustee may resign at any time by giving not less than 30 days’ written notice thereof to the Issuer, the Collateral Manager, the Holders of the Securities and the Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee or Trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by a Responsible Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager; provided that such successor Trustee shall be appointed only upon the Act of a Majority of the Securities of each Class or, at any time when an Event of Default shall have occurred and be continuing, by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.

(c) The Trustee may be removed at any time upon 30 days written notice by an Act of a Majority of the Controlling Class and a Majority of the Preferred Shares or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Issuer.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the Issuer shall fail to appoint a successor Trustee within 30 days after such removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, the Trustee or any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, to the Rating Agency and to the Holders of the Securities as their names and addresses appear in the Register (or, if applicable, the Share Register). Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

Section 6.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8, shall make the representations and warranties contained in Section 6.17, and shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. In addition, so long as the retiring Trustee is the same institution as the Collateral Administrator, unless otherwise agreed to in writing by the Issuer, the successor and the retiring institutions, such successor Trustee shall automatically become, and hereby so agrees to be, the Collateral Administrator pursuant to Section 7(b) of the Collateral Administration Agreement and shall assume the duties of the Collateral Administrator under the terms and conditions of the Collateral Administration Agreement in its acceptance of appointment as successor Trustee until such time, if any, as it is replaced as Collateral Administrator by the Issuer pursuant to the Collateral Administration Agreement. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Issuer or a Majority of any Class of Securities or the successor Trustee or successor Collateral Administrator, as applicable, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

Section 6.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12 Co-Trustees. At any time or times, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to the satisfaction of the S&P Rating Condition), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.

The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay, to the extent funds are available therefor under clause (A) of the Priority of Interest Proceeds, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a) the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f) any Act of the Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency of the appointment of a co-trustee hereunder.

Section 6.13 Certain Duties of Trustee Related to Delayed Payment of Proceeds and the Assets. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three (3) Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the Trustee under the related Underlying Document or a paying agent designated by either of them, as the case may be, to make such payment not later than three (3) Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Collateral Management Agreement or under this Indenture, such release shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Reasonably promptly after receipt thereof, the Trustee will notify and provide to the Collateral Manager on behalf of the Issuer a copy of any documents, financial reports, legal opinions or any other information including, without limitation, any notices, reports, requests for waiver, consent requests or any other requests or communications relating to the Assets or any Obligor or to actions affecting the Assets or any Obligor. Upon reasonable request by the Collateral Administrator or the Collateral Manager, the Trustee further agrees to provide to the requesting Person from time to time, on a timely basis, any information in its possession relating to the Collateral Obligations, the Equity Securities and the Eligible Investments as requested so as to enable the requesting Person to perform its duties hereunder, under the Collateral Administration Agreement or under the Collateral Management Agreement, as applicable.

Section 6.14 Authenticating Agents. Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with the issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6, 2.7 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.

Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer.

Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15 Withholding. If any withholding tax is imposed by applicable law on the Issuer’s payments (or allocations of income) under the Notes, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Trustee and any other Paying Agent are hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer (but such authorization shall not prevent the Trustee or any such other Paying Agent from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed with respect to any Notes shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee or any other Paying Agent. If there is a reasonable possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee or such other Paying Agent shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Trustee or such Paying Agent for any out of pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee or any other Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.

Section 6.16 Fiduciary for Holders Only; Agent for Each Other Secured Party. With respect to the security interest created hereunder, the delivery of any item of Asset to the Trustee is to the Trustee as representative of the Holders and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Trustee of any Asset, and the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Holders, and agent for each other Secured Party.

Section 6.17 Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows, in its individual capacity and in its capacities as described below (and any Person that becomes a successor Trustee pursuant to Sections 6.9, 6.10, or 6.11 or a co-trustee pursuant to Section 6.12 represents and warrants as follows in its individual capacity and in its capacity as Trustee where applicable):

(a) Organization. The Bank has been duly organized and is validly existing as a trust company with trust powers under the laws of the Commonwealth of Massachusetts and has the power to conduct its business and affairs as a Trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.

(b) Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c) Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.

(d) No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.

(e) Ownership of Securities. On the date of its appointment as Trustee, the Trustee does not own any Securities and has no present intention of acquiring any Securities although it is not restricted from doing so in the future as provided in Section 6.5.

ARTICLE VII

COVENANTS

Section 7.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Secured Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are lawfully available therefor pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Preferred Shares, in accordance with this Indenture and the Limited Liability Company Agreement.

Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Security shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2 Maintenance of Office or Agency. The Issuer hereby appoints the Trustee as a Paying Agent for payments or distributions on the Securities, and appoint the Trustee as Transfer Agent at its applicable Corporate Trust Office as the Issuer’s agent where Notes may be surrendered for registration of transfer or exchange.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes and no paying agent shall be appointed in a jurisdiction which subjects payments or distributions on the Securities to withholding tax solely as a result of such Paying Agent’s activities. The Issuer shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Issuer shall give prompt written notice to the Trustee, the Rating Agency and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

If at any time the Issuer shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph), notices and demands may be served on the Issuer, and Notes may be presented and surrendered for payment to the Trustee at its main office, and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

The Issuer shall maintain and implement administrative and operating procedures reasonably necessary in the performance of their obligations hereunder, and the Issuer shall keep and maintain or cause its Independent manager to keep or maintain at all times, or cause to be kept and maintained at all times in the State of Delaware, all documents, books, records, accounts and other information as are required under the laws of the State of Delaware.

The Issuer shall maintain an Issuer’s Notice Agent at all times. If at any time the Issuer fails to maintain any such required office or agency in the United States, or fails to furnish the Trustee with the address thereof, notices and demands may be served directly on the Issuer. For the avoidance of doubt, notices to the Issuer under the Transaction Documents shall be delivered in accordance with Section 14.3.

So long as any Notes are listed on Euronext Dublin, the Issuer shall maintain an Irish listing agent therefor (the “Irish Listing Agent”). The initial Irish Listing Agent shall be Walkers Listing Services Limited, 5th Floor, The Exchange, George’s Dock, IFSC, Dublin 1, Ireland.

Section 7.3 Funds for Note Payments to Be Held in Trust. All payments of amounts due and payable with respect to any Securities that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments or distributions on the Securities.

When the Issuer shall have a Paying Agent that is not also the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, no later than the fifth day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer shall, on or before the Business Day next preceding each Payment Date and on any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any funds deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Securities with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article XI.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that, with respect to any additional or successor Paying Agent, (x) so long as the Notes of any Class are rated by S&P either (i) such Paying Agent has a long-term issuer credit rating of “A+” or higher by S&P or a short-term debt rating of “A-1” by S&P or (ii) the S&P Rating Condition is satisfied. If such successor Paying Agent ceases to have any such minimum rating specified in clause (i) of the immediately preceding sentence, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:

(a) allocate all sums received for payment to the Holders of Securities for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Persons in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b) hold all sums held by it for the payment of amounts due with respect to the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c) if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of the Securities if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d) if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer in the making of any payment required to be made; and

(e) if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect thereto.

Except as otherwise required by applicable law, any amounts deposited with the Trustee or any Paying Agent in trust for any payment on any Securities and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Securities shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Trustee or such Paying Agent with respect to such amounts shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Securities have been called but have not been surrendered for redemption or whose right to or interest in amounts due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

Section 7.4 Existence of the Issuer.

(a) The Issuer shall take all reasonable steps to maintain its identity as a separate legal entity from that of its members. The Issuer shall keep its registered office or principal place of business (as the case may be) in the same city, state and country indicated in the address specified in Section 14.3. The Issuer shall keep separate books and records and shall not commingle its funds with those of any other Person. The Issuer shall keep in full force and effect its rights and franchises as a limited liability company organized under the laws of the State of Delaware, shall comply with the provisions of its Organizational Documents and shall obtain and preserve its qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Securities or any of the Assets; provided that, subject to Delaware law, the Issuer shall be entitled to change its jurisdiction of formation from Delaware to any other jurisdiction reasonably selected by the Issuer and approved by a Majority of the Preferred Shares in accordance with the Limited Liability Company Agreement, so long as (x) (i) the Issuer has received an Opinion of Counsel (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect any Class unless a Majority of such Class has consented to such change, (ii) written notice of such change shall have been given to the Trustee by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders, the Collateral Manager and the Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change or (y) such change is being made in connection with a supplemental indenture pursuant to Section 8.1(a)(xxviii).

The Issuer shall (i) ensure that all limited liability company or other formalities regarding its existence (including, to the extent required by applicable law, holding regular board of directors’, partners’, members’, managers’ and shareholders’ or other similar meetings) are followed, (ii) conduct business in its own name, (iii) correct any known misunderstanding as to its separate existence, (iv) maintain separate financial statements (if any), (v) maintain an arm’s-length relationship with any Affiliates, (vi) maintain adequate capital in light of its contemplated business operations, (vii) not commingle its funds with those of any other entity and (viii) pay its own liabilities out of its own funds. The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than any subsidiaries necessitated by a change of jurisdiction pursuant to clause (a) above, subject to satisfaction of the S&P Rating Condition in the case of such clause (a) above) and (ii) the Issuer shall not (A) have any employees (other than its directors, manager and officers) to the extent they are employees, (B) engage in any transaction with any shareholder, member or partner that would constitute a conflict of interest (provided that each Transaction Document shall not be deemed to be such a transaction that would constitute a conflict of interest) or (C) pay dividends or make distributions to its owners other than in accordance with the provisions of this Indenture. This Section 7.4(a) shall not be binding to the extent inconsistent with the status of the Issuer as an entity disregarded from its sole owner for U.S. federal income tax purposes.

(b) The Issuer will at all times have at least one Independent manager under the Limited Liability Company Agreement.

Section 7.5 Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager’s control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Notes hereunder and to:

(i) grant more effectively all or any portion of the Assets;

(ii) maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv) enforce any of the Assets or other instruments or property included in the Assets;

(v) preserve and defend title to the Assets and the rights therein of the Trustee, for the benefit of the Secured Parties, in the Assets against the claims of all Persons and parties; or

(vi) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer’s and the Collateral Manager’s obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer’s counsel to file without the Issuer’s signature an initial Financing Statement on the Closing Date that names the Issuer as “Debtor” and the Trustee, on behalf of the Secured Parties, as “Secured Party” and that identifies “all assets in which the Issuer now or hereafter has rights” as the collateral in which the Trustee has a Grant.

(b) The Trustee shall not, except in accordance with Section 5.5 or Section 10.8(a), (b) and (c), as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee’s security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

(c) If the Issuer shall at any time hold or acquire a “commercial tort claim” (as defined in the UCC) for which the Issuer (or predecessor in interest) has filed a complaint in a court of competent jurisdiction, the Issuer shall promptly provide notice to the Trustee in writing containing a sufficient description thereof (within the meaning of Section 9-108 of the UCC). If the Issuer shall at any time hold or acquire any timber to be cut, the Issuer shall promptly provide notice to the Trustee in writing containing a description of the land concerned (within the meaning of Section 9-203(b) of the UCC). Any commercial tort claim or timber to be cut so described in such notice to the Trustee will constitute an Asset and the description thereof will be deemed to be incorporated into the reference to commercial tort claims or to goods in the first Granting Clause. If the Issuer shall at any time hold or acquire any letter-of-credit rights, other than letter-of-credit rights that are supporting obligations (as defined in Section 9-102(a)(78) of the UCC), it shall obtain the consent of the issuer of the applicable letter of credit to an assignment of the proceeds of such letter of credit to the Trustee in order to establish control (pursuant to Section 9-107 of the UCC) of such letter-of-credit rights by the Trustee.

Section 7.6 Opinions as to Assets. On or before March 31 that precedes the fifth anniversary of the Closing Date (and every five years thereafter for so long as any Secured Notes are Outstanding), the Issuer shall furnish to the Trustee and the Rating Agency an Opinion of Counsel relating to security interest Granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued perfection of such lien over the next five years.

Section 7.7 Performance of Obligations. (a) The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity therewith or with this Indenture or as otherwise required hereby or deemed necessary or advisable by the Collateral Manager in accordance with the Collateral Management Agreement.

(b) The Issuer shall notify the Rating Agency within ten (10) Business Days after it has received notice from any Holder or the Trustee of any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8 [Reserved].

Section 7.9 Negative Covenants.

(a) The Issuer will not from and after the Closing Date:

(i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii) claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Securities (other than amounts withheld or deducted in accordance with the Code);

(iii) (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B) issue any additional notes, securities or ownership interests after the Closing Date (other than Additional Securities or securities issued in connection with a Refinancing);

(iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Securities except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v) amend the Collateral Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi) dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law (to the extent such matters are within its power and control);

(vii) pay any Cash distributions other than in accordance with the Priority of Payments;

(viii) conduct business under any name other than its own;

(ix) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of this Indenture;

(x) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, hire any employees or make any distributions to the Issuer;

(xi) enter into any transaction with any Affiliate or any Holder of Securities other than (A) the transactions contemplated by the Transaction Documents, (B) the transactions relating to the offering and sale of the Securities or (C) the purchase of any Collateral Obligation in accordance with the terms of this Indenture;

(xii) maintain any bank accounts, other than the Accounts;

(xiii) change its name without first delivering to the Trustee and the Rating Agency notice thereof and an Opinion of Counsel that after giving effect to the name change the security interest under this Indenture is perfected to the same extent as it was prior to such name change;

(xiv) have any subsidiaries other than any subsidiaries necessitated by a change of jurisdiction pursuant to Section 7.4 (subject to satisfaction of the S&P Rating Condition);

(xv) [Reserved];

(xvi) permit the Issuer to be a U.S. Person or a U.S. resident (as determined for purposes of the 1940 Act);

(xvii) elect to be treated for U.S. federal income tax purposes as other than a disregarded entity or partnership (that is not a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes);

(xviii) fail to pay any tax, assessment, charge or fee with respect to the Assets, or fail to defend any action, if such failure to pay or defend may adversely affect the priority or enforceability of the lien over the Assets created by this Indenture; and

(xix) amend or waive any “non-petition” and “limited recourse” provisions in any agreements that require such provisions pursuant to Section 7.9(c), unless the S&P Rating Condition is satisfied.

(b) [Reserved].

(c) The Issuer shall not be party to any agreements without including customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements to comply with the Tax Accounting Reporting Rules or any agreements related to the purchase and sale of any Assets which contain customary (as determined by the Collateral Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation.

(d) Notwithstanding anything contained herein to the contrary, the Issuer may not acquire any of the Securities; provided that this Section 7.9(d) shall not be deemed to limit any redemption pursuant to the terms of this Indenture.

Section 7.10 Statement as to Compliance. On or before December 31st in each calendar year commencing in 2024, or promptly after a Responsible Officer of the Issuer becomes aware thereof if there has been a Default under this Indenture and prior to the issuance of any Additional Securities pursuant to Section 2.4, the Issuer shall deliver to the Trustee (to be forwarded by the Trustee to the Collateral Manager, each Holder making a written request therefor and the Rating Agency) an Officer’s certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.11 The Issuer May Consolidate, Etc. (a) The Issuer shall not consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless permitted by the law of the State of Delaware and unless:

(i) the Issuer shall be the surviving entity, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred (A) shall be a limited liability company incorporated or formed and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of formation pursuant to Section 7.4, and (B) shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Trustee, each Holder, the Collateral Manager and the Collateral Administrator, the due and punctual payment of the principal of and interest on all Secured Notes, the payments on the Preferred Shares and the performance of every covenant hereof and of each other Transaction Document on the part of the Issuer to be performed or observed, all as provided herein or therein, as applicable;

(ii) the Rating Agency shall have been notified in writing of such consolidation or merger and the S&P Rating Condition shall have been satisfied;

(iii) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall have agreed with the Trustee (A) if the formed or surviving Person is a company, to observe the same legal requirements for the recognition of such company as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or convey or transfer the Assets or its assets substantially as an entirety to any other Person except in accordance with the provisions of this Section 7.11;

(iv) if the Issuer is not the surviving entity, the Person formed by such consolidation or into which the Issuer is merged or to which the properties and assets of the Issuer are transferred substantially as an entirety shall have delivered to the Trustee and the Rating Agency an Officer’s certificate and an Opinion of Counsel, each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which it is organized; that it has sufficient power and authority to assume the obligations set forth in paragraph (i) above and to execute and deliver an indenture supplemental hereto and an omnibus assumption agreement for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto and an omnibus assumption agreement for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and such other matters as the Trustee may reasonably require; provided that (x) nothing in this Section 7.11(a)(iv) shall imply or impose a duty on the Trustee to require any other matters to be covered and (y) immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets and (B) the Trustee continues to have a valid perfected security interest in the Assets that is of first priority, free of any adverse claim or the legal equivalent thereof, as applicable; and (C) such Person will not be subject to U.S. federal income tax with respect to its net income (including any tax liability imposed under Section 1446 of the Code) or be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;

(v) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi) the Issuer shall have notified the Rating Agency of such consolidation, merger, conveyance or transfer and shall have delivered to the Trustee for transmission to each Holder an Officer’s certificate (based upon the advice of counsel), stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Section 7.11 and that all conditions in this Section 7.11 have been satisfied;

(vii) after giving effect to such transaction, neither the Issuer nor the pool of Assets will be required to register as an investment company under the 1940 Act; and

(viii) the conditions specified in Section 7.17(a) are satisfied.

Section 7.12 Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the properties and assets of the Issuer substantially as an entity in accordance with Section 7.11, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” herein or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released, without further action by any Person, from its liabilities as obligor on all the Securities and from its obligations under this Indenture and the other Transaction Documents to which it is a party.

Section 7.13 No Other Business. The Issuer shall not have any employees (other than its officers, directors and managers to the extent such officers, directors and managers might be considered employees) and shall not engage in any business or activity other than issuing, selling, paying, redeeming, prepaying and refinancing the Securities pursuant to this Indenture and the Limited Liability Company Agreement, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities thereto, including entering into the Transaction Documents to which it is a party and such other activities which are necessary, required or advisable to accomplish the foregoing; provided that the Issuer shall be permitted to enter into any additional agreements not expressly prohibited by Section 7.9 and to enter into any amendment, modification, or waiver of existing agreements or such additional agreements as otherwise provided in this Indenture, including in accordance with Article VIII.

The Issuer will provide prior written notice to S&P of any proposed amendment to its Organizational Documents. The Issuer shall not permit the amendment of its Organizational Documents, if such amendment would result in the rating of any Class of Securities being reduced or withdrawn without the consent of a Majority of the Holders of each Class of Securities so affected, and shall not otherwise amend its Organizational Documents, without the consent of a Majority of any one or more Classes of Securities unless (i) the Issuer determines that such amendment would not, upon or after becoming effective, materially adversely affect the rights or interests of such Class or Classes, (ii) the Issuer gives ten days’ prior written notice to the Holders of such amendment, (iii) with respect to any such Class, a Majority of such Class do not provide written notice to the Issuer that, notwithstanding the determination of the Issuer, the Persons providing notice have reasonably determined that such amendment would, upon or after becoming effective, materially adversely affect such Class (the failure of any such Majority to provide such notice to the Issuer within ten days of receipt of notice of such amendment from the Issuer being conclusively deemed to constitute hereunder consent to and approval of such amendment) and (iv) the S&P Rating Condition is satisfied.

Section 7.14 Annual Rating Review. (a) So long as any of the Secured Notes of any Class remains Outstanding, on or before August 15th in each year commencing in 2025, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from the Rating Agency, as applicable. The Issuer shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the Issuer is notified or has actual knowledge that the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn. So long as any Notes are listed on Euronext Dublin and so long as the guidelines of such exchange so require, upon receipt of such notice, the Trustee, in the name of and at the expense of the Issuer, shall notify Euronext Dublin of any reduction or withdrawal in the rating of the Listed Classes of Notes, if any such listed Listed Classes of Notes are affected thereby.

(b) The Issuer shall obtain and pay for an annual review by S&P of any Collateral Obligation which has an S&P Rating determined pursuant to clause (iii)(b) of the definition of “S&P Rating”.

Section 7.15 Reporting. At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 - 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16 Calculation Agent. (a) The Issuer hereby agrees that for so long as any Floating Rate Note remains Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates) to calculate the Benchmark in respect of each Interest Accrual Period in accordance with the definition of Benchmark (the “Calculation Agent”). The Issuer hereby appoints the Collateral Administrator as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Collateral Manager or its Affiliates and provide notice thereof to the Trustee and the Collateral Administrator. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b) The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent agrees under the Collateral Administration Agreement) that, as soon as possible on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent will calculate the Interest Rate applicable to each Class of Floating Rate Secured Notes during the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, the Collateral Manager, DTC, Euroclear, Clearstream and Euronext Dublin (for so long as any Notes are listed on Euronext Dublin and the guidelines of such exchange so require). The Calculation Agent will also notify the Issuer before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Note Interest Amount together with its reasons therefor. The Calculation Agent’s determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.

Section 7.17 Certain Tax Matters. (a) As of the Closing Date, the Issuer shall not take any action or permit any other Person to take any action that would cause it to be treated as other than a disregarded entity or a partnership (that is not a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes. So long as there is one beneficial owner of the Preferred Shares for U.S. federal income tax purposes, each of the Issuer and such beneficial owner agree to treat the assets and liabilities of the Issuer as those of the sole beneficial owner. The Issuer will treat the Secured Notes, to the extent outstanding for U.S. federal income tax purposes, as debt and the Preferred Shares as equity, in each case for all U.S. federal, state and local income tax purposes and will take no action inconsistent with such treatment unless required by law.

(b) The Issuer shall prepare and file, or shall hire accountants and the accountants shall cause to be prepared and filed (and, where applicable, delivered to the Issuer or Holders) for each taxable year of the Issuer the federal, state and local income tax returns and reports as required under the Code, or any tax returns or information tax returns required by any governmental authority which the Issuer is required to file (and, where applicable, deliver), and shall provide to each Holder any information that such Holder reasonably requests in order for such Holder to comply with its U.S. federal, state or local tax and information return and reporting obligations.

(c) Notwithstanding any provision herein to the contrary, the Issuer shall take any and all reasonable actions that may be necessary or appropriate to ensure that the Issuer satisfies any and all withholding and tax payment obligations under Code Sections 1441, 1442, 1445, 1446, 1471 and 1472, and any other provision of the Code or other applicable law. Without limiting the generality of the foregoing, the Issuer may withhold any amount that it or any advisor retained by the Trustee on its behalf determines is required to be withheld from any amounts otherwise distributable to any Person.

(d) The Issuer shall treat each purchase of Collateral Obligations (other than those transferred to it from a Person from whom the Issuer is disregarded for U.S. federal income tax purposes) as a “purchase” for tax accounting and reporting purposes.

(e) If required to prevent the withholding and imposition of U.S. federal income tax on payments made to the Issuer, the Issuer shall deliver or cause to be delivered an IRS Form W-9 of its sole beneficial owner for U.S. federal income tax purposes or, for periods during which the Issuer is treated as a partnership for U.S. federal income tax purposes, its own IRS Form W-9 (or applicable successor of such IRS form) to each Obligor of, or counterparty or paying agent with respect to, an Asset at the time such Asset is acquired or entered into by the Issuer and thereafter prior to the obsolescence or expiration of such form.

(f) Upon written request, the Trustee and the Registrar shall provide to the Issuer, the Collateral Manager or any agent thereof in accordance with Section 14.3 any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee or the Registrar, as the case may be, and may reasonably be necessary for the Issuer to achieve Tax Account Reporting Rules Compliance.

(g) The Issuer (or an agent acting on its behalf) will take such reasonable actions, including hiring agents or advisors, consistent with law and its obligations under this Indenture, as are necessary to achieve Tax Account Reporting Rules Compliance, including appointing any agent or representative to perform due diligence, withholding or reporting obligations of the Issuer pursuant to Tax Account Reporting Rules, and any other action that the Issuer would be permitted to take under this Indenture necessary to achieve Tax Account Reporting Rules Compliance.

(h) Upon the Trustee’s receipt of a request by a Holder or by a Person certifying that it is an owner of a beneficial interest in a Note for the information described in United States Treasury regulations section 1.1275-3(b)(1)(i) that is applicable to such Holder or beneficial owner, the Issuer shall cause its Independent accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information.

(i) No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code unless, based on an opinion of nationally recognized U.S. tax counsel experienced in such matters, the ownership or such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

(j) In connection with a Re-Pricing or a designation of a new Reference Rate, the Issuer will cause its Independent accountants to assist the Issuer in complying with any requirements under Treasury Regulation Section 1.1273-2(f)(9) (or any successor provision), including, (i) determining whether Notes subject to such Re-Pricing or a designation of a new Reference Rate are traded on an established market, (ii) if so traded, causing its Independent accountants to determine the fair market value of such Notes, and (iii) making available such fair market value determination to Holders and beneficial owners of Notes in a commercially reasonable fashion, including by electronic publication, within 90 days after the effective date of such Re-Pricing or a designation of a new Reference Rate.

Section 7.18 Effective Date; Purchase of Additional Collateral Obligations.

(a) The Issuer will use commercially reasonable efforts to purchase, on or before the Effective Date, Collateral Obligations (i) such that the Target Initial Par Condition is satisfied and (ii) that satisfy, as of the Effective Date, the Concentration Limitations, the Collateral Quality Test and the Class C Coverage Tests.

(b) During the period from the Closing Date to and including the Effective Date, the Issuer will use funds to purchase additional Collateral Obligations as follows: (i) to pay for the principal portion of any Collateral Obligation from any amounts on deposit in the Ramp-Up Account or any Principal Proceeds on deposit in the Collection Account at the discretion of the Collateral Manager and (ii) to pay for accrued interest on any such Collateral Obligation from any amounts on deposit in the Ramp-Up Account or any Principal Proceeds on deposit in the Collection Account at the discretion of the Collateral Manager.

(c) Within thirty (30) days after the Effective Date, (i) the Issuer shall provide to the Collateral Manager and the Trustee, an Accountants’ Report: (x) confirming the identity of the issuer (it being understood that the same issuer may be referred to differently due to the use of abbreviations or shorthand references by different record keepers), principal balance, coupon/spread, stated maturity, S&P Rating and country of Domicile with respect to each

Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets, by reference to such sources as shall be specified therein (such report, the “Accountants’ Effective Date Comparison AUP Report”) and (y) recalculating and comparing as of the Effective Date the level of compliance with, or satisfaction or non-satisfaction of the Effective Date Tested Items and specifying the procedures undertaken by them to review data and computations relating to such report (the “Accountants’ Effective Date Recalculation AUP Report”), and (ii) the Issuer shall cause the Collateral Administrator to compile and deliver to the Rating Agency (in the case of delivery to S&P, via email to CDOEffectiveDatePortfolios@spglobal.com) a report (the “Effective Date Report”), determined as of the Effective Date, containing (A) the information required in a Monthly Report, (B) a calculation of the Aggregate Principal Balance that indicates whether the Aggregate Principal Balance equals or exceeds the Target Initial Par Amount in satisfaction of the Target Initial Par Condition and (C) a list of any Closing Date Participation Interests held by the Issuer as of the Effective Date. For the avoidance of doubt, the Effective Date Report shall not include or refer to the Accountants’ Report and no Accountants’ Report shall be provided to or otherwise shared with the Rating Agency.

(d) In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Accountants’ Effective Date Comparison AUP Report as an attachment and, if Additional Securities are issued, any Accountants’ Report delivered in connection thereto will be provided by the Independent accountants to the Issuer who will post such Form 15-E, except for the redaction of any sensitive information, on the 17g-5 Website. Copies of the Accountants’ Effective Date Recalculation AUP Report or any other accountants’ report provided by the Independent accountants to the Issuer, Trustee, Collateral Manager or Collateral Administrator will not be provided to any other party including the Rating Agency (other than as provided in an access letter between the accountants and such party).

(e) If (1) the Effective Date S&P Conditions have not been satisfied prior to the date that is thirty (30) days after the Effective Date and (2) S&P has not provided written confirmation (which may take the form of a press release or other written communication) of its Initial Rating of the Notes rated by S&P by the date thirty (30) days following the Effective Date, then the Issuer (or the Collateral Manager on the Issuer’s behalf) shall request S&P to provide written confirmation of its Initial Rating of the Notes rated by S&P (which may take the form of a press release or other written communication). In such case, if S&P does not provide written confirmation of its Initial Rating of the Notes on or prior to the Determination Date immediately preceding the first Payment Date after the Closing Date, then the Issuer (or the Collateral Manager on the Issuer’s behalf) will instruct the Trustee to transfer amounts from the Interest Collection Subaccount to the Principal Collection Subaccount and may, prior to the first Payment Date after the Closing Date, use such funds on behalf of the Issuer for the purchase of additional Collateral Obligations until such time as S&P has provided written confirmation of its Initial Rating of the Notes (provided, that the amount of such transfer would not result in a default in the payment of interest with respect to the Secured Notes); provided that in lieu of complying with this clause (e), the Issuer (or the Collateral Manager on the Issuer’s behalf) may take such action, including but not limited to, a Special Redemption and/or transferring amounts from the Interest Collection Subaccount to the Principal Collection Subaccount as Principal Proceeds (for use in a Special Redemption or to acquire additional Collateral Obligations), sufficient to enable the Issuer (or the Collateral Manager on the Issuer’s behalf) to obtain written confirmation of its Initial Rating of the Notes from S&P.

(f) Approximately U.S.$2 million of the net proceeds of the issuance of the Notes will be deposited in the Ramp-Up Account on the Closing Date. At the direction of the Issuer (or the Collateral Manager on behalf of the Issuer), the Trustee shall apply amounts held in the Ramp-Up Account to purchase additional Collateral Obligations and Principal Financed Accrued Interest, if any, from the Closing Date to and including the Effective Date as described in clause (b) above. If on the Effective Date, any amounts on deposit in the Ramp-Up Account have not been applied to purchase Collateral Obligations, such amounts shall be applied as described in Section 10.3(c).

(g) Weighted Average S&P Recovery Rate; S&P CDO Monitor. On or prior to the Effective Date, the Collateral Manager will elect the S&P Minimum Weighted Average Recovery Rate that will apply on and after such date to the Collateral Obligations for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, and the Collateral Manager will so notify the Trustee and the Collateral Administrator. Thereafter, at any time with written notice, substantially in the form of Exhibit D hereto, to the Trustee, the Collateral Administrator and S&P, the Collateral Manager may elect a different S&P Minimum Weighted Average Recovery Rate to apply to the Collateral Obligations; provided that if (i) the Collateral Obligations are currently in compliance with the S&P Minimum Weighted Average Recovery Rate case then applicable to the Collateral Obligations but the Collateral Obligations would not be in compliance with the S&P Minimum Weighted Average Recovery Rate case to which the Collateral Manager desires to change, then such changed case shall not apply or (ii) the Collateral Obligations are not currently in compliance with the S&P Minimum Weighted Average Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other S&P Minimum Weighted Average Recovery Rate case, the S&P Minimum Weighted Average Recovery Rate to apply to the Collateral Obligations shall be the lowest S&P Minimum Weighted Average Recovery Rate in Section 2 of Schedule 4. If the Collateral Manager does not notify the Trustee and the Collateral Administrator that it will alter the S&P Minimum Weighted Average Recovery Rate in the manner set forth in this Indenture, the S&P Minimum Weighted Average Recovery Rate chosen as of the Effective Date shall continue to apply.

(h) Compliance with the S&P CDO Monitor Test will be measured by the Collateral Manager on each Measurement Date on or after the Effective Date and on or prior to the last day of the Reinvestment Period; provided, however, that on each Measurement Date after receipt by the Issuer of the S&P CDO Monitor, the Collateral Manager will be required to provide to the Collateral Administrator a report on the portfolio of Collateral Obligations containing such information as shall be reasonably necessary to permit the Collateral Administrator to calculate the Class Default Differential with respect to the Highest Ranking Class on such Measurement Date. In the event that the Collateral Manager’s measurement of compliance and the Collateral Administrator’s measurement of compliance show different results, the Collateral Manager and the Collateral Administrator shall be required to cooperate promptly in order to reconcile such discrepancy.

(i) The failure of the Issuer to satisfy the requirements of this Section 7.18 will not constitute an Event of Default unless such failure constitutes an Event of Default under Section 5.1(d) hereof and the Issuer, or the Collateral Manager acting on behalf of the Issuer, has acted in bad faith.

Section 7.19 Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):

(i) The Issuer owns each Asset free and clear of any lien, claim or encumbrance of any Person, other than such as are being released on the Closing Date contemporaneously with the sale of the Securities on the Closing Date or on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date, created under, or permitted by, this Indenture and any other Permitted Liens.

(ii) Other than the security interest Granted to the Trustee for the benefit of the Secured Parties pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii) All Assets constitute Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC).

(iv) All Accounts constitute “securities accounts” under Section 8-501(a) of the UCC or “deposit accounts” (as defined in Section 9-102(a) of the UCC).

(v) This Indenture creates a valid and continuing security interest (as defined in Section 1 - 201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise herein), and is enforceable as such against creditors of and purchasers from the Issuer; provided that this Indenture will only create a security interest in those commercial tort claims, if any, and timber to be cut, if any, that are described in a notice delivered to the Trustee as contemplated by Section 7.5(c).

(b) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:

(i) Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they are pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(c) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:

(i) All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC or “deposit accounts” as defined in Section 9-102(a) of the UCC. The Securities Intermediary for each Account that is a securities account has agreed to treat all assets other than cash or general intangibles credited to such Accounts as “financial assets” within the meaning of Section 8-102(a)(9) the UCC.

(ii) The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(iii) (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y)(A) the Issuer has delivered to the Trustee a fully executed Account Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the Person having a security entitlement against the Custodian in each of the Accounts.

(iv) The Accounts are not in the name of any Person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).

(d) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:

(i) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii) The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.

(e) The Issuer agrees to notify the Collateral Manager and the Rating Agency promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not, without satisfaction of the S&P Rating Condition, waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20 Limitation on Long Dated Obligations. Neither the Issuer nor the Collateral Manager on behalf of the Issuer shall agree to any amendment or modification to extend the stated maturity of a Collateral Obligation unless the amended stated maturity of such Collateral Obligation would be not later than two years beyond the earliest Stated Maturity of any Secured Notes Outstanding; provided that (x) immediately after giving effect to any such amendment or modification, the Aggregate Principal Balance of all Long Dated Obligations shall not exceed 7.5% of the Collateral Principal Amount and (y) if, after giving effect to such amendment or modification, the Weighted Average Life Test is not satisfied (or if not satisfied immediately prior to such amendment or modification, is not maintained or improved), then the Collateral Obligation that is subject to such amendment or modification (or portion thereof, as applicable) will be considered an “Additional Long Dated Obligation” and will be treated as an Equity Security until such time, if any, that the Weighted Average Life Test is satisfied, at which point such Long Dated Obligation shall no longer be deemed to be an Additional Long Dated Obligation; provided, however, that no Collateral Obligation will be considered an Additional Long Dated Obligation pursuant to the above proviso if such amendment or modification is being executed in connection with the restructuring of such Collateral Obligation as a result of an actual default, bankruptcy or insolvency of the related Obligor; provided further, however, that notwithstanding the prohibition set forth above, the Issuer or the Collateral Manager on behalf of the Issuer may agree to an amendment or modification to extend the stated maturity of a Collateral Obligation beyond two years following the earliest Stated Maturity of any Secured Notes Outstanding and in such instances, for all purposes under this Indenture, such Collateral Obligation will be treated as an Equity Security. For the avoidance of doubt, after giving effect to such amendment or modification, the Collateral Obligation that is the subject of such amendment or modification must satisfy the definition of Collateral Obligation (other than clause (xvi) thereof).

Subject to the foregoing, the Collateral Manager may, on behalf of the Issuer, agree to any amendment, waiver or modification with respect to any Collateral Obligation in accordance with the Collateral Management Agreement.

Section 7.21 Proceedings. Notwithstanding any other provision of this Indenture, the Notes, the Collateral Administration Agreement, the Collateral Management Agreement or of any other agreement, the Issuer shall be under no duty or obligation of any kind to the Holders, or any of them, to institute any legal or other proceedings of any kind, against any person or entity, including, without limitation, the Trustee, the Collateral Administrator or the Calculation Agent. Nothing in this Section 7.21 shall imply or impose any additional duties on the part of the Trustee.

Section 7.22 Involuntary Bankruptcy Proceedings. The Issuer shall take all actions necessary to defend and dismiss any petition, filing or institution of any involuntary bankruptcy, winding up or insolvency proceedings or procedures against the Issuer, or the filing with respect to the Issuer of a petition or answer or consent seeking an involuntary reorganization, arrangement, moratorium, winding up or liquidation proceedings or other involuntary proceedings under any Bankruptcy Law or any similar laws; provided that the obligations of the Issuer in this Section 7.22 shall be subject to the availability of funds therefor under the Priority of Payments. The reasonable fees, costs, charges and expenses incurred by the Issuer (including, without limitation, attorney’s fees and expenses) in connection with taking any such actions constitute Administrative Expenses payable in accordance with the Priority of Payments.

Section 7.23 Maintenance of Listing. So long as any Listed Classes of Notes remain Outstanding, the Issuer shall use all reasonable efforts to maintain the listing of such Notes on Euronext Dublin.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

Section 8.1 Supplemental Indentures without Consent of Holders. (a) Without obtaining the consent of the Holders of any Securities (except any consent explicitly required below) (but with the written consent of the Collateral Manager) and at any time and from time to time, subject to Section 8.3, and without regard to whether any Class would be materially and adversely affected thereby (except as expressly provided below), the Issuer and the Trustee may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Securities;

(ii) to add to the covenants of the Issuer or the Trustee for the benefit of the Secured Parties;

(iii) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Securities;

(iv) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;

(v) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi) to modify the restrictions on and procedures for resales and other transfers of Securities to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or the 1940 Act or otherwise comply with any applicable securities law;

(vii) to remove restrictions on resale and transfer of Securities to the extent not required under clause (vi) above;

(viii) to facilitate (A) the listing of any of the Notes on any non-U.S. exchange, (B) compliance with the guidelines of such exchange, or (C) if so listed, the de-listing of any of the Notes from such exchange if the Collateral Manager determines that the costs and burdens of maintaining such listing are excessive;

(ix) to correct any inconsistent or defective provisions herein or to cure any ambiguity, omission or errors herein; provided that any such supplemental indenture does not materially and adversely affect the rights and interests of the Class A Notes;

(x) to conform the provisions of this Indenture to the Offering Circular;

(xi) to take any action necessary, advisable, or helpful to prevent the Issuer, or the holders of any Securities from being subject to (or to otherwise reduce) withholding or other taxes, fees or assessments, including by achieving Tax Account Reporting Rules Compliance, or to reduce the risk that the Issuer may be treated as publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or otherwise subject to U.S. federal, state or local tax on a net income or entity level basis (including any tax liability imposed under Section 1446 of the Code or any similar provision of law);

(xii) (A) with the consent of the Collateral Manager, the Retention Holder and a Majority of the Preferred Shares (and, solely with respect to an issuance of additional Secured Notes, the consent of a Majority of the Controlling Class (such consent not to be unreasonably withheld or delayed)), to make such changes as shall be necessary to permit the Issuer to issue Additional Securities of any one or more existing Classes or Junior Mezzanine Secured Notes in accordance with this Indenture or (B) at the direction of a Majority of the Preferred Shares, to permit the Issuer to issue replacement securities in connection with a Refinancing or to reduce the Interest Rate of a Class of Re-Pricing Eligible Notes in connection with a Re-Pricing, in each case in accordance with this Indenture; provided that, for the avoidance of doubt, the supplemental indenture executed in connection therewith shall only effect such additional issuance, Re-Pricing or Refinancing, as applicable, and shall not modify any other provisions of this Indenture;

(xiii) to modify the procedures herein relating to compliance with Rule 17g-5;

(xiv) to conform to ratings criteria and other guidelines (including, without limitation, any alternative methodology published by the Rating Agency or any use of the Rating Agency’s credit models or guidelines for ratings determination) relating to collateral debt obligations in general published or otherwise communicated by the Rating Agency; provided that consent to such supplemental indenture has been obtained from a Majority of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed);

(xv) following receipt by the Issuer of written advice of counsel with a national reputation and experienced in such matters (which may be via e-mail), to amend, modify or otherwise accommodate changes to this Indenture to comply with any statute, rule or regulation enacted by regulatory agencies of the United States federal government, or by any Member State of the European Economic Area or otherwise under European law, after the Closing Date that are applicable to the Issuer, the Secured Notes, the Preferred Shares or the transactions contemplated by this Indenture or the Offering Circular, including, without limitation, the EU/UK Risk Retention Requirements or any other applicable provision of each Securitization Regulation, U.S. Risk Retention Rules, securities laws or the Dodd-Frank Act and all rules, regulations, and technical or interpretive guidance thereunder, or any amendment in relation to the Volcker Rule;

(xvi) notwithstanding paragraph (xv) above, to make any modification determined by the Retention Holder or the Collateral Manager necessary or desirable to facilitate any related Article 7 Reporting (including to reflect the appointment of any Reporting Agent in connection therewith);

(xvii) to amend the name of the Issuer;

(xviii) (A) to modify or amend any component of the Collateral Quality Test and the definitions related thereto which affect the calculation thereof or (B) to modify the definition of “Credit Improved Obligation,” “Credit Risk Obligation,” “Defaulted Obligation” or “Equity Security,” the restrictions on the sales of Collateral Obligations set forth herein or the Investment Criteria set forth herein (other than the calculation of the Concentration Limitations and the Collateral Quality Test); provided, in each case under the foregoing clauses (A) and (B), that consent to such supplemental indenture has been obtained from a Majority of the Controlling Class;

(xix) to modify or amend any component of the Concentration Limitations and the definitions related thereto which affect the calculation thereof, so long as (A) the Collateral Manager certifies that no Class of Notes would be materially and adversely affected thereby and (B) the S&P Rating Condition is satisfied;

(xx) to facilitate the issuance of participation notes, combination notes, composite securities, and other similar securities by the Issuer;

(xxi) to modify any provision to facilitate an exchange of one Note for another Note that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange;

(xxii) to evidence any waiver or modification by the Rating Agency as to any material requirement or condition, as applicable, of the Rating Agency set forth herein; provided, that consent to supplemental indenture has been obtained from a Majority of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed);

(xxiii) to accommodate the settlement of the Notes in book-entry form through the facilities of DTC or otherwise;

(xxiv) to change the date within the month on which reports are required to be delivered hereunder;

(xxv) to enter into any additional agreements not expressly prohibited by this Indenture if the Issuer determines that such agreement would not, upon or after becoming effective, materially and adversely affect the rights and interests of the Holders of any Class of Securities; provided, that (x) any such additional agreements include customary limited recourse and non-petition provisions and (y) consent to such supplemental indenture has been obtained from a Majority of the Controlling Class and a Majority of the Preferred Shares (such consents not to be unreasonably withheld, delayed or conditioned);

(xxvi) to make any necessary or advisable (in the reasonable judgment of the Collateral Manager) changes to this Indenture in connection with the adoption of a Fallback Rate;

(xxvii) to make such amendments as are necessary or advisable in the good faith and reasonable judgment of the Collateral Manager to conform this Indenture to any publication by the Relevant Governmental Body on or after the Closing Date of any new or updated recommendations with respect to reference rate replacement language for the leveraged loan market or the collateralized loan obligation market;

(xxviii) to amend, modify or otherwise change the provisions of this Indenture so that (1) the Issuer is not a “covered fund” under the Volcker Rule, (2) the Secured Notes are not considered to constitute “ownership interests” under the Volcker Rule or (3) ownership of the Secured Notes will otherwise be exempt from the Volcker Rule; or

(xxix) to make any amendments necessary or desirable (as determined by the Collateral Manager in its sole discretion) to effect a change in the Issuer’s jurisdiction of formation (whether by merger, reincorporation, transfer of assets or otherwise) following any other development or regulatory action with respect to anti-money laundering, bribery or corruption matters which could reasonably (as determined by the Collateral Manager in its sole discretion) have a negative impact on the financial and/or regulatory treatment of the Issuer, the Securities or the Holders.

Section 8.2 Supplemental Indentures with Consent of Holders. (a) With the written consent of (i) the Collateral Manager and (ii) a Majority of each Class of Securities (voting separately by Class) materially and adversely affected thereby, if any, the Trustee and the Issuer may, subject to Section 8.3 execute one or more supplemental indentures to add provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Securities of any Class under this Indenture; provided that, notwithstanding anything herein to the contrary, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of each Class materially and adversely affected thereby:

(i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Notes, reduce the principal amount thereof or the rate of interest thereon (except in connection with a Re-Pricing) or, except as otherwise expressly permitted by this Indenture, the Redemption Price with respect to any Securities, or change the earliest date on which Securities of any Class may be redeemed or re-priced, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes, or distributions on the Preferred Shares or change any place where, or the coin or currency in which, Securities or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date); provided that this Indenture may be amended without the consent of the Holders to make any necessary or advisable changes (in the reasonable judgment of the Collateral Manager) to this Indenture in connection with the adoption of a Fallback Rate;

(ii) reduce the percentage of the Aggregate Outstanding Amount of Holders of Securities of any Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for herein;

(iii) materially impair or materially adversely affect the Assets except as otherwise permitted herein;

(iv) except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Notes of the security afforded by the lien of this Indenture;

(v) reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee’s election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi) modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Class A Notes, Class B-1 Notes, Class B-2 Notes, Class C Notes or Preferred Shares, the consent of the holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Class A Notes Outstanding, Class B-1 Notes Outstanding, Class B-2 Notes Outstanding, Class C Notes Outstanding and affected thereby or Preferred Share Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;

(vii) modify the definitions of any of the terms “Outstanding,” “Class,” “Controlling Class,” or “Majority” or the Priority of Payments; or

(viii) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Notes or any amount available for distribution to the Preferred Shares, or to affect the rights of the Holders of any Securities to the benefit of any provisions for the redemption of such Securities contained herein.

The Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a Responsible Officer’s certificate of the Collateral Manager as to whether the interests of any Holder of Securities would be materially and adversely affected by the modifications set forth in any supplemental indenture entered in pursuant to this Section 8.2, it being expressly understood and agreed that the Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel or such Responsible Officer’s certificate. Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel or such a Responsible Officer’s certificate delivered to the Trustee as described herein. Notwithstanding the foregoing, if a Majority of any Class has provided written notice to the Trustee at least three Business Days prior to the execution of such supplemental indenture that such Class would be materially and adversely affected thereby (and setting forth in reasonable detail how such Class would be materially and adversely affected) and such Class is not being redeemed in connection with the execution of such supplemental indenture, the Trustee will not enter into such supplemental indenture without the consent of a Majority (or such greater percentage as may be required above) of such Class.

Section 8.3 Execution of Supplemental Indentures. (a) The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto in accordance with this Article VIII. No amendment to this Indenture will be effective against the Collateral Administrator if such amendment would adversely affect the Collateral Administrator, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator, unless the Collateral Administrator otherwise consents in writing.

(b) Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Securities has been or contemporaneously with the effectiveness of any supplemental indenture will be paid in full in accordance with this Indenture as so supplemented or amended, no consent of any Holder of such Class will be required with respect to such supplemental indenture.

(c) The Trustee shall join in the execution of any such supplemental indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(d) In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel.

(e) At the cost of the Issuer, for so long as any Securities shall remain Outstanding, not later than ten (10) Business Days (or, in the case of a proposed supplemental indenture that effects a Refinancing, a Re-Pricing or an issuance of Additional Securities, five (5) Business Days) prior to the execution of any proposed supplemental indenture, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, the Holders, the Rating Agency (if any Class of Outstanding Notes is then rated by the Rating Agency) and the Issuer, a copy of such supplemental indenture. The Trustee shall, at the expense of the Issuer, notify the Holders if the Rating Agency determines that such supplemental indenture will affect its rating of any Class rated by the Rating Agency. At the cost of the Issuer, the Trustee shall provide to the Holders (in the manner described in Section 14.4), the Rating Agency (if any Class of Outstanding Notes is then rated by the Rating Agency) and Euronext Dublin (for so long as any Notes are listed on Euronext Dublin and the guidelines of such exchange shall so require) a copy of the executed supplemental indenture after its execution. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

(f) It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(g) Notwithstanding any other provision in this Article VIII or any other requirements set forth in this Indenture, in connection with a Refinancing of all Classes of Secured Notes, the Issuer and the Trustee may enter into a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture if (i) such supplemental indenture is effective on or after the date of such Refinancing, (ii) the Collateral Manager and a Majority of the Preferred Shares have consented to the execution of such supplemental indenture and (iii) such supplemental indenture does not, by its terms, modify the rights or terms applicable to any portion of the Preferred Shares in a manner intended to result in such rights or terms being materially different from any other portion of the Preferred Shares; provided further that with respect to any such supplemental indenture, a description of all material terms of such supplemental indenture was disclosed to the purchasers of the loans or replacement notes prior to the date of such Refinancing.

(h) Notwithstanding any other provision in this Article VIII, a supplemental indenture for which the Holders of each Outstanding Security of each Class have consented shall not require satisfaction of any timing requirements for prior notice of such supplemental indenture to any person. Notwithstanding the foregoing, the Trustee shall subsequently provide to the Rating Agency then rating an Outstanding Class of Notes a copy of any supplemental indenture described in the immediately preceding sentence.

(i) Any amendment or supplement to this Indenture, will only be effective if none of the Issuer, the Collateral Manager, the Retention Holder or any “sponsor” of the Issuer under the U.S. Risk Retention Rules fails to be in compliance with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements as a result of such amendment or supplement unless such Person has consented to such amendment or supplement.

Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II or Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 8.6 Hedge Agreements. Notwithstanding anything herein to the contrary, no supplemental indenture, or other modification or amendment of this Indenture, may be entered into that permits the Issuer to enter into any hedge agreement unless (i) the written terms of the hedge agreement directly relate to the Collateral Obligations or the Securities and such hedge agreement reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations or the Securities and (ii) the S&P Rating Condition is satisfied. For the avoidance of doubt, the Issuer cannot enter into hedge agreements without such a modification.

ARTICLE IX

REDEMPTION OF SECURED NOTES

Section 9.1 Mandatory Redemption. If a Class C Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Securities on the applicable Payment Date pursuant to the Priority of Payments (a “Mandatory Redemption”).

Section 9.2 Optional Redemption. (a) The Secured Notes shall be redeemable by the Issuer at the written direction of a Majority of the Preferred Shares (with the consent of the Collateral Manager) or at the direction of the Collateral Manager as follows: (i) in whole (with respect to all Classes of Secured Notes) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds, Refinancing Proceeds and/or all other available funds or (ii) in part by Class (with respect to one or more entire Classes of Secured Notes designated by a Majority of the Preferred Shares) on any Business Day after the end of the Non-Call Period from Refinancing Proceeds and/or Partial Refinancing Interest Proceeds; provided that any redemption in part by Class will be in respect of the entire Class or Classes of Secured Notes. In connection with any such redemption, the Secured Notes shall be redeemed at the applicable Redemption Prices and a Majority of the Preferred Shares must provide the above described written direction to the Issuer and the Trustee not later than thirty (30) days (or, except in the case of a Refinancing, such shorter period of time, not to be less than five (5) Business Days, as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Notes to be redeemed must be redeemed simultaneously.

(b) Upon receipt of a notice of any redemption of Secured Notes in whole pursuant to Section 9.2(a)(i), the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and Eligible Investments in an amount such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes to be redeemed and to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Collateral Management Fee due and payable under the Priority of Payments. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes and to pay such fees and expenses, the Secured Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c) In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided above, the Issuer may redeem the Secured Notes with the consent of the Collateral Manager in whole from Refinancing Proceeds, Sale Proceeds and/or all other available funds, if any, or in part by Class (with respect to one or more entire Classes of Secured Notes designated by a Majority of the Preferred Shares) from Refinancing Proceeds and Partial Refinancing Interest Proceeds, in each case, by obtaining a loan or an issuance of replacement securities, whose terms in each case may be negotiated by the Issuer or, upon request of the Issuer, by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers (any such redemption and refinancing, a “Refinancing”); provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Preferred Shares and such Refinancing must otherwise satisfy the conditions set forth below. Any loans or replacement securities issued in connection with a Refinancing will be offered first to the Collateral Manager and the Retention Holder, in such amount that the Collateral Manager or the Retention Holder has determined, in its sole discretion, is required for the U.S. Risk Retention Rules and EU/UK Risk Retention Requirements to be satisfied.

(d) In the case of a Refinancing of the Secured Notes in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes then required to be redeemed at the respective Redemption Prices thereof, in whole but not in part, and to pay all accrued and unpaid Administrative Expenses (without regard to the Administrative Expense Cap), including, without limitation, the reasonable fees, costs, charges and expenses incurred by the Trustee, the Collateral Administrator and the Collateral Manager (including reasonable attorneys’ fees and expenses) in connection with such Refinancing, (ii) any Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption, (iii) none of the Issuer, the Collateral Manager, the Retention Holder or any “sponsor” of the Issuer under the U.S. Risk Retention Rules shall fail to be in compliance with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements as a result of such Refinancing unless such Person has consented to such Refinancing, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.8(i) and (v) a written opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, is delivered to the Trustee, in form and substance satisfactory to the Collateral Manager and the Trustee, to the effect that such Refinancing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income (including any tax liability imposed under Section 1446 of the Code), or result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. In the case of a Refinancing of Secured Notes, notice of such Refinancing shall be given as outlined in clause (g) below.

(e) In the case of a Refinancing of the Secured Notes in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if (i) the S&P Rating Condition has been satisfied with respect to any remaining Secured Notes that were not the subject of the Refinancing, (ii) the Refinancing Proceeds and the Partial Refinancing Interest Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to Refinancing, (iii) the Refinancing Proceeds and the Partial Refinancing Interest Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 13.1(b) and Section 2.8(i), (v) the aggregate principal amount of any obligations providing the Refinancing is no greater than the Aggregate Outstanding Amount of the Secured Notes being redeemed with the proceeds of such obligations plus an amount equal to the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds and Partial Refinancing Interest Proceeds (except for expenses owed to Persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable in accordance with the Priority of Payments; provided that any such fees due to the Trustee and determined by the Collateral Manager to be paid in accordance with the Priority of Payments shall not be subject to the Administrative Expense Cap), (viii) the weighted average interest rate (based on the aggregate principal amount of the obligations providing the Refinancing and the Benchmark as in effect in the Interest Accrual Period in which the notice of redemption is delivered) with respect to such obligations providing the Refinancing must not exceed the weighted average interest rate (based on the aggregate principal amount of each Class of Secured Notes subject to a Refinancing and the Benchmark as in effect in the Interest Accrual Period in which the notice of redemption is delivered) of the Class or Classes of Secured Notes that are being redeemed pursuant to such Refinancing; provided, for the avoidance of doubt, that Floating Rate Secured Notes may be refinanced with notes or debt bearing a fixed rate of interest and Fixed Rate Notes may be refinanced with notes or debt bearing a floating rate of interest, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the corresponding Class of Secured Notes being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced, (xi) a Majority of the Preferred Shares directs the Issuer to effect such Refinancing, (xii) the Issuer has received a written opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that such Refinancing will not result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax liability imposed under Section 1446 of the Code), or result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (xiii) none of the Issuer, the Collateral Manager, the Retention Holder or any “sponsor” of the Issuer under the U.S. Risk Retention Rules shall fail to be in compliance with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements as a result of such Refinancing unless such Person has consented to such Refinancing.

(f) The holders of the Preferred Shares will not have any cause of action against the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. Unless it otherwise consents, neither the Collateral Manager nor any Affiliate of the Collateral Manager shall be required to acquire any obligations or securities of the Issuer in connection with such Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and, notwithstanding anything to the contrary set forth in Article VIII hereof, no further consent for such amendments shall be required from the Holders of Securities other than the consent of a Majority of the Preferred Shares directing the redemption (including with respect to any related amendment providing that replacement securities issued in connection therewith will not be subject to any subsequent Refinancing). The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture (except that such officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Report required hereunder).

(g) In the event of any Optional Redemption, the Issuer shall, at least five (5) Business Days (or 30 calendar days in the case of a Refinancing) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Secured Notes to be redeemed on such Redemption Date and the applicable Redemption Prices. The failure to effect any Optional Redemption shall not constitute an Event of Default.

(h) In connection with any redemption of any Class of Secured Notes, Holders of 100% of the Aggregate Outstanding Amount of any such Class may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class.

(i) If a Class or Classes of Secured Notes is redeemed in connection with a Refinancing in part by Class, Refinancing Proceeds, together with Partial Refinancing Interest Proceeds, shall be used to pay the Redemption Price(s) of such Class or Classes of Secured Notes without regard to the Priority of Payments.

(j) The Preferred Shares may be redeemed by the Issuer at their Redemption Price (any such redemption, an “Optional Preferred Shares Redemption”), in whole but not in part, on any Business Day upon five (5) Business Days’ notice (or such shorter agreed period) to the Trustee on or after the redemption of the Secured Notes, at the direction of a Majority of the Preferred Shares (with the consent of the Collateral Manager) or at the direction of the Collateral Manager. If no funds are available to pay holders of the Preferred Shares pursuant hereto and to the Fiscal Agency Agreement, the Issuer may redeem the Preferred Shares (in whole but not in part) for no consideration on any Redemption Date, on the Stated Maturity or upon an acceleration of the Notes as the result of an Event of Default.

(k) In connection with a Refinancing pursuant to which all Classes of Secured Notes are being refinanced, the Collateral Manager may, with the consent of a Majority of the Preferred Shares but without the consent of any other person, including any other Holder designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for payment on the Redemption Date or up to the first Payment Date thereafter. Notice of any such designation will be provided to the Trustee (with copies to the Rating Agency) on or before the Business Day prior to the related Redemption Date.

(l) In the case of an Optional Redemption, of the Class A Notes that occurs prior to the Make-Whole End Date, the Redemption Price of the Class A Notes will include the Make-Whole Amount. No other Class will be entitled to a make-whole payment.

Section 9.3 Tax Redemption. (a) The Securities shall be redeemed in whole but not in part (any such redemption, a “Tax Redemption”) at their applicable Redemption Prices at the written direction (delivered to the Trustee) of (x) a Majority of any Affected Class or (y) a Majority of the Preferred Shares, in either case following the occurrence and continuation of a Tax Event.

(b) In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.

(c) Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Rating Agency thereof.

(d) If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer, the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Securities and the Rating Agency thereof.

Section 9.4 Redemption Procedures. (a) In the event of any Optional Redemption, the written direction of a Majority of the Preferred Shares and the consent of the Collateral Manager shall be provided to the Issuer, the Trustee and the Collateral Manager not later than thirty (30) days (or such shorter period of time, not to be less than five (5) Business Days, as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the event of any Optional Redemption or Tax Redemption, a notice of redemption shall be given by the Trustee by overnight delivery service, postage prepaid, mailed not later than five (5) Business Days (or thirty (30) days in the case of a Refinancing) prior to the applicable Redemption Date, to each Holder of Securities, at such Holder’s address in the Register or the Share Register, as applicable (and, in the case of Global Notes, delivered by electronic transmission to DTC) and the Rating Agency.

(b) All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i) the applicable Redemption Date;

(ii) the Redemption Prices of the Notes to be redeemed;

(iii) all of the Securities that are to be redeemed are to be redeemed in full and that interest on such Notes shall cease to accrue on the Payment Date specified in the notice; and

(iv) the place or places where Securities are to be surrendered for payment of the Redemption Prices, which in the case of the Secured Notes shall be the Corporate Trust Office of the Trustee and in the case of the Preferred Shares shall be the offices of the Fiscal Agent as set forth in the Fiscal Agency Agreement.

(c) The Issuer may withdraw any such notice of an Optional Redemption on any day up to and including the later of (x) the day on which the Collateral Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(e), by written notice to the Trustee that the Collateral Manager will be unable after using commercially reasonable efforts to deliver such sale agreement or agreements or certifications or it elects in good faith based on an assessment of current market conditions not to deliver such sale agreement or agreements or certifications and (y) the day on which the Holders of Securities are notified of such redemption in accordance with Section 9.4(a), at the written direction of a Majority of Preferred Shares to the Trustee and the Collateral Manager. In addition, the Issuer may withdraw any notice of a redemption by written notice to the Trustee on any day up to and including the Business Day prior to the proposed Redemption Date. The Trustee will, at the expense of the Issuer, promptly forward any notice of withdrawal of a redemption to Holders that were given notice of such redemptions and provide notice to the Rating Agency of any such withdrawal. The reasonable fees, costs, charges and expenses incurred in connection with the failure of any such redemption will be paid by the Issuer as Administrative Expenses payable in accordance with the Priority of Payments.

(d) Notice of redemption (and any withdrawal thereof) pursuant to Section 9.2 or 9.3 shall be given to the Holders of Securities and the Rating Agency by the Issuer or, upon an Issuer Order, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Notes selected for redemption shall not impair or affect the validity of the redemption of any other Notes. For so long as any Notes are listed on Euronext Dublin and so long as the guidelines of such exchange so require, notice of Optional Redemption or Tax Redemption shall be given by the Trustee, in the name of the Issuer, to Euronext Dublin.

(e) Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, in the event of any Optional Redemption or Tax Redemption, no Secured Notes may be optionally redeemed unless (i) at least five (5) Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence in a form reasonably satisfactory to the Trustee that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least “A-1” by S&P to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (without regard to the Administrative Expense Cap) and Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments, and redeem the applicable Class of Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (including, without limitation, any such amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity (or any Affiliate which has sufficient cash or financing resources available) that has committed financing or that has priced but has not yet closed its securities offering if such securities offering is expected to close on or prior to the scheduled Redemption Date), the aggregate sum of (A) expected proceeds from the sale of Eligible Investments and all amounts that OTF II has committed to contribute to the Issuer, and (B) for each Collateral Obligation, its Market Value, shall exceed the sum of (x) the aggregate Redemption Prices of the applicable Class of Secured Notes (including, without limitation, any such amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) and (y) all Administrative Expenses (without regard to the Administrative Expense Cap) and Collateral Management Fees payable in connection with such Optional Redemption or Tax Redemption, in each case, as applicable and in accordance with the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this

Section 9.4(e) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(e). Any Holder of Securities, OTF II, the Collateral Manager or any of their respective Affiliates or accounts managed thereby or by any of their respective Affiliates may, subject to the same terms and conditions afforded to other bidders and compliance with applicable law (including the Advisers Act), bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.

Section 9.5 Secured Notes Payable on Redemption Date. (a) Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Secured Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(e) and the Issuer’s right to withdraw any notice of redemption pursuant to Section 9.4(c), become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Secured Notes to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save such party harmless and an undertaking thereafter to surrender such Secured Notes, then, in the absence of notice to the Issuer or the Trustee that the applicable Secured Notes has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Secured Notes to be so redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Secured Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.8(e).

(b) If any Secured Notes called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Notes remain Outstanding; provided that the reason for such non-payment is not the fault of such Holder.

(c) In the case of an Optional Redemption of the Class A Notes that occurs prior to the Make-Whole End Date, the Redemption Price of the Class A Notes shall include the Make-Whole Amount. No other Class shall be entitled to a make-whole payment.

Section 9.6 Special Redemption. Principal payments on the Secured Notes shall be made in part by the Issuer in accordance with the Priority of Payments on any Payment Date (i) during the Reinvestment Period, if the Collateral Manager in its sole discretion notifies the Trustee at least five (5) Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least twenty (20) consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Collateral Manager in its sole discretion in accordance with the Collateral Manager Standard and which would meet the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (ii) after the Effective Date, if the Collateral Manager notifies the Trustee that a redemption is required pursuant to Section 7.18 in order to satisfy the Effective Date S&P Conditions (each of (i) and (ii), a “Special Redemption”). On the first Payment Date following the Collection Period in which such notice is given (a “Special Redemption Date”), the amount in the Collection Account representing, as applicable, either (i) Principal Proceeds which the Collateral Manager has determined in its sole discretion in accordance with the Collateral Manager Standard cannot be reinvested in additional Collateral Obligations will be applied as described in clause (D) of the Priority of Principal Proceeds, or (ii) Interest Proceeds and Principal Proceeds available therefor will be applied to pay principal of the Secured Notes in accordance with the Note Payment Sequence as described in clause (H) of the Priority of Interest Proceeds and clause (B) of the Priority of Principal Proceeds (but in the case of the Priority of Principal Proceeds, only to the extent that the Collateral Manager does not direct that the Interest Proceeds and Principal Proceeds be allocated to the purchase of additional Collateral Obligations) until the Effective Date S&P Conditions have been satisfied (the applicable amount payable under clause (i) or (ii), the “Special Redemption Amount”) will be applied in accordance with the Priority of Payments. Notice of a Special Redemption shall be given by the Trustee not less than three (3) Business Days prior to the applicable Special Redemption Date (x) by email transmission, if available, and otherwise by facsimile, if available, or (y) by first class mail, postage prepaid, to each Holder of Securities affected thereby at such Holder’s facsimile number, email address or mailing address in the Register (and, in the case of Global Notes, delivered by electronic transmission to DTC) or the Share Register, as applicable, and to the Rating Agency.

Section 9.7 Optional Re-Pricing. (a) On any Business Day after the Non-Call Period, at the written direction of a Majority of the Preferred Shares (with the consent of the Collateral Manager), the Issuer shall reduce the spread over the Benchmark (or, in the case of any Fixed Rate Notes, the stated rate of interest) with respect to any Class of Re-Pricing Eligible Notes (such reduction, a “Re-Pricing” and any Class of Re-Pricing Eligible Notes to be subject to a Re-Pricing, a “Re-Priced Class”); provided that the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.7 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Secured Notes other than the Interest Rate applicable to the related Re-Priced Class may be modified or supplemented in connection with a Re-Pricing. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the “Re-Pricing Intermediary”) upon the recommendation and subject to the approval of (i) a Majority of the Preferred Shares and (ii) the Collateral Manager and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b) At least 30 days prior to the Business Day fixed by a Majority of the Preferred Shares for any proposed Re-Pricing (the “Re-Pricing Date”), the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing to the Trustee (who shall promptly deliver a copy of such notice to each Holder of the proposed Re-Priced Class(es), the Collateral Manager and the Rating Agency), which notice shall:

(i) specify the proposed Re-Pricing Date and the revised Interest Rate to be applied with respect to such Class (the “Re-Pricing Rate”);

(ii) request each Holder of the Re-Priced Class to approve the proposed Re-Pricing; and

(iii) specify the price at which Secured Notes of any Holder of the Re-Priced Class which does not approve the Re-Pricing may be sold and transferred pursuant to Section 9.7(c), which, for purposes of such Re-Pricing, shall be the applicable Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date if such date is a Payment Date.

The Trustee shall also arrange for such notice to be delivered to Euronext Dublin so long as any Notes are listed thereon and so long as the guidelines of such exchange so require.

(c) In the event any Holders of the Re-Priced Class do not deliver written consent to the proposed Re-Pricing on or before the date that is ten (10) Business Days prior to the proposed Re-Pricing Date, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to the Trustee (who shall promptly deliver a copy of such notice to the consenting Holders of the Re-Priced Class), specifying the Aggregate Outstanding Amount of the Secured Notes of the Re-Priced Class held by such non-consenting Holders, and shall request that each such consenting Holder provide written notice to the Issuer, the Trustee, the Collateral Manager and the Re-Pricing Intermediary if such Holder would like to purchase all or any portion of the Secured Notes of the Re-Priced Class held by the non-consenting Holders (each such notice, an “Exercise Notice”) within five (5) Business Days after receipt of such notice. In the event the Issuer shall receive Exercise Notices with respect to more than the Aggregate Outstanding Amount of the Secured Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Secured Notes, without further notice to the non-consenting Holders thereof (for settlement on the Re-Pricing Date) to the Holders delivering Exercise Notices with respect thereto, pro rata based on the Aggregate Outstanding Amount of the Secured Notes such Holders indicated an interest in purchasing pursuant to their Exercise Notices. In the event the Issuer shall receive Exercise Notices with respect to less than the Aggregate Outstanding Amount of the Secured Notes of the Re-Priced Class held by non-consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Secured Notes, without further notice to the non-consenting Holders thereof, for settlement on the Re-Pricing Date to the Holders delivering Exercise Notices with respect thereto, and any excess Secured Notes of the Re-Priced Class held by non-consenting Holders shall be sold (for settlement on the Re-Pricing Date) to one or more transferees designated by the Re-Pricing Intermediary and consented to by the Collateral Manager on behalf of the Issuer. All sales of Re-Pricing Eligible Notes to be effected pursuant to this clause (c) shall be made at the applicable Redemption Price after giving effect on a pro forma basis to all payments to be made pursuant to the Priority of Payments on the Re-Pricing Date if such date is a Payment Date, and shall be effected only if the related Re-Pricing is effected in accordance with the provisions hereof. The Holder of each Re-Pricing Eligible Notes, by its acceptance of an interest in the Re-Pricing Eligible Notes, agrees that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, may enter into binding commitments to sell and transfer all Re-Pricing Eligible Notes of a Re-Priced Class held by non-consenting Holders in accordance with this Section 9.7 and, if it is a non-consenting Holder, hereby irrevocably appoints the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, as its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with such sale and transfer, and agrees to sell and transfer its Secured Notes in accordance with this Section 9.7 and to cooperate with the Issuer, the Re-Pricing Intermediary and the Trustee to effect such sale and transfers. The Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice to the Trustee and the Collateral Manager not later than five (5) Business Days prior to the proposed Re-Pricing Date confirming that the Issuer has received written commitments to purchase all Secured Notes of the Re-Priced Class held by non-consenting Holders. For the avoidance of doubt, such Re-Pricing will apply to all the Secured Notes of the Re-Priced Class, including the Secured Notes of the Re-Priced Class held by non-consenting Holders.

(d) The Issuer shall not effect any proposed Re-Pricing unless: (i) with the consent of a Majority of the Preferred Shares and the Collateral Manager, the Issuer and the Trustee shall have entered into a supplemental indenture, dated as of the Re-Pricing Date solely to decrease the spread over the Benchmark (or, in the case of any Fixed Rate Notes, the stated rate of interest) applicable to the Re-Priced Class; (ii) the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, has received written commitments to purchase all Secured Notes of the Re-Priced Class held by non-consenting Holders; (iii) the Rating Agency shall have been notified of such Re-Pricing; (iv) the Issuer has received a written opinion of tax counsel of nationally recognized standing in the United States experienced in such matters, to the effect that such Re-Pricing will not result in the Issuer becoming subject to U.S. federal income tax with respect to its net income (including any tax liability imposed under Section 1446 of the Code), or result in the Issuer being treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; (v) all expenses of the Issuer and the Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing shall not exceed the amount of Interest Proceeds expected to be available after taking into account all amounts required to be paid pursuant to the Priority of Payments on the subsequent Payment Date prior to distributions to the Holders of the Preferred Shares, unless such expenses shall have been paid (including from proceeds of any additional issuance of Preferred Shares) or shall be adequately provided for by an entity other than the Issuer; and (vi) none of the Issuer, the Collateral Manager, the Retention Holder or any “sponsor” of the Issuer under the U.S. Risk Retention Rules fails to be in compliance with the U.S. Risk Retention Rules or the EU/UK Risk Retention Requirements as a result of such Re-Pricing unless such Person has consented to such Re-Pricing. Unless it otherwise consents, none of the Collateral Manager, the Retention Holder nor any of their Affiliates shall be required to acquire any obligations or securities of the Issuer in connection with such Re-Pricing.

(e) If notice has been received by the Trustee from the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, confirming that the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, has received written commitments to purchase all Secured Notes of the Re-Priced Class held by non-consenting Holders, notice of a Re-Pricing shall be given by the Trustee by email transmission, if available, and by first class mail, postage prepaid, mailed not less than three (3) Business Days prior to the proposed Re-Pricing Date, to each Holder of Secured Notes of the Re-Priced Class at the address in the Register (and, in the case of Global Notes, delivered by electronic transmission to DTC) (with a copy to the Collateral Manager), specifying the applicable Re-Pricing Date and Re-Pricing Rate. Notice of Re-Pricing shall be given by the Trustee at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect. Any notice of a Re-Pricing may be withdrawn by a Majority of the Preferred Shares on or prior to the fourth Business Day prior to the scheduled Re-Pricing Date by written notice to the Issuer, the Trustee and the Collateral Manager for any reason. Upon receipt of such notice of withdrawal, the Trustee shall send such notice to the Holders of Secured Notes and the Rating Agency. In addition, for so long as any Notes are listed on Euronext Dublin and so long as the guidelines of such exchange so require, notice of the Re-Pricing shall be given by the Trustee, in the name and at the expense of the Issuer, to Euronext Dublin.

(f) The Issuer shall direct the Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Trustee shall have the authority to take such actions as may be directed by the Issuer or the Collateral Manager as the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Collateral Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary or desirable, obtain and assign a separate CUSIP or CUSIPs to the Secured Notes of each Class held by such consenting or non-consenting Holder(s). The Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that the Re-Pricing is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Trustee may request and rely on an Issuer Order providing direction and any additional information requested by the Trustee in order to effect a Re-Pricing.

Section 9.8 Clean-Up Call Redemption. (a) At the written direction of the Collateral Manager to the Issuer and the Trustee, with a copy to the Rating Agency, at least five (5) Business Days prior to the proposed Redemption Date, the Secured Notes shall be subject to redemption by the Issuer, in whole but not in part, at the applicable Redemption Price, on any Business Day after the Non-Call Period on which the Collateral Principal Amount is less than 10% of the Target Initial Par Amount (a “Clean-Up Call Redemption”).

(b) Notwithstanding anything to the contrary set forth herein, the Secured Notes shall not be redeemed pursuant to a Clean-Up Call Redemption unless (i) at least five (5) Business Days before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence, in form satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements to sell to a financial or other institution or institutions not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Obligations at a purchase price at least equal to an amount sufficient, together with the Eligible Investments maturing, redeemable (or putable to the issuer thereof at par) on or prior to the scheduled Redemption Date, to pay all Administrative Expenses and other fees and expenses payable in accordance with the Priority of Payments (without regard to the Administrative Expense Cap) prior to the payment of the principal of the Secured Notes to be redeemed and redeem all of the Secured Notes on the scheduled Redemption Date at the applicable Redemption Price, or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee in a certificate of a Responsible Officer upon which the Trustee can conclusively rely that, in its judgment (which may be based on the Issuer having entered into an agreement to sell such Assets to another special purpose entity that has committed financing or that has priced but has not yet closed its securities offering if such securities offering is expected to close on or prior to the scheduled Redemption Date), the aggregate sum of (A) any expected proceeds from the sale of Eligible Investments and (B) for each Collateral Obligation, the Market Value thereof, shall equal or exceed the Redemption Price of the Secured Notes. Any certification delivered by the Collateral Manager pursuant to this Section 9.8 shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.8.

(c) Upon receipt from the Collateral Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer will set the related Redemption Date and the Record Date and give written notice thereof to the Trustee, the Collateral Administrator, the Collateral Manager and the Rating Agency not later than five (5) Business Days prior to the proposed Redemption Date. A notice of redemption will be given by email, if available, and by first-class mail, postage prepaid, mailed not later than five (5) Business Days prior to the applicable Redemption Date, to each Holder of Securities, at such Holder’s address in Register (and, in the case of Global Notes, delivered by electronic transmission to DTC) or the Share Register, as applicable, and the Rating Agency.

(d) Any notice of a Clean-Up Call Redemption may be withdrawn by the Issuer (or by the Collateral Manager on behalf of the Issuer) up to (and including) the fourth Business Day prior to the related Redemption Date by written notice to the Trustee, the Fiscal Agent and the Rating Agency (if the Secured Notes remain Outstanding) only if the Collateral Manager has not delivered the sale agreement or agreements or certifications as described in Section 9.8(b) in form satisfactory to the Trustee.

(e) The Trustee will give notice of any such withdrawal of a Clean-Up Call Redemption, at the expense of the Issuer, to each Holder of Securities that was to be redeemed at such holder’s address in the Register or Share Register, as applicable, by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the related scheduled Redemption Date.

(f) On the Redemption Date related to any Clean-Up Call Redemption, the Redemption Price for the Secured Notes will be distributed pursuant to the Priority of Payments.

ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1 Collection of Funds. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all amounts and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such amounts and property received by it in trust for the Holders of the Securities and shall apply it as provided herein. Each Account shall be established and maintained (a) with a federal or state-chartered depository institution that has a short-term debt rating of at least “A-1” and a long-term issuer credit rating of at least “A” (or, in the absence of a short-term debt rating, a long-term issuer credit rating of at least “A+”) by S&P or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution that has a short-term debt rating of at least “A-1” and a long-term issuer credit rating of at least “A” (or, in the absence of a short-term debt rating, a long-term issuer credit rating of at least “A+”) by S&P and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b) (an “Eligible Institution”) and, in each case, if such institution’s rating falls below any such rating threshold, the assets held in such Account shall be moved within 30 calendar days to another institution that satisfies those ratings. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a Massachusetts trust company holding segregated trust assets in a fiduciary capacity. Notwithstanding anything herein to the contrary, the Trustee shall not credit or otherwise deposit Excluded Property into any Account.

Section 10.2 Collection Account. (a) In accordance with this Indenture and the Account Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian two segregated trust accounts, one of which will be designated the “Interest Collection Subaccount” and one of which will be designated the “Principal Collection Subaccount” (and which together will comprise the Collection Account), each held in the name of the Trustee for the benefit of the Secured Parties and each of which shall be maintained with the Custodian in accordance with the Account Agreement. The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.6(a), immediately upon receipt thereof or upon transfer from the Payment Account, all Interest Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII). The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account, the Ramp-Up Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount (or solely with respect to amounts transferred from the Expense Reserve Account and/or the Ramp-Up Account that are designated as Interest Proceeds pursuant to Section 10.3(c) or Section 10.3(d), to the Interest Collection Subaccount), including in addition to the deposits required pursuant to Section 10.6(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such amounts received from external sources for the benefit of the Secured Parties or the Issuer (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All amounts deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Section 10.2(d), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a).

(b) The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five (5) Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm’s length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer’s certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Equity Securities or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer’s certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c) At any time when reinvestment is permitted pursuant to Article XII, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with any Principal Financed Accrued Interest) and reinvest (or invest, in the case of funds referred to in Section 7.18) such funds in additional Collateral Obligations, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.

(d) The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to purchase additional Collateral Obligations or to exercise a warrant or right to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order; provided that (x) any payment to acquire additional Collateral Obligations shall be made from Principal Proceeds (and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Obligation or Interest Proceeds that have been designated as Principal Proceeds in accordance with the definition of “Interest Proceeds”) and (y) any payment to acquire Workout Loans, Equity Securities or to exercise a warrant or right to acquire securities held in the Assets shall be made from Interest Proceeds only (including Contributions treated as Interest Proceeds), and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided further that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in clause (A) of the Priority of Interest Proceeds as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.

(e) The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 11.1(a), on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f) In connection with a Refinancing in part by Class of one or more Classes of Secured Notes, the Collateral Manager on behalf of the Issuer may direct the Trustee to apply Partial Refinancing Interest Proceeds from the Interest Collection Subaccount on the date of a Refinancing of one or more Classes of Secured Notes to the payment of the Redemption Price(s) of the Class or Classes of Secured Notes subject to Refinancing without regard to the Priority of Payments.

(g) On or before the second Determination Date after the Closing Date, so long as (1) the Target Initial Par Condition has been satisfied and would be satisfied after such transfer, (2) the S&P Rating Condition is satisfied, (3) each Overcollateralization Ratio Test would be satisfied after transferring such amounts and (4) all Collateral Quality Tests and Concentration Limitations would be satisfied after transferring such amounts, the Trustee, at the direction of the Collateral Manager, may either (x) transfer Principal Proceeds on deposit in the Collection Account and/or in the Ramp-Up Account into the Collection Account as Interest Proceeds or (y) distribute such amounts directly to the Holders of the Preferred Shares designated by the Collateral Manager (in its sole discretion) on any Business Day after the Effective Date, so long as such distribution would not cause the deferral of interest on any Class of Secured Notes on the immediately succeeding Payment Date on a pro forma basis, as determined by the Collateral Manager in its commercially reasonable judgment; provided that such transfers in the aggregate are not greater than 1.0% of the Target Initial Par Amount (such amounts that may be designated as Interest Proceeds, the “Designated Principal Proceeds”).

Section 10.3 Transaction Accounts.

(a) Payment Account. In accordance with this Indenture and the Account Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Payment Account, which shall be maintained with the Custodian in accordance with the Account Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Securities in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, fees and other amounts due and owing to the Collateral Manager under the Collateral Management Agreement and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture (including the Priority of Payments) and the Account Agreement. Amounts in the Payment Account shall remain uninvested.

(b) Custodial Account. In accordance with this Indenture and the Account Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee, for the benefit of the Secured Parties, which shall be designated as the Custodial Account, which shall be maintained with the Custodian in accordance with the Account Agreement. All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Issuer immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments.

(c) Ramp-Up Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, if directed to do so by the Issuer, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the Ramp-Up Account, which shall be maintained with the Custodian in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit the amount specified in the Issuer Order delivered pursuant to Section 3.1(a)(xi) to the Ramp-Up Account on the Closing Date. In connection with any purchase of an additional Collateral Obligation, the Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b) and Section 7.18(f). Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Interest Collection Subaccount. Upon the occurrence of an Enforcement Event (and excluding any amounts that will be used to settle binding commitments entered into prior to such date), the Trustee will deposit any remaining amounts in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds. On the Effective Date (and excluding any amounts that will be used to settle binding commitments entered into prior to such date), the Collateral Manager will direct the Trustee to deposit from amounts remaining in the Ramp-Up Account into the Principal Collection Subaccount as Principal Proceeds. On or before the second Determination Date the Trustee, at the direction of the Collateral Manager, will transfer amounts remaining in the Ramp-Up Account into the Collection Account as Interest Proceeds, as described in Section 10.2(g). All other amounts on deposit in the Ramp-Up Account will be deemed to represent Principal Proceeds. Any amounts remaining in the Ramp-Up Account on the third Determination Date (excluding any proceeds that will be used to settle binding commitments entered into prior to that date) after giving effect to the Designated Principal Proceeds shall be deposited into the Collection Account as Principal Proceeds.

(d) Expense Reserve Account. In accordance with this Indenture and the Account Agreement, the Issuer shall, prior to the Closing Date, cause the Trustee to establish at the Custodian a single, segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties, which shall be designated as the Expense Reserve Account, which shall be maintained with the Custodian in accordance with the Account Agreement. The Issuer shall direct the Trustee to deposit the amount specified in the Issuer Order delivered pursuant to Section 3.1(a)(xi) to the Expense Reserve Account. On any Business Day from the Closing Date up to the date that is two (2) Business Days prior to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, (i) to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance of the Securities or (ii) to the Collection Account as Principal Proceeds (or, prior to the Effective Date, the Ramp-Up Account) or (solely in respect of the first Payment Date) as Interest Proceeds. By the date that is two (2) Business Days prior to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Payment Date) will be deposited in the Collection Account as Principal Proceeds and/or Interest Proceeds and the Expense Reserve Account will be closed. Thereafter, amounts may be deposited into the Expense Reserve Account in connection with the issuance of Additional Securities and the Trustee shall apply such funds from the Expense Reserve Account, as directed by the Collateral Manager on behalf of the Issuer, as needed to pay expenses of the Issuer incurred in connection with such additional issuance or as a deposit into the Collection Account as Principal Proceeds or Interest Proceeds (solely with respect to the first Payment Date following such additional issuance). Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.

(e) Interest Reserve Account. In accordance with this Indenture and the Account Agreement, the Trustee shall, if directed to do so by the Issuer, prior to the Closing Date, establish a single, segregated non-interest bearing trust account held in the name of the Trustee for the benefit of the Secured Parties, designated as the “Interest Reserve Account”. The Issuer shall direct the Trustee to make the deposit specified in the Issuer Order delivered pursuant to Section 3.1(a)(xi) to the Interest Reserve Account. Such Interest Reserve Amount shall be transferred to the Collection Account as Interest Proceeds on the Determination Date relating to the first Payment Date unless the Collateral Manager, in its discretion, provides written notice to the Trustee that such Interest Reserve Amount shall not be so transferred and should instead be held in the Interest Reserve Account for application in accordance with this Section 10.3(e). The only permitted withdrawals from or application of funds or property on deposit in the Interest Reserve Account shall be in accordance with the provisions of this Indenture, including: (i) prior to the second Payment Date, at the discretion of the Collateral Manager, to the Collection Account as Interest Proceeds or to the Collection Account (or, prior to the Effective Date, the Ramp-Up Account) as Principal Proceeds (as designated by the Collateral Manager), and (ii) amounts remaining in the Interest Reserve Account after the second Payment Date shall be transferred to the Collection Account as Interest Proceeds or Principal Proceeds (as designated by the Collateral Manager).

Section 10.4 The Revolver Funding Account. Upon the purchase or acquisition of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation identified by written notice to the Trustee, funds in an amount equal to the undrawn portion of such obligation shall be withdrawn from the Ramp-Up Account and/or from the Principal Collection Subaccount (at the direction of the Collateral Manager) and deposited by the Trustee in a single, segregated trust account established (in accordance with this Indenture and the Account Agreement) at the Custodian and held in the name of the Trustee for the benefit of the Secured Parties (the “Revolver Funding Account”). Upon initial purchase or acquisition of any such obligations, funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.6 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. All other amounts held in the Revolver Funding Account will be deemed to represent Principal Proceeds.

The Issuer shall, at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be treated as Principal Proceeds and will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are included in the Assets (which excess may occur for any reason, including upon (i) the sale or maturity of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, (ii) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation or (iii) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount.

Section 10.5 Contributions. At any time, the holders of the Preferred Shares may, but shall not be required to, make contributions (including, for the avoidance of doubt, to acquire any Workout Loan or Equity Security) (each, a “Contribution”) of cash, Eligible Investments, or Collateral Obligations to the Issuer for any purpose; provided, that, other than Contributions made before the first Payment Date, (x) any Contributions shall be in an amount of at least U.S.$500,000 (counting all Contributions made on the same day as a single Contribution for this purpose) and (y) unless otherwise consented to by a Majority of the Controlling Class, not more than three Contributions (counting all Contributions made on the same day as a single Contribution for such purpose) may be made in the aggregate since the first Payment Date after the Closing Date. Cash contributions may be treated as Interest Proceeds if so directed by the holders of a Majority of the Preferred Shares (i) where necessary to cure or prevent any default or to permit the Interest Coverage Test to be satisfied, or if not satisfied, maintained or improved or (ii) to acquire a Workout Loan or Equity Security, and otherwise will be treated as Principal Proceeds, it being understood that any such direction shall be irrevocable. No Contribution or portion thereof will be returned to the contributor at any time (other than by operation of the Priority of Payments). The Monthly Report will be required to include the details of any contributions on a dedicated page.

Section 10.6 Reinvestment of Funds in Accounts; Reports by Trustee. (a) By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Ramp-Up Account, the Revolver Funding Account, the Interest Reserve Account and the Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three (3) Business Days after transfer of any funds to such accounts. In the absence of written investment instructions (which may be in the form of standing instructions), the Trustee shall hold such funds uninvested. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof.

For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Accounts is legally owned by the Issuer (and beneficially owned by the Issuer or the equity owners of the Issuer). The Issuer is required to provide to the Bank, in its capacity as Trustee, (i) an IRS Form W-9 or an applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms, no later than the date hereof, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by applicable law or upon the reasonable request of the Trustee as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. The Issuer is further required to report to the Trustee comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Accounts arising from the Issuer’s failure to timely provide an accurate, correct and complete IRS Form W-9 or applicable IRS Form W-8 (together with all applicable attachments), or any successors to such IRS forms, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Trustee having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph.

(b) The Trustee agrees to give the Issuer immediate notice if any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c) The Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency, the Collateral Administrator and the Collateral Manager any information regularly maintained by the Trustee that the Issuer, the Rating Agency, the Collateral Administrator or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer’s obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the obligor or issuer of any Asset or from any Clearing Agency with respect to any Asset which notices or writings advise the holders of such Asset of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such obligor or issuer and Clearing Agencies with respect to such issuer.

Section 10.7 Accountings.

(a) Monthly. Not later than the 20th calendar day (or, if such day is not a Business Day, on the next succeeding Business Day) of each calendar month (other than the calendar months in which a Payment Date occurs) and commencing in October 2024, the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, the Trustee, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent and each other Holder shown on the Register, Euronext Dublin (so long as any Notes are listed on Euronext Dublin and so long as the guidelines of such exchange so require) and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee a monthly report on a settlement date basis (except as otherwise expressly provided in this Indenture) (each such report a “Monthly Report”). As used herein, the “Monthly Report Determination Date” with respect to any calendar month will be the 10th Business Day preceding the date the Monthly Report is made available. The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the close of business on the Monthly Report Determination Date for such calendar month:

(i) Aggregate Principal Balance of Collateral Obligations, the aggregate unfunded commitments of the Collateral Obligations, any capitalized interest on the Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii) Adjusted Collateral Principal Amount of Collateral Obligations.

(iii) Collateral Principal Amount of Collateral Obligations.

(iv) A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A) The obligor thereon (including the issuer ticker, if any);

(B) The LoanX ID (to the extent available) and any other security identifier thereof;

(C) The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds) and any unfunded commitment pertaining thereto;

(D) The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(E) (x) The related interest rate or spread (in the case of a Floor Obligation, calculated both with and without regard to the applicable specified “floor” rate per annum), (y) if such Collateral Obligation is a Floor Obligation, the related Benchmark floor and (z) the identity of any Collateral Obligation that is not a Floor Obligation and for which interest is calculated with respect to any index other than the Benchmark then applicable to the Floating Rate Secured Notes;

(F) The stated maturity thereof;

(G) The related S&P Industry Classification;

(H) For each Collateral Obligation with an S&P Rating derived from a Moody’s Rating, the Moody’s Rating, unless such rating is based on a credit estimate unpublished by Moody’s (and, in the event of a downgrade or withdrawal of the applicable Moody’s Rating, the prior rating and the date such Moody’s Rating was changed);

(I) The S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P;

(J) The country of Domicile;

(K) An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Defaulted Obligation, (3) a Delayed Drawdown Collateral Obligation, (4) a Revolving Collateral Obligation, (5) except for the Closing Date Participation Interests, a Participation Interest (indicating the related Selling Institution, if applicable, and its ratings by the Rating Agency), (6) a Permitted Deferrable Obligation, (7) a Fixed Rate Obligation, (8) a Current Pay Obligation, (9) a Discount Obligation, (10) a Workout Loan, (11) a Cov-Lite Loan, (12) a First-Lien Last-Out Loan, (13) a DIP Collateral Obligation or (14) an Equity Security;

(L) Whether or not the Retention Holder has confirmed that it:

(1) continues to hold the EU/UK Retained Interest; and

(2) has not sold, hedged or otherwise mitigated its credit risk under or associated with the EU/UK Retained Interest or the underlying portfolio of Collateral Obligations or the Eligible Investments except to the extent expressly permitted by the EU/UK Risk Retention Requirements;

(M) The Principal Balance of each Cov-Lite Loan and the Aggregate Principal Balance of all Cov-Lite Loans;

(N) The S&P Recovery Rate; and

(O) The date of the credit estimate of such Collateral Obligation, if applicable.

(v) If the Monthly Report Determination Date occurs on or after the Effective Date, for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) if such Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, the related minimum or maximum test level and (3) if such Monthly Report Determination Date occurs on or prior to the last day of the Reinvestment Period, a determination as to whether such result satisfies the related test.

(vi) The calculation of each of the following:

(A) Each Interest Coverage Ratio (and setting forth the percentage required to satisfy the Interest Coverage Test); and

(B) The Class C Overcollateralization Ratio (and setting forth the percentage required to satisfy the Class C Overcollateralization Ratio Test).

(vii) The calculation specified in Section 5.1(e).

(viii) For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.

(ix) A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending balance for the current Measurement Date:

(A) Interest Proceeds from Collateral Obligations; and

(B) Interest Proceeds from Eligible Investments.

(x) Purchases and sales:

(A) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, whether the sale of such Collateral Obligation was a discretionary sale; provided that Principal Proceeds shall not be required to be reported in connection with an Optional Redemption in full;

(B) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), capitalized interest (if any) and cash expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date;

(C) The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds), unfunded commitment (if any), Principal Proceeds and Interest Proceeds received, and date for each Collateral Obligation that was substituted pursuant to Section 12.3(a) or purchased pursuant to Section 12.3(b) since the last Monthly Report Determination Date, all as reported to the Trustee by the Collateral Manager at the time of such purchase or substitution; and

(D) On a dedicated page of the Monthly Report, the completion of any Trading Plan and the details of any Trading Plan (including, the proposed acquisitions and dispositions identified by the Collateral Manager as part of such Trading Plan).

(xi) The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii) The identity of each Collateral Obligation with an S&P Rating of “CCC+” or below, and, if the CCC Excess is greater than zero, the Market Value of each such Collateral Obligation.

(xiii) The identity of each Deferring Obligation and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xiv) The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xv) The identity, rating and maturity of each Eligible Investment.

(xvi) The Moody’s Equivalent Diversity Score, the Weighted Average Floating Spread, the Weighted Average Life, the Weighted Average S&P Recovery Rate and the Moody’s Equivalent Weighted Average Rating Factor.

(xvii) The results of the S&P CDO Monitor Test (with a statement as to whether it is passing or failing), including the Weighted Average S&P Rating Factor, the Weighted Average Life, and the Class Default Differentials, the Class Break-even Default Rates and the Class Scenario Default Rate for the Highest Ranking Class of Notes, and the Weighted Average Floating Spread that is calculated for purposes of the S&P CDO Monitor Test, the characteristics of the Current Portfolio and the benchmark rating levels used in connection with the related S&P CDO Monitor.

(xviii) The number, identity, Bloomberg Loan ID, FIGI, ISIN, Loan/X or CUSIP number, if applicable, of any Collateral Obligations.

(xix) The short-term debt rating and long-term issuer credit rating by S&P of the Eligible Institution.

(xx) Confirmation that each Account is held at an Eligible Institution (and which Eligible Institution).

(xxi) On a dedicated page of the Monthly Report, any amounts in the Ramp-Up Account which the Collateral Manager designated as Interest Proceeds on the Effective Date pursuant to Section 10.3(c).

(xxii) On a dedicated page of the Monthly Report, the amount of any contributions received by the Issuer pursuant to Section 10.5 since the previous Monthly Report Determination Date.

(xxiii) The identity of each Closing Date Participation Interest.

(xxiv) The identity of each Long Dated Obligation.

(xxv) Such other information as the Rating Agency or the Collateral Manager may reasonably request.

Upon receipt of each Monthly Report, the Trustee shall (a) if the relevant Monthly Report Determination Date occurred on or prior to the last day of the Reinvestment Period, notify the Issuer (who shall notify S&P) if such Monthly Report indicates that the S&P CDO Monitor Test has not been satisfied as of the relevant Measurement Date and (b) compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three (3) Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within ten (10) Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 review such Monthly Report and the Trustee’s records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s records, the Monthly Report or the Trustee’s records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b) Payment Date Accounting. The Issuer shall render (or cause to be rendered) an accounting (each a “Distribution Report”), determined as of the close of business on each Determination Date preceding a Payment Date, and shall make available such Distribution Report to the Trustee, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent, the Rating Agency, Euronext Dublin (so long as any Notes are listed on Euronext Dublin and so long as the guidelines of such exchange so require) and any Holder shown on the Register, any Shareholder shown on the Share Register and any beneficial owner of a Note who has delivered a Beneficial Ownership Certificate to the Trustee not later than the Business Day preceding the related Payment Date. The Distribution Report shall contain the following information:

(i) the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii) (a) the Aggregate Outstanding Amount of the Secured Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class, (b) the amount of principal payments to be made on the Secured Notes of each Class on the next Payment Date and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (c) the amount of distributions, if any, to be made on the Preferred Shares on the next Payment Date;

(iii) the Interest Rate and accrued interest for each applicable Class of Secured Notes for such Payment Date;

(iv) the amounts payable pursuant to each clause of the Priority of Interest Proceeds and each clause of the Priority of Principal Proceeds or each clause of Section 11.1(a)(iii), as applicable, on the related Payment Date;

(v) for the Collection Account:

(A) the Balance on deposit in the Collection Account at the end of the related Collection Period;

(B) the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to the Priority of Interest Proceeds and the Priority of Principal Proceeds on the next Payment Date (net of amounts which the Collateral Manager intends to re-invest in additional Collateral Obligations pursuant to Article XII); and

(C) the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and

(vi) such other information as the Collateral Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c) Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.

(d) Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.

(e) Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Security shall contain, or be accompanied by, the following notices:

The Securities may be beneficially owned only by Persons that are (a) both (i) not “U.S. Persons” (as defined in Regulation S) outside of the United States in reliance on Regulation S and (ii) Qualified Purchasers or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser or (b) both (i) Qualified Institutional Buyers and (ii) Qualified Purchasers (or corporations, partnerships, limited liability companies or other entities (other than trusts) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser). The Issuer has the right to compel any beneficial owner of an interest in the Securities that does not meet the qualifications set forth in the preceding sentence to sell its interest in such Securities, or may sell such interest on behalf of such owner, pursuant to Section 2.12 of this Indenture in the case of the Secured Notes or pursuant to Section 2.6 of the Fiscal Agency Agreement in the case of the Preferred Shares.

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Securities; provided that any holder may provide such information on a confidential basis to any prospective purchaser of such holder’s Securities that is permitted by the terms of the Transaction Documents to acquire such holder’s Securities and that agrees to keep such information confidential in accordance with the terms of the Transaction Documents.

(f) Placement Agent and Co-Placement Agent Information. The Issuer, the Initial Purchaser and the Co-Placement Agent or any successor to the Initial Purchaser or the Co-Placement Agent, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Securities and to the Collateral Manager.

(g) Distribution of Reports. The Trustee will make the Monthly Report, the Distribution Report, the Article 7 Reports and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its website; provided that, in the case of the Article 7 Reports such reports shall also be made available, at the direction of the Collateral Manager, to the Issuer, the Retention Holder, the potential investors and Competent

Authorities. The Trustee’s website shall initially be located at www.mystatestreet.com. The Trustee may change the way such statements are distributed. Access to the Trustee’s website shall be provided to Holders upon request. As a condition to access to the Trustee’s website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. The Initial Purchaser, the Co-Placement Agent, the Retention Holder, the Issuer, Holders, Intex Solutions, Inc., Bloomberg Financial Markets, potential investors and Competent Authorities (pursuant to the direction by the Collateral Manager to grant such access) shall be entitled to receive or have access to the Offering Circular, the Monthly Reports, the Distribution Reports and the Article 7 Reports (and such other available information and reports as are identified by the Collateral Manager on behalf of the Issuer) in each case by granting access to the Trustee’s website, it being understood that the Trustee shall have no liability for granting such access, including for use of such information by the Initial Purchaser, the Co-Placement Agent, Intex Solutions, Inc., Bloomberg Financial Markets, potential investors or Competent Authorities or their subscribers.

(h) As promptly as possible following the delivery of each Monthly Report and Distribution Report to the Trustee pursuant to Section 10.7(a) or (b), as applicable, the Collateral Manager on behalf of the Issuer shall cause a copy of such report (or portions thereof, as determined by the Collateral Manager) to be delivered to Intex Solutions, Inc., Bloomberg Financial Markets, Moody’s Analytics and Valitana LLC and any other service provider as determined by the Collateral Manager in its reasonable judgment, which may be delivered via the Trustee’s website.

(i) In the event the Trustee receives instructions from the Issuer to effect a securities transaction as contemplated in 12 CFR 12.1, the Issuer acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Trustee after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Issuer agrees that, absent specific request, such notifications shall not be provided by the Trustee hereunder, and in lieu of such notifications, the Trustee shall make available the Monthly Report in the manner required by this Indenture.

Section 10.8 Release of Assets. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale, purchase or substitution of such Asset is being made in accordance with Section 12.1 or 12.3 hereof or Section 2.2 of each Loan Sale Agreement, as applicable, and such sale, purchase or substitution complies with all applicable requirements of Section 12.1 or 12.3 hereof or Section 2.2 of each Loan Sale Agreement, as applicable (provided that if an Event of Default has occurred and is continuing, neither the Issuer nor the Collateral Manager (on behalf of the Issuer) may direct the Trustee to release or cause to be released such Asset from the lien of this Indenture pursuant to a sale under Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.4(c)), direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with industry custom.

(b) Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate payor or paying agent, as applicable, on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.

(c) Upon receiving actual notice of any Offer or any request for a waiver, direction, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of any Asset that is subject to a tender offer, voluntary redemption, exchange offer, conversion or other similar action (an “Offer”) or such request. Unless the Secured Notes have been accelerated following an Event of Default, the Collateral Manager may, by Issuer Order, direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, direction, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.

(d) As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition or replacement of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Obligations or Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Issuer hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.

(f) Any security, Collateral Obligation or amounts that are released pursuant to Section 10.8(a), (b) or (c) shall be released from the lien of this Indenture.

(g) Any amounts paid from the Payment Account to the holders of the Preferred Shares in accordance with the Priority of Payments shall be released from the lien of this Indenture.

(h) The Trustee shall, upon receipt of an Issuer Order, release from the lien of this Indenture any Collateral Obligation being transferred. Such Issuer Order shall be executed by an Authorized Officer of the Collateral Manager, request release of such Collateral Obligation, certify that such release is permitted under this Indenture and request that the Trustee execute the agreements, releases or other documents releasing such Collateral Obligation as presented to it by the Collateral Manager.

Section 10.9 Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of reviewing and delivering the reports or certificates of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Securities. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and the Rating Agency a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as Administrative Expenses. In the event such firm requires the Bank, in any of its capacities including but not limited to Trustee or Collateral Administrator, to agree to the procedures performed by such firm, which acknowledgment or agreement may include confidentiality provisions and/or releases of claims or other liabilities by the Bank, the Issuer hereby directs the Bank to so agree; it being understood that the Bank shall deliver such letter of agreement in conclusive reliance on the foregoing direction and the Bank shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity, or correctness of such procedures. The Bank, in each of its capacities, shall not disclose any information or documents provided to it by such firm of Independent accountants.

(b) On or before the date which is 30 days after the Payment Date occurring in January of each year commencing in 2025, the Issuer shall cause to be delivered to the Trustee and the Collateral Manager a statement from a firm of Independent certified public accountants for each Distribution Report delivered in the previous year (i) indicating that such firm has performed agreed upon procedures to recalculate certain calculations within such Distribution Report (excluding the S&P CDO Monitor Test) and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the relevant Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.9, the determination by such firm of Independent public accountants shall be conclusive.

(c) Upon the written request of the Trustee or any holder of a Preferred Share, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any holder of the Preferred Shares with all of the information required to be provided by the Issuer or pursuant to Section 7.17 or assist the Issuer in the preparation thereof.

Section 10.10 Reports to Rating Agency and Additional Recipients. In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Trustee hereunder, and such additional information as the Rating Agency may from time to time reasonably request (including notification (i) to the Rating Agency of any Specified Amendment, which notice shall include (x) a copy of such Specified Amendment, (y) a brief summary of its purpose and (z) which criteria under the definition of “Collateral Obligation” are no longer satisfied with respect to such Collateral Obligation after giving effect to the Specified Amendment, if any, and (ii) to the Rating Agency of the occurrence of an event with respect to a Collateral Obligation that has a credit estimate or credit opinion from the Rating Agency and which in the reasonable business judgment of the Collateral Manager would require such notification to the Rating Agency under its credit estimate or credit opinion guidelines); provided that any reports, statements or certificates of the Issuer’s Independent certified public accountants shall not be provided to the Rating Agency. Within ten (10) Business Days after the Effective Date, together with each Monthly Report and on each Payment Date, the Issuer shall provide to S&P at cdo_surveillance@spglobal.com or via the Trustee’s website, a Microsoft Excel file of the Excel Default Model Input File and, with respect to each Collateral Obligation, the name of each obligor or issuer thereof, the CUSIP number thereof (if applicable) and the Priority Category thereof.

Section 10.11 Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause the Intermediary establishing such accounts to enter into an Account Agreement and, if the Intermediary is the Bank, shall cause the Bank to comply with the provisions of such Account Agreement. The Trustee shall have the right to open such subaccounts of any such account as it deems necessary or appropriate for convenience of administration.

Section 10.12 Section 3(c)(7) Procedures. For so long as any Securities are Outstanding, the Issuer shall do the following:

(a) Notification. Each Monthly Report sent or caused to be sent by the Issuer to the Holders will include a notice to the following effect:

“The United States Investment Company Act of 1940, as amended (the “1940 Act”), requires that all holders of the outstanding securities of the Issuer be “Qualified Purchasers” (“Qualified Purchasers”) as defined in Section 2(a)(51)(A) of the 1940 Act and related rules. Under the rules, the Issuer must have a “reasonable belief” that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Securities must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Security will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser and, if the purchaser is a purchaser of a Security in the United States who is a “U.S. person” (as defined in Regulation S), the purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (“QIB”); (ii) the purchaser is acting for its own account or, solely in the case of a Qualified Purchaser that is also a QIB, the account of another Qualified Purchaser and QIB; (iii) the purchaser is not formed for the purpose of investing in the Issuer (unless each beneficial owner of the purchaser is a Qualified Purchaser); (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the minimum denominations of the Securities specified in the Transaction Documents; (v) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; and (vi) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Restricted Securities may only be transferred to another Qualified Purchaser who is, in the case of a U.S. person (as defined in Regulation S), a QIB and all subsequent transferees are deemed to have made representations (i) through (vi) above.”

“The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, to provide a copy to any Person having an interest in this Security as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.”

“The Transaction Documents provide that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Security is determined not to have been a Qualified Purchaser at the time of acquisition of such Security, or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Security (or any interest therein) to a Person that is (1) a Qualified Purchaser and (2) either (x) a Person that is not a “U.S. Person” (as defined in Regulation S) acquiring the Securities in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S that is also a Qualified Purchaser, or (y) a QIB, with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Collateral Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Security, or beneficial interest therein, to be transferred in a commercially reasonable sale (conducted by the Collateral Manager in accordance with Article 9 of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Security, or beneficial interest therein held by such holder or beneficial owner.”

(b) DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes:

(i) The Issuer will direct DTC to include the marker “3c7” in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes in order to indicate that sales are limited to Qualified Purchasers.

(ii) The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a “3c7” indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii) On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) Notice to all DTC participants in connection with the offering of the Global Notes.

(iv) In addition to the obligations of the Registrar set forth in Section 2.6, the Issuer will from time to time (upon the request of the Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v) The Issuer will cause each CUSIP number obtained for a Global Note to have a fixed field containing “3c7” and “144A” indicators, as applicable, attached to such CUSIP number.

(c) Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) under the 1940 Act restrictions on the Global Notes. Without limiting the foregoing, the Initial Purchaser will request that each third-party vendor include the following legends on each screen containing information about the Notes:

(i) Bloomberg.

(A) “Iss’d Under 144A/3c7,” to be stated in the “Note Box” on the bottom of the “Security Display” page describing the Global Notes;

(B) a flashing red indicator stating “See Other Available Information” located on the “Security Display” page;

(C) a link to an “Additional Security Information” page on such indicator stating that the Global Notes are being offered in reliance on the exception from registration under Rule 144A of the Securities Act of 1933 to Persons that are both (i) “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (ii) “qualified purchasers” as defined under Section 2(a)(51) of the 1940 Act, as amended; and

(D) a statement on the “Disclaimer” page for the Global Notes that the Notes will not be and have not been registered under the Securities Act of 1933, as amended, that the Issuer has not been registered under the 1940 Act, as amended, and that the Global Notes may only be offered or sold in accordance with Section 3(c)(7) of the 1940 Act, as amended.

(ii) Reuters.

(A) a “144A – 3c7” notation included in the security name field at the top of the Reuters Instrument Code screen;

(B) a “144A3c7Disclaimer” indicator appearing on the right side of the Reuters Instrument Code screen; and

(C) a link from such “144A3c7Disclaimer” indicator to a disclaimer screen containing the following language: “These Notes may be sold or transferred only to Persons who are both (i) Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act, and (ii) Qualified Purchasers, as defined under Section 3(c)(7) under the U.S. Investment Company Act of 1940.”

ARTICLE XI

APPLICATION OF FUNDS

Section 11.1 Disbursements of Amounts from Payment Account. (a) Notwithstanding any other provision herein, but subject to the other sub-Sections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 in accordance with the following priorities (the “Priority of Payments”); provided that, unless an Enforcement Event has occurred and is continuing, (x) amounts transferred from the Interest Collection Subaccount shall be applied solely in accordance with the Priority of Interest Proceeds; and (y) amounts transferred from the Principal Collection Subaccount shall be applied solely in accordance with the Priority of Principal Proceeds.

(i) On each Payment Date, unless an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred into the Payment Account, shall be applied in the following order of priority (the “Priority of Interest Proceeds”):

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (except as otherwise expressly provided in connection with any Optional Redemption or Tax Redemption);

(B) to the payment to the Collateral Manager of the accrued and unpaid Base Management Fee that has not been waived by the Collateral Manager;

(C) to the payment of accrued and unpaid interest on the Class A Notes (including any defaulted interest);

(D) to the payment of, pro rata (based on amounts due) and pari passu, (x) accrued and unpaid interest on the Class B-1 Notes (including any defaulted interest) and (y) accrued and unpaid interest on the Class B-2 Notes (including any defaulted interest);

(E) [reserved];

(F) to the payment of accrued and unpaid interest on the Class C Notes (including any defaulted interest);

(G) if either of the Class C Coverage Tests is not satisfied on the related Determination Date (except, in the case of the Interest Coverage Test, if such Determination Date is prior to the Interest Coverage Test Effective Date), to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Class C Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (G);

(H) if, with respect to any Payment Date following the Effective Date, the Effective Date S&P Conditions are not satisfied, to one or both of the following alternatives, as directed by the Collateral Manager: (i) for application in accordance with the Note Payment Sequence on such Payment Date or (ii) as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations (provided that such payment would not, in the reasonable determination of the Collateral Manager, cause an EU/UK Retention Deficiency), in an amount sufficient to cause the Effective Date S&P Conditions to be satisfied;

(I) to the payment of (1) first (in the same manner and order of priority stated therein), any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any expenses related to a Re-Pricing to the extent not paid on the effective date of such Re-Pricing;

(J) to the payment to the Collateral Manager of any accrued and unpaid Subordinated Management Fee that has not been waived by the Collateral Manager; and

(K) any remaining Interest Proceeds (i) first to be deposited in the Collection Account to the extent the Collateral Manager elects, in its sole discretion, to designate such amounts as Interest Proceeds or Principal Proceeds and (ii) second, to be paid to the Fiscal Agent for payment to the holders of the Preferred Shares.

(ii) On each Payment Date, unless an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account or (ii) Principal Proceeds which the Issuer has entered into any commitment to reinvest in Collateral Obligations) shall be applied in the following order of priority (the “Priority of Principal Proceeds”):

(A) to pay the amounts referred to in clauses (A) through (G) of the Priority of Interest Proceeds (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B) with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds as provided in clause (H) under the Priority of Interest Proceeds and the Effective Date S&P Conditions are not satisfied, to one or both of the following alternatives, as directed by the Collateral Manager: (i) for application in accordance with the Note Payment Sequence on such Payment Date or (ii) as Principal Proceeds and transferred to the Collection Account to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations (provided that such payment would not, in the reasonable determination of the Collateral Manager, cause an EU/UK Retention Deficiency), in an amount sufficient to cause the Effective Date S&P Conditions to be satisfied;

(C) if such Payment Date is a Redemption Date, to make payments in accordance with the Note Payment Sequence;

(D) if such Payment Date is a Special Redemption Date occurring in connection with a Special Redemption described in clause (i) of the definition thereof to make payments in the amount of the Special Redemption Amount at the election of the Collateral Manager, in accordance with the Note Payment Sequence;

(E) during the Reinvestment Period, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to the purchase of additional Collateral Obligations (provided that such payment would not, in the reasonable determination of the Collateral Manager, cause an EU/UK Retention Deficiency);

(F) after the Reinvestment Period, to make payments in accordance with the Note Payment Sequence;

(G) after the Reinvestment Period, to pay the amounts referred to in clause (I) of the Priority of Interest Proceeds only to the extent not already paid (in the same manner and order of priority stated therein);

(H) after the Reinvestment Period, to pay the amounts referred to in clause (J) of the Priority of Interest Proceeds only to the extent not already paid (in the same manner and order of priority stated therein); and

(I) any remaining Principal Proceeds to be paid to the Fiscal Agent for payment to the holders of the Preferred Shares.

(iii) On the Stated Maturity of the Notes, the Trustee shall pay the net proceeds from the liquidation of the Assets and all available Cash, but only after the payment of (or establishment of a reserve for) all Administrative Expenses (in the same manner and order of priority stated in the definition thereof), Collateral Management Fees, and interest and principal on the Notes, to the Holders of the Preferred Shares in final payment of such Preferred Shares (such payments to be made in accordance with the priority set forth in the Special Priority of Payments).

(iv) Notwithstanding the provisions of the foregoing Priority of Interest Proceeds and Priority of Principal Proceeds (other than the last paragraph thereof), on the Stated Maturity of the Notes, or if the maturity of the Notes has been accelerated following an Event of Default and has not been rescinded in accordance with the terms herein (an “Enforcement Event”), pursuant to Section 5.7, distributions and proceeds in respect of the Assets will be applied at the date or dates fixed by the Trustee in the following order of priority (the “Special Priority of Payments”):

(A) to the payment of (1) first, taxes and governmental fees owing by the Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap; provided that, following the commencement of the liquidation of Assets in accordance with this Indenture, the Administrative Expense Cap shall be disregarded for purposes of clause (2) above;

(B) to the payment to the Collateral Manager of the accrued and unpaid Base Management Fee that has not been waived by the Collateral Manager;

(C) to the payment of accrued and unpaid interest on the Class A Notes (including any defaulted interest);

(D) to the payment of principal of the Class A Notes, until the Class A Notes have been paid in full;

(E) to the payment of pro rata and pari passu, (x) accrued and unpaid interest on the Class B-1 Notes (including any defaulted interest) and (y) accrued and unpaid interest on the Class B-2 Notes (including any defaulted interest), until such amounts have been paid in full;

(F) to the payment of pro rata and pari passu, (x) principal of the Class B-1 Notes and (y) principal of the Class B-2 Notes, until such amounts have been paid in full;

(G) to the payment of accrued and unpaid interest on the Class C Notes (including any defaulted interest);

(H) to the payment of principal of the Class C Notes, until the Class C Notes have been paid in full;

(I) to the payment of (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein;

(J) to the payment to the Collateral Manager of any accrued and unpaid Subordinated Management Fee that has not been waived by the Collateral Manager;

(K) to the payment of any obligations of the Issuer or to establish any reserves determined by the Issuer or the Collateral Manager to be necessary or desirable; and

(L) to pay the balance to the Fiscal Agent for payment to the holders of the Preferred Shares.

If any declaration of acceleration has been rescinded in accordance with the provisions hereof, proceeds in respect of the Assets will be applied in accordance with the Priority of Interest Proceeds or the Priority of Principal Proceeds, as applicable.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c) In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with the Priority of Interest Proceeds, the Priority of Principal Proceeds and Section 11.1(a)(iv), the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of “Administrative Expenses”), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.

(d) The Collateral Manager may, in its sole discretion, elect to waive payment of any or all of any Collateral Management Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Business Day immediately prior to such Payment Date in accordance with the terms of Section 8(a) of the Collateral Management Agreement. Any such Collateral Management Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.

ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS;

PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1 Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in Section 12.4, the Collateral Manager on behalf of the Issuer may (except as otherwise specified in this Section 12.1) direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security if, as certified by the Collateral Manager, such sale meets the requirements of any one of paragraphs (a) through (j) of this Section 12.1 (subject in each case to any applicable requirement of disposition under Section 12.1(h) and provided that (x) if an Event of Default has occurred and is continuing, the Collateral Manager may not direct the Trustee to sell any Collateral Obligation or Equity Security pursuant to Section 12.1(e), Section 12.1(f) or Section 12.1(g) unless the sale of such Asset is permitted pursuant to Section 12.4(c) and (y) the Collateral Manager may not direct the Trustee to sell any Collateral Obligation pursuant to this Section 12.1 to OTF II unless such sale satisfies the Purchase and Substitution Limit). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.

(a) Credit Risk Obligations. The Collateral Manager may direct the Trustee to sell any Credit Risk Obligation at any time.

(b) Credit Improved Obligations. The Collateral Manager may direct the Trustee to sell any Credit Improved Obligation at any time during the Reinvestment Period, if the Collateral Manager reasonably believes prior to any such sale that either:

(i) after giving effect to such sale and subsequent reinvestment, the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be at least equal to the Reinvestment Target Par Balance; or

(ii) it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such sale, in compliance with the Investment Criteria, in one or more additional Collateral Obligations with an aggregate outstanding principal balance at least equal to the outstanding principal balance (or, in the case of any Discount Obligation, the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the outstanding principal balance thereof) of such Credit Improved Obligation within 20 Business Days of such sale;

(c) Defaulted Obligations; Workout Loans. The Collateral Manager may direct the Trustee to sell any Defaulted Obligation or any Workout Loan at any time.

(d) Equity Securities. The Collateral Manager may direct the Trustee to sell any Equity Security at any time and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price (provided that any sale to OTF II or its Affiliates must be on arm’s length terms), subject to any applicable transfer restrictions:

(i) within three years after receipt, if such Equity Security is (A) received upon the conversion of a Defaulted Obligation, or (B) received in an exchange initiated by the Obligor to avoid bankruptcy; and

(ii) within 45 days after receipt, if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law or contractual restriction, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law or such contract.

(e) Optional Redemption, Optional Preferred Shares Redemption or Clean-Up Call Redemption. In connection with an Optional Redemption of the Secured Notes, a Tax Redemption, an Optional Preferred Shares Redemption or a Clean-Up Call Redemption, if all requirements for such redemption set forth in this Indenture are met (or expected to be met), if necessary to effect such redemption, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations (provided that all of the Collateral Obligations shall be sold in connection with an Optional Preferred Shares Redemption) if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied.

(f) Tax Redemption. After a Majority of an Affected Class or a Majority of the Preferred Shares has directed (by a written direction delivered to the Trustee) a Tax Redemption, the Collateral Manager shall, if necessary to effect such Tax Redemption, direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX (including the certification requirements of Section 9.4(e)(ii), if applicable) are satisfied (or expected to be satisfied).

(g) Discretionary Sales. The Collateral Manager may direct the Trustee to sell (in addition to any sales pursuant to clauses (a) through (e) above) any Collateral Obligation to any party other than OTF II at any time other than during a Restricted Trading Period if after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations sold as described in this Section 12.1(g) during the preceding period of 12 calendar months (or, for the first 12 calendar months after the Closing Date, during the period commencing on the Closing Date) is not greater than 25% of the Collateral Principal Amount as of the first day of such 12 calendar month period (or as of the Closing Date, as the case may be).

(h) Mandatory Sales. The Collateral Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale (regardless of price, but after a reasonable period of market inquiry, except that sales to OTF II or its Affiliates must be on arm’s length terms) subject to any applicable transfer restrictions of any Collateral Obligation that (i) no longer meets the criteria described in clause (viii) of the definition of “Collateral Obligation,” within 18 months after the failure of such Collateral Obligation to meet such criteria or (ii) no longer meets the criteria described in clause (vii) of the definition of “Collateral Obligation” within 45 days after the failure of such Collateral Obligation to meet either such criteria.

(i) Sales in Connection with an Optional Substitution or Optional Repurchase. The Collateral Manager may direct the Trustee to sell any Collateral Obligation to OTF II at any time in connection with an optional purchase or substitution of such Collateral Obligation pursuant to Section 12.3, it being understood that such sales will be subject to the Purchase and Substitution Limit.

(j) Sales at Stated Maturity. The Collateral Manager may direct the Trustee to sell any Collateral Obligation in order to repay the Secured Notes at the earliest Stated Maturity of any Secured Notes Outstanding.

Section 12.2 Purchase of Additional Collateral Obligations. On any date during the Reinvestment Period, the Collateral Manager on behalf of the Issuer may, subject to the other requirements in this Indenture, direct the Trustee to invest Principal Proceeds, amounts on deposit in the Ramp-Up Account and Principal Financed Accrued Interest, and the Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction. After the Reinvestment Period, the Collateral Manager shall not direct the Trustee to invest any amounts on behalf of the Issuer; provided that in accordance with Section 12.2(f), Cash on deposit in any Account (other than the Payment Account) may be invested in Eligible Investments following the Reinvestment Period.

(a) Investment Criteria. No obligation may be purchased by the Issuer unless each of the following conditions is satisfied as of the date the Collateral Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Collateral Manager after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to; provided that the conditions set forth in clauses (ii), (iii) and (iv) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date (the “Investment Criteria”):

(i) such obligation is a Collateral Obligation;

(ii) each Coverage Test will be satisfied, or if any such test is not satisfied, the level of compliance with such test is maintained or improved;

(iii) (A) in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, either (1) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such sale will at least equal the Sale Proceeds from such sale, (2) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (3) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance and (B) in the case of any other purchase of additional

Collateral Obligations purchased with the proceeds from the sale of a Collateral Obligation, either (1) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such sale) or (2) the Adjusted Collateral Principal Amount (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated cash proceeds, if any, of such sale that are not applied to the purchase of such additional Collateral Obligation) will be greater than the Reinvestment Target Par Balance;

(iv) either (A) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale of a Credit Risk Obligation or a Defaulted Obligation, the S&P CDO Monitor Test) will be satisfied or (B) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved, in each case after giving effect to the investment;

(v) the date on which the Issuer (or the Collateral Manager on its behalf) commits to purchase such Collateral Obligation occurs during the Reinvestment Period;

(vi) if the Weighted Average Life Test is not satisfied immediately prior to the purchase of such additional Collateral Obligation, the Average Life of such additional Collateral Obligation shall be no greater than the level of the Weighted Average Life Test in effect in the table in the definition of “Weighted Average Life Test” as of the date of such purchase;

(vii) the EU/UK Origination Requirement will be satisfied after giving effect to such purchase; and

(viii) no EU/UK Retention Deficiency would occur as a result of, and immediately after giving effect to any such purchase.

(b) Post-Reinvestment Period Settlement Obligations. If the Issuer has entered into a written trade ticket or other written binding commitment to purchase a Collateral Obligation during the Reinvestment Period which purchase does not settle or is not scheduled to settle prior to the end of the Reinvestment Period (such Collateral Obligation, a “Post-Reinvestment Period Settlement Obligation”), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Post-Reinvestment Period Settlement Obligation, provided that the Collateral Manager believes, in its commercially reasonable business judgment, that the settlement date with respect to such purchase will occur within forty-five (45) Business Days of the date of the trade ticket or other commitment to purchase such Collateral Obligations. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Collateral Manager shall deliver to the Trustee a schedule of Collateral Obligations purchased by the Issuer with respect to which purchases the trade date has occurred but the settlement date has not yet occurred and shall certify to the Trustee that sufficient Principal Proceeds are available (including for this purpose, cash on deposit in the Principal Collection Subaccount as well as any Principal Proceeds received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligation.

(c) Trading Plan Period. For purposes of calculating compliance with the Investment Criteria, at the election of the Collateral Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Collateral Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a “Trading Plan”) may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within the three (3) Business Days following the date of determination of such compliance (such period, the “Trading Plan Period”); provided that (i) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5.0% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (ii) no Trading Plan Period may include a Determination Date, (iii) no more than one Trading Plan may be in effect at any time during a Trading Plan Period, (iv) if the Investment Criteria are satisfied prospectively after giving effect to a Trading Plan but are not satisfied upon the expiry of the related Trading Plan Period, solely as a result of the purchases and sales included in the Trading Plan, the Investment Criteria shall not at any time thereafter be evaluated by giving effect to a Trading Plan, (v) no Trading Plan may result in the purchase of Collateral Obligations with the difference between the maturity of the Collateral Obligation with the shortest maturity in such group and the maturity of the Collateral Obligation with the longest maturity in such group being greater than 36 months, (vi) no Trading Plan may result in the purchase of a Collateral Obligation with a maturity of less than 6 months and (vii) with respect to Discount Obligations and for purposes of determining compliance with clause (xxi) of the definition of “Collateral Obligation,” no such calculation or evaluation may be made using the weighted average price of any Collateral Obligation or any group of Collateral Obligations. The Collateral Manager shall provide prior written notice to the Rating Agency of (i) any Trading Plan, which notice shall specify the proposed investments identified by the Collateral Manager for acquisition as part of such Trading Plan, prior to utilizing such Trading Plan and (ii) the occurrence of the event described in clause (iv) above promptly following the occurrence thereof. The Collateral Manager shall notify the Trustee of the completion of any Trading Plan and, upon receipt of such notice, the Trustee will post a notice on the Trustee’s website and the Trustee will include the details of any Trading Plan in the Monthly Report.

(d) Exercise of Warrants. At any time, the Collateral Manager may, subject to Section 10.2(d), direct the Trustee to apply Interest Proceeds (but not Principal Proceeds) to make any payments required in connection with a workout or restructuring of a Collateral Obligation or exercise an option, warrant, right of conversion or similar right (including to acquire an Equity Security) in connection with a workout or restructuring of a Collateral Obligation; provided that no Interest Proceeds will be applied to make such payments if any non-payment or deferral of interest of any Class of Secured Notes is expected to occur on the immediately succeeding Payment Date on a pro forma basis, as determined by the Collateral Manager in its commercially reasonable judgment.

(e) Workout Loans. Notwithstanding the foregoing, the Issuer may acquire a Workout Loan at any time during or after the Reinvestment Period from Interest Proceeds (including Contributions designated as Interest Proceeds); provided that no Interest Proceeds will be applied to acquire a Workout Loan if any non-payment or deferral of interest of any Class of Secured Notes is expected to occur on the immediately succeeding Payment Date on a pro forma basis, as determined by the Collateral Manager in its commercially reasonable judgment and provided further that not more than 10% of the Collateral Principal Amount may consist of Workout Loans at any time. In each case, the Issuer’s acquisition of a Workout Loan will not be required to satisfy the Investment Criteria.

(f) Certification by Collateral Manager. Not later than the Cut-Off Date for any Collateral Obligation purchased in accordance with this Section 12.2, the Collateral Manager shall deliver by e-mail or other electronic transmission to the Trustee and the Collateral Administrator an Officer’s certificate of the Collateral Manager certifying that such purchase complies with this Section 12.2 and Section 12.4.

(g) Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X.

Section 12.3 Optional Purchase or Substitution of Collateral Obligations.

(a) Optional Substitutions.

(i) With respect to any Collateral Obligation as to which a Substitution Event has occurred, subject to the limitations set forth in this Section 12.3 (including the Purchase and Substitution Limit), OTF II may, with the agreement of the Issuer, (but shall not be obligated to) either (x) convey to the Issuer one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Principal Collection Subaccount an amount equal to the Fair Market Value (or, with respect to any Post-Transition S&P CCC Collateral Obligation, the purchase price that the Issuer paid to acquire such Post-Transition S&P CCC Collateral Obligation) for such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Issuer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(ii) Any substitution pursuant to this Section 12.3(a) shall be initiated by delivery of written notice in the form of Exhibit E hereto (a “Notice of Substitution”) by OTF II to the Trustee, the Issuer and the Collateral Manager that OTF II intends to substitute a Collateral Obligation pursuant to this Section 12.3(a) and shall be completed prior to the earliest of: (x) the expiration of forty-five (45) days after delivery of such notice (or, with respect to any Collateral Obligation that is substituted or repurchased solely on the basis of becoming a Post-Transition S&P CCC Collateral Obligation, 15 Business Days from the date on which it became a Post-Transition S&P CCC Collateral Obligation); (y) delivery of written notice to the Trustee from OTF II stating that OTF II does not intend to convey any additional Substitute Collateral Obligations to the Issuer in exchange for any remaining amounts deposited in the Principal Collection Subaccount under clause (a)(i)(y); or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, three Business Days after the effective date set forth in such Specified Amendment (such period described in this clause (ii), the “Substitution Period”).

(iii) Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Fair Market Value (or, with respect to any Collateral Obligation that is substituted or repurchased solely on the basis of becoming a Post-Transition S&P CCC Collateral Obligation, the purchase price that the Issuer paid to acquire such Collateral Obligation) with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(i)(y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations (or to fund the Revolver Funding Account if necessary) with respect thereto shall be deemed to constitute Principal Proceeds; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Principal Collection Subaccount until applied to acquire Substitute Collateral Obligations (or to fund the Revolver Funding Account if necessary) with respect thereto.

(iv) The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution).

(b) Optional Purchases. In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, OTF II and the Issuer may agree, from time to time, that OTF II shall purchase from the Issuer any Collateral Obligation. All such purchases shall be subject to the Purchase and Substitution Limit at a cash purchase price at least equal to the Fair Market Value of such Collateral Obligation (or applicable portion thereof) as of the date of such purchase, which the Trustee shall deposit into the Collection Account upon receipt. Nothing in this Section 12.3(b) shall create any obligation of OTF II to purchase any Collateral Obligation from the Issuer or any obligation of the Issuer to sell any Collateral Obligation to OTF II.

(c) Purchase and Substitution Limit. At all times, (i) the Aggregate Principal Balance of all Collateral Obligations that are Substitute Collateral Obligations, plus (ii) the Aggregate Principal Balance of all Collateral Obligations that have been purchased by OTF II pursuant to Section 12.3(a) and that the purchase price therefor was not subsequently applied to purchase a Substitute Collateral Obligation, plus (iii) the Aggregate Principal Balance of all Collateral Obligations that have been purchased by OTF II pursuant to Section 12.3(b) above, plus (iv) the Aggregate Principal Balance of all Collateral Obligations that have been purchased by OTF II pursuant to Section 12.1 may not exceed an amount equal to 30% of the Target Initial Par Amount; provided that the aggregate principal balance of all Collateral Obligations that have been purchased by OTF II since the end of the Reinvestment Period under clauses (ii) – (iv) above may not exceed an amount equal to 7.5% of the Target Initial Par Amount; provided further that (I) clauses (i) - (iv) above shall not include (A) the Principal Balance related to any Collateral Obligation that is purchased or substituted by OTF II in connection with a Specified Amendment or a proposed Specified Amendment to such Collateral Obligation so long as such repurchase or substitution is effected not less than three Business Days after the effective date set forth in such Specified Amendment and OTF II certifies in writing to the Collateral Manager and the Trustee that such purchase or substitution is, in the commercially reasonable business judgment of OTF, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring has or is expected to result in a Specified Amendment to such Collateral Obligation, (B) the purchase price of any Equity Securities sold to OTF II pursuant to Section 12.1(d), (C) the Principal Balance of Post-Transition S&P CCC Collateral Obligations that are substituted or repurchased solely on the basis of becoming a Post-Transition S&P CCC Collateral Obligation; provided that (x) each such Collateral Obligation must be substituted or repurchased by OTF II within 15 Business Days from the date it becomes a Post-Transition S&P CCC Collateral Obligation and (y) the purchase price, or substitution value, as applicable, for such Post-Transition S&P CCC Collateral Obligation must be at least the greater of its Fair Market Value and the purchase price that the Issuer paid to acquire such Collateral Obligation (less any principal payments received by the Issuer) or (D) any purchase by OTF II in connection with an Optional Redemption, Tax Redemption or Clean-Up Call Redemption and (II) OTF II may not substitute or repurchase a Collateral Obligation that is a Post-Transition S&P CCC Collateral Obligation that was not substituted or repurchased in accordance with clause (I)(C) above or was an S&P CCC Collateral Obligation at the time the Issuer acquired such Collateral Obligation, in each case, other than (A) if a Substitution Event has occurred with respect to such Collateral Obligation (other than a Substitution Event under clause (v) of the definition thereof) or (B) in connection with an Optional Redemption, Tax Redemption or Clean-Up Call Redemption. The foregoing provisions in this paragraph constitute the “Purchase and Substitution Limit.”

(d) Third Party Beneficiaries. The Issuer and the Trustee agree that OTF II shall be a third party beneficiary of this Indenture solely for purposes of this Section 12.3, and shall be entitled to rely upon and enforce such provisions of this Section 12.3 to the same extent as if it were a party hereto.

Section 12.4 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article XII or in connection with the acquisition, disposition or substitution of any Asset shall be conducted on an arm’s length basis and, if effected with an Affiliate of the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 5 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not an Affiliate of the Collateral Manager; provided that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties. Any sale of a Collateral Obligation or an Equity Security (other than a Substitute Collateral Obligation) to the Collateral Manager, an Affiliate of the Collateral Manager or an Affiliate of the Issuer shall be at a purchase price at least equal to the current Fair Market Value of such Collateral Obligation or Equity Security and certified by the Collateral Manager to the Trustee.

(b) Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer’s right, title and interest to the Asset or Assets shall be Granted to the Trustee pursuant to this Indenture, such Asset or Assets shall be Delivered to the Custodian, and, if applicable, the Custodian shall receive such Asset or Assets. The Trustee shall also receive, not later than the Cut-Off Date, an Officer’s certificate of the Issuer containing the statements set forth in Section 3.1(a)(viii); provided that such requirement shall be satisfied, and such statements shall be deemed to have been made by the Issuer, in respect of such acquisition by the delivery to the Trustee of a trade ticket in respect thereof that is signed by a Responsible Officer of the Collateral Manager.

(c) Notwithstanding anything contained in this Article XII or Article V to the contrary, in addition to the rights described herein, the Issuer shall have the right to effect any sale of any Asset or purchase of any Collateral Obligation and OTF II shall have the right to exercise any optional purchase or substitution rights with the consent of Holders evidencing at least 75% of the Aggregate Outstanding Amount of each Class of Securities (and notice to the Trustee and the Rating Agency).

(d) Notwithstanding anything contained in this Article XII or Article V to the contrary, upon the occurrence and during the continuance of an Enforcement Event, the Issuer shall not have the right to effect any sale of any Asset or purchase of any Collateral Obligation and OTF II shall not exercise any optional purchase or substitution rights, in each case without the consent of a Majority of the Controlling Class.

ARTICLE XIII

HOLDERS’ RELATIONS

Section 13.1 Subordination. (a) Anything in this Indenture or the Securities to the contrary notwithstanding, the Holders of each Class of Securities that constitute a Junior Class agree for the benefit of the Holders of the Securities of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Securities of each such Priority Class to the extent and in the manner expressly set forth in the Priority of Payments.

(b) The Holders of each Class of Securities and beneficial owners of each Class of Securities agree, for the benefit of all Holders of each Class of Securities and beneficial owners of each Class of Securities, not to cause the filing of a petition in bankruptcy, insolvency or a similar proceeding in the United States or any other jurisdiction against the Issuer until the payment in full of all Notes and the expiration of a period equal to one year (or, if longer, the applicable preference period then in effect) plus one day, following such payment in full.

Section 13.2 Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that, with respect to any matter of U.S. law, such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia which law firm may, except as otherwise expressly provided herein, be counsel for the Issuer), unless such Officer knows, or should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Collateral Manager or any other Person (on which the Trustee shall be entitled to rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or of the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager or of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer’s right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

The Bank (in any capacity under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to the Transaction Documents sent by unsecured email, facsimile transmission or other similar unsecured electronic methods. If any person elects to give the Bank email or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 14.2 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee reasonably deems sufficient.

(c) The principal amount or face amount, as the case may be, and registered numbers of Securities held by any Person, and the date of such Person’s holding the same, shall be proved by the Register or Share Register, as applicable, or shall be provided by certification by such Holder.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind the Holder (and any transferee thereof) of such and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(e) Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Trustee’s website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Secured Notes are entitled to give under this Indenture upon delivery of a beneficial ownership certificate (a “Beneficial Ownership Certificate”) to the Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, (ii) the amount and Class of Secured Notes so owned, and (iii) that such Person will notify the Trustee when it sells all or a portion of its beneficial interest in such Class of Secured Notes. A separate Beneficial Ownership Certificate must be delivered each time any such vote, consent or direction is given; provided that nothing shall prevent the Trustee from requesting additional information and documentation with respect to any such beneficial owner.

Section 14.3 Notices, Etc. to the Trustee, the Issuer, the Collateral Manager, the Initial Purchaser, the Co-Placement Agent, the Collateral Administrator and the Rating Agency. (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Holders or other documents or communication provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed with:

(i) the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, by electronic mail, or by facsimile to the Trustee addressed to it at its applicable Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by a Responsible Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document; provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to State Street Bank and Trust Company (in any capacity hereunder) will be deemed effective only upon receipt thereof by State Street Bank and Trust Company;

(ii) the Issuer shall be sufficient for every purpose hereunder (unless otherwise expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711, or at any other address previously furnished in writing to the other parties hereto by the Issuer with a copy to the Collateral Manager;

(iii) the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by facsimile in legible form, to the Collateral Manager addressed to it at 399 Park Avenue, 37th Floor, New York, NY 10022, or at any other address previously furnished in writing to the parties hereto;

(iv) MUFG Securities Americas Inc. shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, in legible form, addressed to MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: CLO Group, or at any other address previously furnished in writing to the parties hereto, or sent by e-mail to MUFGCLOBanking@us.sc.mufg.jp, in each case upon receipt thereof;

(v) the Collateral Administrator shall be sufficient for every purpose hereunder (except as otherwise provided in Section 14.16 with respect to 17g-5 Information) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to the Collateral Administrator at State Street Bank and Trust Company, 1776 Heritage Drive, Mail Code: JAB0527, North Quincy, Massachusetts 02171, Attention: Athena CLO IV, LLC, or at any other address previously furnished in writing to the parties hereto;

(vi) the Co-Placement shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail, or by facsimile in legible form, to NatWest Markets Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attn: Legal Department, or at any other address previously furnished in writing to the parties hereto;

(vii) the Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if delivered by electronic copy to CDO_Surveillance@spglobal.com; provided that (x) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com, (y) in respect of any request for satisfaction of the S&P Rating Condition in connection with the Effective Date, Information must be submitted to CDOEffectiveDatePortfolios@spglobal.com and (x) in respect of emails related to the S&P CDO Monitor, Information must be submitted to cdomonitor@spglobal.com; and

(viii) the Irish Listing Agent shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service, by electronic mail or by telecopy in legible form, addressed to Walkers Listing Services Limited, 5th Floor, The Exchange, George’s Dock, IFSC, Dublin 1, Ireland, email: ken.foley@walkersglobal.com.

(b) If any provision herein calls for any notice or document to be delivered simultaneously to the Trustee and any other Person, the Trustee’s receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other Person or entity unless otherwise expressly specified herein.

(c) Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.

(d) Unless the parties hereto otherwise agree, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day; provided further that if in any instance the intended recipient declines or opts out of the receipt acknowledgment, then such notice or communication shall be deemed to have been received on the Business Day sent or posted, if sent or posted during normal business hours on such Business Day, or if otherwise, at the opening of business on the next Business Day.

Section 14.4 Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event:

(a) such notice shall be sufficiently given to Holders if in writing and sent by email transmission, if available, and mailed, first class postage prepaid, or by overnight delivery service (or, in the case of Holders of Global Notes, emailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice; and

(b) such notice shall be in the English language.

Where this Indenture provides for notice to holders of Preferred Shares, such notice shall be sufficiently given if in writing and mailed, first class postage prepaid, or by overnight delivery service to Issuer, or by electronic mail transmission, at the Issuer’s address pursuant to Section 14.3 hereof. The Issuer shall forward all notices received pursuant to the preceding sentence to the holders of Preferred Shares. The Issuer shall provide notice and a consent solicitation package to each holder of a Preferred Share to the extent that such holder’s consent or approval is required hereunder. The Issuer shall provide written notice to the Trustee confirming any such approval or consent obtained from the requisite holders of the Preferred Shares.

Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail or by facsimile transmissions and stating the electronic mail address or facsimile number for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail or facsimile transmission, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee’s website.

Subject to the requirements of Section 14.15, the Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Secured Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

For so long as any Notes are listed on Euronext Dublin and the guidelines of such exchange so require, documents delivered to Holders of such Notes will be provided to such exchange.

Section 14.5 Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6 Successors and Assigns. All covenants and agreements herein by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7 Severability. If any term, provision, covenant or condition of this Indenture or the Securities, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Securities, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Securities, as the case may be, so long as this Indenture or the Securities, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Securities, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8 Benefits of Indenture. Except as otherwise expressly set forth in this Indenture, nothing herein or in the Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Securities and (to the extent provided herein) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9 [Reserved].

Section 14.10 Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by the law of the State of New York.

Section 14.11 Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture (“Proceedings”), each party irrevocably: (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such

Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing herein precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

Section 14.12 WAIVER OF JURY TRIAL. THE ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph. THE ISSUER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OR DELIVERY OF COPIES OF SUCH PROCESS TO IT AT THE OFFICE OF THE ISSUER’S NOTICE AGENT SET FORTH IN SECTION 7.2. THE ISSUER AND THE TRUSTEE AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Section 14.13 Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by e-mail (.pdf) or facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Indenture. Any signature (including, without limitation, any facsimile or electronic transmission, including .pdf file, .jpeg file or electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee (including any symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record)) hereto or to any other certificate, agreement or document related to the transactions contemplated by this Indenture, and any contract formation or record-keeping, in each case, through electronic means, including, without limitation, through e-mail or portable document format, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, supplement, restatement, extension or renewal of this Indenture. Each party hereto represents and warrants to the other parties hereto that (i) it has the corporate or other applicable entity capacity and authority to execute this Indenture (and any other documents to be delivered in connection therewith) through electronic means, (ii) any electronic signatures of such party appearing on this Indenture (or such other documents) shall be treated in the same way as handwritten signatures for the purposes of validity, enforceability and admissibility of this Indenture (or any such other document) and (iii) the execution of this Indenture (or any such other document) by such party through such electronic means is not restricted by, and does not contravene, such party’s constitutive documents or applicable law. Any document electronically signed in a manner consistent with the foregoing provisions shall be valid so long as it is delivered by an Authorized Officer of the executing Person or by any person reasonably understood to be acting on behalf of such Person. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14 Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer’s behalf.

The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to the Rating Agency and to comply with the provisions of this Section 14.14 and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.

Section 14.15 Confidential Information. (a) The Trustee, the Collateral Administrator and each Holder or beneficial owner of Securities will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that such Person may deliver or disclose Confidential Information to: (i) such Person’s directors, trustees, managers, officers, employees, agents, attorneys and affiliates who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Securities; (ii) such Person’s legal advisors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14.15 and to the extent such disclosure is reasonably required for the administration of this Indenture, the matters contemplated hereby or the investment represented by the Securities; (iii) any other Holder, or any of the other parties to this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement; (iv) except for Specified Obligor Information, any Person of the type that would be, to such Person’s knowledge, permitted to acquire Securities or any other security of the Issuer in accordance with the requirements of Section 2.6 hereof to which such Person sells or offers to sell any such Securities or security or any part thereof or is proposing in good faith a transaction relating thereto; (v) any federal or state or other regulatory, governmental or judicial authority having jurisdiction over such Person; (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the investment portfolio of such Person, reinsurers and liquidity and credit providers that agree to hold confidential the Confidential Information substantially in accordance with this Section 14.15; (vii) the Rating Agency (subject to Section 14.16); (viii) any other Person with the consent of the Issuer and the Collateral Manager; or (ix) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to such Person, (B) in response to any subpoena or other legal process (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (C) in connection with any litigation to which such Person is a party (unless prohibited by applicable law, rule, order or decree or other requirement having the force of law), (D) if an Event of Default has occurred and is continuing, to the extent such Person may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under this Indenture or the Securities or (E) in the Trustee’s or Collateral Administrator’s performance of its obligations under this Indenture, the Collateral Administration Agreement or other transaction document related thereto; and provided that delivery to the Holders by the Trustee or the Collateral Administrator of any report of information required by the terms of this Indenture to be provided to Holders shall not be a violation of this Section 14.15. Each Holder or beneficial owner of Securities will, by its acceptance of its Securities, be deemed to have agreed, except as set forth in clauses (v), (vi) and (ix) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Securities or administering its investment in the Securities; and that the Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder or beneficial owner such Holder or beneficial owner will, by its acceptance of its Securities, be deemed to have agreed to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder or beneficial owner of a Security, by its acceptance of its Securities, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15 (subject to Section 7.17(f)).

(b) For the purposes of this Section 14.15, (A) “Confidential Information” means information delivered to the Trustee, the Collateral Administrator or any Holder of Securities by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture (including, without limitation, information relating to Obligors); provided that such term does not include information that: (i) was publicly known or otherwise known to the Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Trustee, the Collateral Administrator, any Holder or any Person acting on behalf of the Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer; and (B) “Specified Obligor Information” means Confidential Information relating to Obligors that is not otherwise included in the Monthly Reports or Distribution Reports or the disclosure of which would be prohibited by applicable law or the Underlying Documents relating to such Obligor’s Collateral Obligation.

(c) Notwithstanding the foregoing, the Trustee and the Collateral Administrator may disclose Confidential Information to the extent disclosure thereof may be required by law or by any regulatory or governmental authority and the Trustee and the Collateral Administrator may disclose on a confidential basis any Confidential Information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 14.16 17g-5 Information. (a) The Issuer shall comply with their obligations under Rule 17g-5 promulgated under the Exchange Act (“Rule 17g-5”), by its or its agent’s posting on the 17g-5 Website, no later than the time such information is provided to the Rating Agency, all information that the Issuer or other parties on its behalf, including the Trustee and the Collateral Manager, provide to the Rating Agency for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes (the “17g-5 Information”); provided that no party other than the Issuer (or the Information Agent on its behalf), the Trustee or the Collateral Manager may provide information to the Rating Agency on the Issuer’s behalf without the prior written consent of the Collateral Manager. At all times while any Secured Notes are rated by the Rating Agency or any other NRSRO, the Issuer shall engage a third-party to post 17g-5 Information to the 17g-5 Website. On the Closing Date, the Issuer shall engage the Collateral Administrator (in such capacity, the “Information Agent”), to post 17g-5 Information it receives from the Issuer, the Trustee or the Collateral Manager to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(b) To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, the Rating Agency in writing in accordance with its obligations under this Indenture, the Collateral Management Agreement or the Collateral Administration Agreement (as applicable), the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the Information Agent by e-mail at statestreet_cdo_services@statestreet.com with the subject line specifically referencing “17g-5 Information” and “Athena CLO IV, LLC” which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(c) To the extent any of the Issuer, the Trustee or the Collateral Manager are engaged in oral communications with the Rating Agency, for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes, the party communicating with the Rating Agency shall cause such oral communication to either be (x) recorded and an audio file containing the recording to be promptly delivered to the Information Agent for posting to the 17g-5 Website or (y) summarized in writing and the summary to be promptly delivered to the Information Agent by e-mail at statestreet_cdo_services@statestreet.com with the subject line specifically referencing “17g-5 Information” and “Athena CLO IV, LLC” which information the Information Agent shall promptly post to the 17g-5 Website in accordance with Section 2A of the Collateral Administration Agreement.

(d) All information to be made available to the Rating Agency pursuant to Section 14.3(a) shall be made available on the 17g-5 Website. In the event that any information is delivered or posted in error, the Issuer may remove it from the 17g-5 Website, and shall so remove promptly when instructed to do so by the Person that delivered such information. None of the Trustee, the Collateral Manager, the Collateral Administrator and the Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access will be provided to the Issuer, the Collateral Manager, the Rating Agency, and to any NRSRO upon receipt by the Issuer of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Website).

(e) Notwithstanding the requirements herein, the Trustee shall have no obligation to engage in or respond to any oral communications, for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes, with the Rating Agency or any of its respective officers, directors or employees.

(f) The Trustee shall not be responsible for maintaining the 17g-5 Website, posting any 17g-5 Information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5, or any other law or regulation. In no event shall the Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance of the 17g-5 Website with this Indenture, Rule 17g-5, or any other law or regulation.

(g) The Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by the Issuer, the Rating Agency, the NRSROs, any of their agents or any other party. The Trustee shall not be liable for the use of any information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, the NRSROs or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(h) Notwithstanding anything herein to the contrary, the maintenance by the Information Agent of the website described in Section 10.7(g) shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(i) For the avoidance of doubt, no reports of Independent accountants shall be provided to the Rating Agency hereunder and shall not be posted to the 17g-5 Website.

Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.16 shall not constitute a Default or Event of Default.

ARTICLE XV

ASSIGNMENT OF CERTAIN AGREEMENTS

Section 15.1 Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that, notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived and, for the avoidance of doubt, the Issuer may exercise any of its rights under the Collateral Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture), so long as an Event of Default has not occurred and is not continuing. From and after the occurrence and continuance of an Event of Default, the Collateral Manager shall continue to perform and be bound by the provisions of the Collateral Management Agreement and this Indenture applicable thereto.

(b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.

(c) Upon the retirement of the Secured Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Holders shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d) The Issuer represents that, as of the date hereof, the Issuer has not executed any other assignment of the Collateral Management Agreement.

(e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.

(f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i) The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the Collateral Manager Standard) of the Collateral Management Agreement.

(ii) The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Holders and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee.

(iii) The Collateral Manager shall deliver to the Trustee copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.

(iv) Neither the Issuer nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement except as permitted by the Collateral Management Agreement.

(v) Except as otherwise set forth herein and in the Collateral Management Agreement (including pursuant to Section 8 thereof), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments set forth under Section 11.1. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Securities issued under this Indenture and the expiration of a period equal to one year (or, if longer, the applicable preference period then in effect) and a day, following such payment. Nothing in this Section 15.1 shall preclude, or be deemed to estop, the Collateral Manager (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer, or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Manager, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi) Except with respect to transactions contemplated by Section 5 of the Collateral Management Agreement, if the Collateral Manager determines that it or any of its Affiliates has a conflict of interest between the Holder of any Securities and any other account or portfolio for which the Collateral Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Asset, then the Collateral Manager will give written notice briefly describing such conflict and the action it proposes to take to the Trustee, who shall promptly forward such notice to the relevant Holder. The provisions of this clause (vi) shall not apply to any transaction permitted by the terms of the Collateral Management Agreement.

(vii) On each Measurement Date on which the S&P CDO Monitor Test is used, the Collateral Manager on behalf of the Issuer will measure compliance under such test.

(g) The Issuer and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.

(h) Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting “Cause” has occurred, the Trustee shall, not later than two (2) Business Days thereafter, forward such notice to the Holders (as their names appear in the Register).

[Signature Pages Follow]

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

ATHENA CLO IV, LLC, as Issuer

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Member

STATE STREET BANK AND TRUST COMPANY, as Trustee

By:	/s/ Audrey Feeney
Name: Audrey Feeney
Title: Vice President

SCHEDULE 1

LIST OF COLLATERAL OBLIGATIONS

[see attached]

SCH. 1-1

SCHEDULE 2

S&P INDUSTRY CLASSIFICATIONS

Asset Type Code	Asset Type Description
1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
1033403	Mortgage Real Estate Investment Trusts (REITs)
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplies
9612010	Professional Services
3210000	Air Freight & Logistics
3220000	Airlines
3230000	Marine
3240000	Road & Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
9551701	Diversified Consumer Services
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4420000	Internet and Direct Marketing Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food & Staples Retailing
5110000	Beverages
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Health Care Equipment & Supplies
6030000	Health Care Providers & Services
9551729	Health Care Technology
6110000	Biotechnology
6120000	Pharmaceuticals

SCH. 2-1

Asset Type Code	Asset Type Description
9551727	Life Sciences Tools & Services
7011000	Banks
7020000	Thrifts & Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets
7210000	Insurance
7311000	Equity REITs
7310000	Real Estate Management & Development
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage & Peripherals
8130000	Electronic Equipment, Instruments & Components
8210000	Semiconductors & Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551702	Independent Power and Renewable Electricity Producers
PF1	Project finance: Industrial equipment
PF2	Project finance: Leisure and gaming
PF3	Project finance: Natural resources and mining
PF4	Project finance: Oil and gas
PF5	Project finance: Power
PF6	Project finance: Public finance and real estate
PF7	Project finance: Telecommunications
PF8	Project finance: Transport
IPF	International Public Finance

SCH. 2-2

SCHEDULE 3

MOODY’S RATING DEFINITIONS

Moody’s Rating

(a) With respect to a Collateral Obligation that (A) is publicly rated by Moody’s, such public rating, or (B) is not publicly rated by Moody’s but for which a rating or rating estimate has been assigned by Moody’s upon the request of the Issuer or the Collateral Manager, such rating or, in the case of a rating estimate, the applicable rating estimate for such obligation;

(b) With respect to a Collateral Obligation that is a Moody’s Senior Secured Loan or Participation Interest in a Moody’s Senior Secured Loan, if not determined pursuant to clause (a) above, if the Obligor of such Collateral Obligation has a corporate family rating by Moody’s, then such corporate family rating; and

(c) With respect to a Collateral Obligation, if not determined pursuant to clause (a) or (b) above, if the Obligor of such Collateral Obligation has one or more senior unsecured obligations publicly rated by Moody’s, then the Moody’s public rating on any such obligation (or, if such Collateral Obligation is a Moody’s Senior Secured Loan, the Moody’s rating that is one subcategory higher than the Moody’s public rating on any such senior unsecured obligation) as selected by the Collateral Manager in its sole discretion.

For purposes of calculating a Moody’s Rating, each applicable rating, at the time of calculation, (i) on credit watch by Moody’s with positive implications will be treated as having been upgraded by one rating subcategory and (ii) on credit watch by Moody’s with negative implications will be treated as having been downgraded by one rating subcategory.

For purposes of this definition, any credit estimate assigned by Moody’s shall expire one year from the date such estimate was issued; provided that, for purposes of any calculation under this Indenture, if Moody’s fails to renew for any reason a credit estimate for a previously acquired Collateral Obligation thereunder on or before such one-year anniversary (which may be extended at Moody’s option to the extent the annual audited financial statements for the Obligor have not yet been received), after the Issuer or the Collateral Manager on the Issuer’s behalf has submitted to Moody’s all information that the Issuer or the Collateral Manager believed in good faith was required to provide such renewal, (1) the Issuer for a period of 30 days will continue using the previous credit estimate assigned by Moody’s with respect to such Collateral Obligation until such time as Moody’s renews the credit estimate for such Collateral Obligation, (2) after 30 days until the 90th day or until such time as Moody’s renews the credit estimate for such Collateral Obligation the Collateral Obligation will be treated as having been downgraded by one rating subcategory and (3) after 90 days but before Moody’s renews the credit estimate for such Collateral Obligation, the Collateral Obligation will be deemed to have a Moody’s rating of “Caa3”.

SCH. 3-1

Moody’s Senior Secured Loan

(a) A loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan;

(ii) (x) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan and (y) such specified collateral does not consist entirely of equity securities or common stock; provided that any loan that would be considered a Moody’s Senior Secured Loan but for clause (y) above shall be considered a Moody’s Senior Secured Loan if it is a loan made to a parent entity and as to which the Collateral Manager determines in good faith that the value of the common stock of the subsidiary (or other equity interests in the subsidiary) securing such loan at or about the time of acquisition of such loan by the Issuer has a value that is at least equal to the outstanding principal balance of such loan and the outstanding principal balances of any other obligations of such parent entity that are pari passu with such loan, which value may include, among other things, the enterprise value of such subsidiary of such parent entity; and

(iii) the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral; or

(b) a loan that:

(i) is not (and cannot by its terms become) subordinate in right of payment to any other debt obligation of the Obligor of the loan, except that such loan can be subordinate with respect to the liquidation of such Obligor or the collateral for such loan;

(ii) with respect to such liquidation, is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor’s obligations under the loan;

(iii) the value of the collateral securing the loan together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured in the same collateral; and

SCH. 3-2

(iv) (x) has a Moody’s facility rating and the Obligor of such loan has a Moody’s corporate family rating and (y) such Moody’s facility rating is not lower than such Moody’s corporate family rating; and

(c) a loan that is not a loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof.

SCH. 3-3

SCHEDULE 4

S&P RECOVERY RATE TABLES

Section 1. S&P Recovery Rate Tables

(a) (i) If a Collateral Obligation has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation will be the applicable percentage set forth in Table 1 below, based on such S&P Recovery Rating (for the applicable recovery point estimate) and the applicable Class of Secured Notes:

Table 1: S&P Recovery Rates for Collateral Obligations with S&P Recovery Ratings*

S&P Recovery Rating of a Collateral Obligation	Initial Liability Rating
	Recovery Point Estimate**	“AAA”	“AA”	“A”	“BBB”	“BB”	“B”	“CCC”
1+	100%	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%	95.00%
1	95%	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%	95.00%
1	90%	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%	95.00%
2	85%	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%	92.00%
2	80%	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%	89.00%
2	75%	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%	84.00%
2	70%	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%	79.00%
3	65%	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%	74.00%
3	60%	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%	69.00%
3	55%	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%	64.00%
3	50%	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%	59.00%
4	45%	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%	54.00%
4	40%	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%	49.00%
4	35%	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%	44.00%
4	30%	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%	39.00%
5	25%	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%	34.00%
5	20%	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%	29.00%
5	15%	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%	24.00%
5	10%	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%	19.00%
6	5%	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%	14.00%
6	0%	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%	9.00%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.
**

From S&P’s published reports. Recovery point estimates are rounded down to the nearest 5%. If a recovery estimate is not available from S&P’s published reports for a given loan with an S&P Recovery Rating of “1” through “6”, the lower estimate for the applicable recovery rating will be assumed.

SCH. 4-1

(ii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a senior unsecured loan, First-Lien Last-Out Loans or Second Lien Loan and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation (a “Senior Secured Debt Instrument”) that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Group A*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

For Collateral Obligations Domiciled in Group B*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

SCH. 4-2

For Collateral Obligations Domiciled in Group C*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

(iii) If (x) a Collateral Obligation does not have an S&P Recovery Rating and such Collateral Obligation is a subordinated loan or subordinated bond and (y) the issuer of such Collateral Obligation has issued another debt instrument that is outstanding and senior to such Collateral Obligation that is a Senior Secured Debt Instrument that has an S&P Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be determined as follows:

For Collateral Obligations Domiciled in Groups A and B*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

SCH. 4-3

For Collateral Obligations Domiciled in Group C*

S&P Recovery Rating of the Senior Secured Debt Instrument	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	0%	0%	0%	0%	0%	0%
5	0%	0%	0%	0%	0%	0%
6	0%	0%	0%	0%	0%	0%
	Recovery rate

*	The S&P Recovery Rate shall be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

(b) If a recovery rate cannot be determined using clause (a), the recovery rate shall be determined using the following table.

Recovery rates for Obligors Domiciled in Group A, B or C*:

Priority Category	Initial Liability Rating
	“AAA”	“AA”	“A”	“BBB”	“BB”	“B” and “CCC”
Senior Secured Loans [1]
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans), Senior Secured Bonds 1, 2,
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Second Lien Loans, First-Lien Last-Out Loans, Unsecured Loans [3,4]
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate

Group A:	Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, U.K., U.S.*
Group B:	Brazil, Czech Republic, Mexico, Poland, South Africa.*
Group C:	Greece, India, Indonesia, Kazakhstan, Romania, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam, and other countries that do not have a jurisdictional ranking assessment list.*[5]

*	The S&P Recovery Rate will be the applicable rate set forth above based on the initial rating of the Highest Ranking Class at the time of determination.

SCH. 4-4

[1]

Solely for the purpose of determining the S&P Recovery Rate for such debt obligation, no debt obligation will constitute a “Senior Secured Loan” or “Senior Secured Bond” unless such debt obligation (a) is secured by a valid first priority security interest in collateral, (b) in the Collateral Manager’s commercially reasonable judgment (with such determination being made in good faith by the Collateral Manager at the time of such debt obligation’s purchase and based upon information reasonably available to the Collateral Manager at such time and without any requirement of additional investigation beyond the Collateral Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal balance of all debt obligations senior or pari passu to such debt obligations and (ii) the outstanding principal balance of such debt obligation, which value may be derived from, among other things, the enterprise value (including equity and goodwill) of the issuer of such debt obligation; provided that the terms of this footnote may be amended or revised at any time by a written notice from the Issuer and the Collateral Manager to the Trustee and the Collateral Administrator (without the consent of any holder of any Secured Notes), subject to the satisfaction of the S&P Rating Condition, in order to conform to S&P then current criteria for such debt obligations, (c) is not subordinate to any other obligation and (d) is not a municipal bond; provided further that if 100% of the value of such debt obligation is derived from the enterprise value of the issuer of such debt obligation, such debt obligation will have either (1) the S&P Recovery Rate specified for Unsecured Loans in the table above, or (2) the S&P Recovery Rate determined by S&P on a case by case basis.

[2]	For the avoidance of doubt, each such Cov-Lite Loan will constitute a “senior secured cov-lite loan”.
[3]	For the avoidance of doubt, each Second Lien Loan that is also a Cov-Lite Loan will constitute a Second Lien Loan.
[4]

Solely for the purpose of determining the S&P Recovery Rate for such loan, the Aggregate Principal Balance of all Unsecured Loans, First-Lien Last-Out Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Unsecured Loans, First-Lien Last-Out Loans and Second Lien Loans in the table above and the Aggregate Principal Balance of all Unsecured Loans, First-Lien Last-Out Loans and Second Lien Loans in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for subordinated loans in the table above.

[5]

In each case, or such other countries identified as such by S&P in a press release, written criteria or other public announcement from time to time or as may be notified by S&P to the Collateral Manager from time to time.

Notwithstanding the foregoing, for purposes of determining the S&P Recovery Rate of a Collateral Obligation that is a Senior Secured Loan (including any Cov-Lite Loan) secured solely or primarily by common stock or other equity interest, such Collateral Obligation shall be deemed to be an Unsecured Loan.

Section 2. S&P CDO Monitor

“S&P Minimum Weighted Average Recovery Rate”: As of any date of determination for each Class of Secured Notes, the recovery rate applicable to such Class of Secured Notes determined by reference to the “Recovery Rate” as set forth in the table below chosen by the Collateral Manager (with prior notification to the Collateral Administrator and S&P) as currently applicable to the Collateral Obligations.

Liability Rating	Recovery Rate (in increments of 0.05%)
	Not Less Than	Not Greater Than
“AAA” (%)	35%	60%
“AA” (%)	38%	63%
“A” (%)	40%	65%

“S&P Minimum Weighted Average Floating Spread”: A spread between 2.00% and 8.00% (in increments of .01%) without exceeding the Weighted Average Floating Spread as of such Measurement Date.

SCH. 4-5

Section 3. S&P Region Classifications

Region Code	Region Name	Country Code	Country Name
17	Africa: Eastern	253	Djibouti
17	Africa: Eastern	291	Eritrea
17	Africa: Eastern	251	Ethiopia
17	Africa: Eastern	254	Kenya
17	Africa: Eastern	252	Somalia
17	Africa: Eastern	249	Sudan
12	Africa: Southern	247	Ascension
12	Africa: Southern	267	Botswana
12	Africa: Southern	266	Lesotho
12	Africa: Southern	230	Mauritius
12	Africa: Southern	264	Namibia
12	Africa: Southern	248	Seychelles
12	Africa: Southern	27	South Africa
12	Africa: Southern	290	St. Helena
12	Africa: Southern	268	Swaziland
13	Africa: Sub-Saharan	244	Angola
13	Africa: Sub-Saharan	226	Burkina Faso
13	Africa: Sub-Saharan	257	Burundi
13	Africa: Sub-Saharan	225	Cote d’lvoire
13	Africa: Sub-Saharan	240	Equatorial Guinea
13	Africa: Sub-Saharan	241	Gabonese Republic
13	Africa: Sub-Saharan	220	Gambia
13	Africa: Sub-Saharan	233	Ghana
13	Africa: Sub-Saharan	224	Guinea
13	Africa: Sub-Saharan	245	Guinea-Bissau
13	Africa: Sub-Saharan	231	Liberia
13	Africa: Sub-Saharan	261	Madagascar
13	Africa: Sub-Saharan	265	Malawi
13	Africa: Sub-Saharan	223	Mali
13	Africa: Sub-Saharan	222	Mauritania
13	Africa: Sub-Saharan	258	Mozambique
13	Africa: Sub-Saharan	227	Niger
13	Africa: Sub-Saharan	234	Nigeria
13	Africa: Sub-Saharan	250	Rwanda
13	Africa: Sub-Saharan	239	Sao Tome & Principe
13	Africa: Sub-Saharan	221	Senegal
13	Africa: Sub-Saharan	232	Sierra Leone
13	Africa: Sub-Saharan	255	Tanzania/Zanzibar
13	Africa: Sub-Saharan	228	Togo
13	Africa: Sub-Saharan	256	Uganda
13	Africa: Sub-Saharan	260	Zambia
13	Africa: Sub-Saharan	263	Zimbabwe
13	Africa: Sub-Saharan	229	Benin
13	Africa: Sub-Saharan	237	Cameroon
13	Africa: Sub-Saharan	238	Cape Verde Islands
13	Africa: Sub-Saharan	236	Central African Republic
13	Africa: Sub-Saharan	235	Chad
13	Africa: Sub-Saharan	269	Comoros
13	Africa: Sub-Saharan	242	Congo-Brazzaville

SCH. 4-6

Region Code	Region Name	Country Code	Country Name
13	Africa: Sub-Saharan	243	Congo-Kinshasa
3	Americas: Andean	591	Bolivia
3	Americas: Andean	57	Colombia
3	Americas: Andean	593	Ecuador
3	Americas: Andean	51	Peru
3	Americas: Andean	58	Venezuela
4	Americas: Mercosur and Southern Cone	54	Argentina
4	Americas: Mercosur and Southern Cone	55	Brazil
4	Americas: Mercosur and Southern Cone	56	Chile
4	Americas: Mercosur and Southern Cone	595	Paraguay
4	Americas: Mercosur and Southern Cone	598	Uruguay
1	Americas: Mexico	52	Mexico
2	Americas: Other Central and Caribbean	1264	Anguilla
2	Americas: Other Central and Caribbean	1268	Antigua
2	Americas: Other Central and Caribbean	1242	Bahamas
2	Americas: Other Central and Caribbean	246	Barbados
2	Americas: Other Central and Caribbean	501	Belize
2	Americas: Other Central and Caribbean	441	Bermuda
2	Americas: Other Central and Caribbean	284	British Virgin Islands
2	Americas: Other Central and Caribbean	345	Cayman Islands
2	Americas: Other Central and Caribbean	506	Costa Rica
2	Americas: Other Central and Caribbean	809	Dominican Republic
2	Americas: Other Central and Caribbean	503	El Salvador
2	Americas: Other Central and Caribbean	473	Grenada
2	Americas: Other Central and Caribbean	590	Guadeloupe
2	Americas: Other Central and Caribbean	502	Guatemala
2	Americas: Other Central and Caribbean	504	Honduras
2	Americas: Other Central and Caribbean	876	Jamaica
2	Americas: Other Central and Caribbean	596	Martinique
2	Americas: Other Central and Caribbean	505	Nicaragua
2	Americas: Other Central and Caribbean	507	Panama
2	Americas: Other Central and Caribbean	869	St. Kitts/Nevis
2	Americas: Other Central and Caribbean	758	St. Lucia
2	Americas: Other Central and Caribbean	784	St. Vincent & Grenadines
2	Americas: Other Central and Caribbean	597	Suriname
2	Americas: Other Central and Caribbean	868	Trinidad& Tobago
2	Americas: Other Central and Caribbean	649	Turks & Caicos
2	Americas: Other Central and Caribbean	297	Aruba
2	Americas: Other Central and Caribbean	53	Cuba
2	Americas: Other Central and Caribbean	599	Curacao
2	Americas: Other Central and Caribbean	767	Dominica
2	Americas: Other Central and Caribbean	594	French Guiana
2	Americas: Other Central and Caribbean	592	Guyana
2	Americas: Other Central and Caribbean	509	Haiti
2	Americas: Other Central and Caribbean	664	Montserrat
101	Americas: U.S. and Canada	2	Canada
101	Americas: U.S. and Canada	1	USA
7	Asia: China, Hong Kong, Taiwan	86	China
7	Asia: China, Hong Kong, Taiwan	852	Hong Kong
7	Asia: China, Hong Kong, Taiwan	886	Taiwan
5	Asia: India, Pakistan and Afghanistan	93	Afghanistan
5	Asia: India, Pakistan and Afghanistan	91	India
5	Asia: India, Pakistan and Afghanistan	92	Pakistan

SCH. 4-7

Region Code	Region Name	Country Code	Country Name
6	Asia: Other South	880	Bangladesh
6	Asia: Other South	975	Bhutan
6	Asia: Other South	960	Maldives
6	Asia: Other South	977	Nepal
6	Asia: Other South	94	Sri Lanka
8	Asia: Southeast, Korea and Japan	673	Brunei
8	Asia: Southeast, Korea and Japan	855	Cambodia
8	Asia: Southeast, Korea and Japan	62	Indonesia
8	Asia: Southeast, Korea and Japan	81	Japan
8	Asia: Southeast, Korea and Japan	856	Laos
8	Asia: Southeast, Korea and Japan	60	Malaysia
8	Asia: Southeast, Korea and Japan	95	Myanmar
8	Asia: Southeast, Korea and Japan	850	North Korea
8	Asia: Southeast, Korea and Japan	63	Philippines
8	Asia: Southeast, Korea and Japan	65	Singapore
8	Asia: Southeast, Korea and Japan	82	South Korea
8	Asia: Southeast, Korea and Japan	66	Thailand
8	Asia: Southeast, Korea and Japan	84	Vietnam
8	Asia: Southeast, Korea and Japan	670	East Timor
105	Asia-Pacific: Australia and New Zealand	61	Australia
105	Asia-Pacific: Australia and New Zealand	682	Cook Islands
105	Asia-Pacific: Australia and New Zealand	64	New Zealand
9	Asia-Pacific: Islands	679	Fiji
9	Asia-Pacific: Islands	689	French Polynesia
9	Asia-Pacific: Islands	686	Kiribati
9	Asia-Pacific: Islands	691	Micronesia
9	Asia-Pacific: Islands	674	Nauru
9	Asia-Pacific: Islands	687	New Caledonia
9	Asia-Pacific: Islands	680	Palau
9	Asia-Pacific: Islands	675	Papua New Guinea
9	Asia-Pacific: Islands	685	Samoa
9	Asia-Pacific: Islands	677	Solomon Islands
9	Asia-Pacific: Islands	676	Tonga
9	Asia-Pacific: Islands	688	Tuvalu
9	Asia-Pacific: Islands	678	Vanuatu
15	Europe: Central	420	Czech Republic
15	Europe: Central	372	Estonia
15	Europe: Central	36	Hungary
15	Europe: Central	371	Latvia
15	Europe: Central	370	Lithuania
15	Europe: Central	48	Poland
15	Europe: Central	421	Slovak Republic
16	Europe: Eastern	355	Albania
16	Europe: Eastern	387	Bosnia and Herzegovina
16	Europe: Eastern	359	Bulgaria
16	Europe: Eastern	385	Croatia
16	Europe: Eastern	383	Kosovo
16	Europe: Eastern	389	Macedonia
16	Europe: Eastern	382	Montenegro
16	Europe: Eastern	40	Romania
16	Europe. Eastern	381	Serbia
16	Europe: Eastern	90	Turkey
14	Europe: Russia & CIS	374	Armenia

SCH. 4-8

Region Code	Region Name	Country Code	Country Name
14	Europe: Russia & CIS	994	Azerbaijan
14	Europe: Russia & CIS	375	Belarus
14	Europe: Russia & CIS	995	Georgia
14	Europe: Russia & CIS	8	Kazakhstan
14	Europe: Russia & CIS	996	Kyrgyzstan
14	Europe: Russia & CIS	373	Moldova
14	Europe: Russia & CIS	976	Mongolia
14	Europe: Russia & CIS	7	Russia
14	Europe: Russia & CIS	992	Tajikistan
14	Europe: Russia & CIS	993	Turkmenistan
14	Europe: Russia & CIS	380	Ukraine
14	Europe: Russia & CIS	998	Uzbekistan
102	Europe: Western	376	Andorra
102	Europe: Western	43	Austria
102	Europe: Western	32	Belgium
102	Europe: Western	357	Cyprus
102	Europe: Western	45	Denmark
102	Europe: Western	358	Finland
102	Europe: Western	33	France
102	Europe: Western	49	Germany
102	Europe: Western	30	Greece
102	Europe: Western	354	Iceland
102	Europe: Western	353	Ireland
102	Europe: Western	101	Isle of Man
102	Europe: Western	39	Italy
102	Europe: Western	102	Liechtenstein
102	Europe: Western	352	Luxembourg
102	Europe: Western	356	Malta
102	Europe: Western	377	Monaco
102	Europe: Western	31	Netherlands
102	Europe: Western	47	Norway
102	Europe: Western	351	Portugal
102	Europe: Western	386	Slovenia
102	Europe: Western	34	Spain
102	Europe: Western	46	Sweden
102	Europe: Western	41	Switzerland
102	Europe: Western	44	United Kingdom
10	Middle East: Gulf States	973	Bahrain
10	Middle East: Gulf States	98	Iran
10	Middle East: Gulf States	964	Iraq
10	Middle East: Gulf States	965	Kuwait
10	Middle East: Gulf States	968	Oman
10	Middle East: Gulf States	974	Qatar
10	Middle East: Gulf States	966	Saudi Arabia
10	Middle East: Gulf States	971	United Arab Emirates
10	Middle East: Gulf States	967	Yemen
11	Middle East: MENA	213	Algeria
11	Middle East: MENA	20	Egypt
11	Middle East: MENA	972	Israel
11	Middle East MENA	962	Jordan
11	Middle East: MENA	961	Lebanon
11	Middle East: MENA	212	Morocco
11	Middle East: MENA	970	Palestinian Settlements

SCH. 4-9

Region Code	Region Name	Country Code	Country Name
11	Middle East: MENA	963	Syrian Arab Republic
11	Middle East: MENA	216	Tunisia
11	Middle East: MENA	1212	Western Sahara
11	Middle East: MENA	218	Libya

Section 4. S&P Rating Factor

“S&P Rating Factor”: With respect to each Collateral Obligation, the rating factor determined in accordance with the table below opposite the S&P Rating of such Collateral Obligation.

S&P Rating	S&P Rating Factor
AAA	13.51
AA+	26.75
AA	46.36
AA-	63.90
A+	99.50
A	146.35
A-	199.83
BBB+	271.01
BBB	361.17
BBB-	540.42
BB+	784.92
BB	1233.63
BB-	1565.44
B+	1982.00
B	2859.50
B-	3610.11
CCC+	4641.40
CCC	5293.00
CCC-	5751.10
CC or lower or SD	10,000

SCH. 4-10

SCHEDULE 5

MOODY’S EQUIVALENT DIVERSITY SCORE CALCULATION

The Moody’s Equivalent Diversity Score is calculated as follows:

(a) An “Issuer Par Amount” is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b) An “Average Par Amount” is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c) An “Equivalent Unit Score” is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d) An “Aggregate Industry Equivalent Unit Score” is then calculated for each S&P Industry Classification, shown on Schedule 2, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e) An “Industry Diversity Score” is then established for each S&P Industry Classification, shown on Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

SCH. 5-1

Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score	Aggregate Industry Equivalent Unit Score	Industry Diversity Score
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f) The Moody’s Equivalent Diversity Score is then calculated by summing each of the Industry Diversity Scores for each S&P Industry Classification shown on Schedule 2.

For purposes of calculating the Moody’s Equivalent Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer (provided that one obligor shall not be considered an affiliate of another obligor solely because they are controlled by the same financial sponsor) except as otherwise agreed to by S&P.

SCH. 5-2